Exhibit 99.1

In the UNITED STATES BANKRUPTCY COURT
for the DISTRICT OF delaware

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In re:	:	Chapter 11
:
CHAPARRAL ENERGY, Inc., et al.,	:	Case No. 16-11144 (LSS)
:
Debtors.[1]	:	Jointly Administered
:
	:	Re: Docket No. 783
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FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER

CONFIRMING THE FIRST AMENDED JOINT PLAN OF

REORGANIZATION FOR CHAPARRAL ENERGY, INC. AND ITS

AFFILIATE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, dated January 25, 2017 (as amended, modified or supplemented, including by the Subsequent Plan Modifications (as defined below), the “Plan”), having been filed with the Bankruptcy Court (the “Court”) [Docket No. 783] by the above-captioned debtors and debtors-in-possession (each a “Debtor” and, collectively, the “Debtors”); and the Disclosure Statement for the Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, dated January 25, 2017 (the “Disclosure Statement”), having been filed with this Court [Docket No. 784]; and the Disclosure Statement, and appropriate Ballots for voting on the Plan, having been approved, and transmitted to Holders2 of Claims against the Debtors in the Voting Classes, pursuant to that certain Order (A) Approving The Disclosure Statement, (B) Establishing The Voting Record Date, Voting Deadline And Other Dates, (C) Approving Procedures For Soliciting, Receiving And Tabulating Votes On The Plan And For Filing Objections To The Plan And (D) Approving The Manner And Form Of Notice And Other Related Documents, entered by this Court on January 25, 2017 [Docket No. 780] (the “Disclosure Statement Order”); and a copy of the Plan as subsequently modified since the entry of the Disclosure Statement Order (without Exhibits or Plan Schedules) being attached hereto as Exhibit 1; and a redline copy of the Plan showing the modifications thereto since the entry of the

[1]

The Debtors in these cases, along with the last four digits (or five digits, in cases in which multiple Debtors have the same last four digits) of each Debtor’s federal tax identification number, are: CEI Acquisition, L.L.C. (1817); CEI Pipeline, L.L.C. (6877); Chaparral Biofuels, L.L.C. (1066); Chaparral CO2, L.L.C. (1656); Chaparral Energy, Inc. (90941); Chaparral Energy, L.L.C. (20941); Chaparral Exploration, L.L.C. (1968); Chaparral Real Estate, L.L.C. (1655); Chaparral Resources, L.L.C. (1710); Green Country Supply, Inc. (2723); and Roadrunner Drilling, L.L.C. (2399). The Debtors’ address is 701 Cedar Lake Blvd., Oklahoma City, OK 73114.

[2]	All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

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Disclosure Statement Order being attached hereto as Exhibit 2 (such plan modifications, the “Subsequent Plan Modifications”); and the Plan Supplement having been filed on February 6, 2017 [Docket No. 816]; and the Debtors having filed their Memorandum of Law in Support of Confirmation of the First Amended Joint Plan Of Reorganization For Chaparral Energy, Inc. And Its Affiliate Debtors Under Chapter 11 Of The Bankruptcy Code, with this Court prior to the Confirmation Hearing [Docket No. 939] (the “Confirmation Memorandum”); and the Declaration of Scott Anchin in Support of Confirmation of the First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, having been filed with this Court prior to the Confirmation Hearing [Docket No. 927]; and the Declaration of Lloyd Sprung in Support of Confirmation of the First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, having been filed with this Court prior to the Confirmation Hearing [Docket No. 928] (the “Sprung Declaration”); and the Certification Of Leanne V. Rehder Scott With Respect To The Tabulation Of Votes On The First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, having been filed with this Court prior to the Confirmation Hearing [Docket No. 933] (the “Voting Report”); and the hearing to consider the Confirmation of the Plan having been held before this Court on March 9, 2017 (the “Confirmation Hearing”) after due and sufficient notice was given to Holders of Claims against, and Equity Interests in, the Debtors and other parties-in-interest in accordance with the Disclosure Statement Order, title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the local bankruptcy rules of this Court (the “Local Rules”), in each case as established by the affidavits of service, mailing and/or publication filed with this Court prior to the Confirmation Hearing (collectively, the “Notice Affidavits”);3 and upon all of the proceedings held before this Court and after full consideration of: (i) each of the objections to the Confirmation of the Plan filed with this Court and not subsequently withdrawn, settled or deemed moot (the “Objections”); (ii) the Plan Supplement; (iii) the Confirmation Memorandum; (iv)  the Voting Report; (v) testimony proffered or presented at the Confirmation Hearing, (vi) the declarations and/or affidavits filed with this Court; and (vii) all other evidence proffered or adduced at, memoranda and objections filed in connection with and arguments of counsel made at, the Confirmation Hearing; and after due deliberation thereon; and good cause appearing therefor;

IT IS HEREBY FOUND AND DETERMINED THAT:

A.Findings and Conclusions.  The determinations, findings, judgments, decrees, orders and conclusions set forth in this order (the “Confirmation Order”) and in the record of the Confirmation Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.  To the extent any of the following findings of fact constitute a conclusion of law, it is adopted as such.  To the extent any of the following conclusions of law constitutes a finding of fact, it is adopted as such.

B.Chapter 11 Petition.  On May 9, 2016 (the “Petition Date”), each of the Debtors

[3]	The Notice Affidavits are located at Docket Nos. 785, 794, 801, 802, 816, 821, 825, 837, 840.

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filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with this Court (the “Chapter 11 Cases”).  By order of this Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 53].  Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in these Chapter 11 Cases.  The United States Trustee (the “U.S. Trustee”) has not appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code.

C.Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157(b)(2) and 1334(a)).  This Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334.  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409 and continues to be proper during these Chapter 11 Cases.  The Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2) upon which this Court may issue a final order, and confirmation of a plan by this Court is a constitutional exercise of the jurisdiction conferred by Congress on this Court.  This Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334. This Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

D.[intentionally deleted]

E.Solicitation of Votes.  Votes for acceptance or rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and all other applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws and regulations.  All procedures used to distribute Ballots to the applicable Holders of Claims and to tabulate the Ballots were fair and reasonable and conducted in accordance with the Disclosure Statement Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations.

F.Notice of Confirmation Hearing.  The Debtors have given proper and sufficient notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d).  Due, adequate and sufficient notice of the Confirmation Hearing, along with the deadlines for voting on or filing objections to the Plan, has been given to all known Holders of Claims and Equity Interests substantially in accordance with the procedures set forth in the Disclosure Statement Order.  The Disclosure Statement, Plan, Ballots and Disclosure Statement Order were transmitted and served in compliance with the Disclosure Statement Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations.  Such transmittal and service were adequate and sufficient under the circumstances, and no further notice is or shall be required.

G.Subsequent Plan Modifications.  Adequate and sufficient notice of the Subsequent Plan Modifications has been given and no other or further notice is or shall be required and such Subsequent Plan Modifications are approved in full.

H.Burden of Proof.  The Debtors, as the proponents of the Plan, have met their

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burden of proving the satisfaction of the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.  Further, each witness who testified on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable and qualified to testify as to the topics addressed in his or her testimony.

I.Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code, including, without limitation sections 1122 and 1123 of the Bankruptcy Code.

(1)Proper Classification (11 U.S.C. §§ 1122 & 1123(a)(1)).  In addition to Administrative Claims and Priority Tax Claims, which need not be classified, the Plan designates eleven Classes of Claims and Equity Interests, based on the differences in the legal nature or priority of such Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to the other Claims or Equity Interests, as the case may be, in each such Class.  Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes are proper and the creation of such Classes does not unfairly discriminate between or among holders of Claims or Equity Interests.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(2)Specify Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  The Plan specifies that Other Priority Claims (Class 1), Other Secured Claims (Class 2), Secured Tax Claims (Class 3) and Old Affiliate Interests in any Parent Subsidiary (Class 11) are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code (collectively, the “Unimpaired Classes”).

(3)Specify Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  The Plan designates Prepetition Credit Agreement Claims (Class 4), Prepetition Notes Claims (Class 5), General Unsecured Claims (Class 6), Convenience Class Claims (Class 7), Royalty Payment Litigation Claims (Class 8), Intercompany Claims (Class 9) and Old Parent Interests (Class 10) as Impaired and specifies the treatment of the Claims and the Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(4)No Discrimination Within Classes (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(5)Implementation of Plan (11 U.S.C. § 1123(a)(5)).  The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

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(6)Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)).  The Plan provides that the certificate of incorporation of each of the Reorganized Debtors shall prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

(7)Selection of Directors and Officers (11 U.S.C. §§ 1123(a)(7) and 1129(a)(5)).  The members of the boards of directors of the Reorganized Debtors were identified by the Debtors at or prior to the Confirmation Hearing.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors disclosed, at or prior to the Confirmation Hearing, the identity and affiliations of those Persons proposed to serve on the initial boards of directors or as officers of each of the Reorganized Debtors, and, to the extent such Person is an insider other than by virtue of being a director or an officer, the nature of any compensation for such Person.  The directors and officers of the Reorganized Debtors were selected in a manner consistent with the interests of creditors and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

(8)Additional Plan Provisions (11 U.S.C. § 1123(b)).  The Plan contains certain provisions that may be construed as permissive, but are not required for Confirmation under the Bankruptcy Code.  These discretionary provisions comply with section 1123(b) of the Bankruptcy Code, are appropriate, in the best interests of the Debtors and their Estates and are not inconsistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (i) the assumption or rejection of executory contracts and unexpired leases; (ii) the Reorganized Debtors’ retention of certain Litigation Claims that the Debtors had or had power to assert immediately prior to the Effective Date, whether directly or derivatively; and (iii) releases and exculpation of various Persons and entities.

(9)Identification of Plan (Bankruptcy Rule 3016(a)).  The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement with the Clerk of this Court satisfied Bankruptcy Rule 3016(a).

J.The Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.  Specifically:

(1)The Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

(2)The Debtors have complied with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125 and 1126, except as otherwise provided or permitted by orders of this Court.

(3)The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement

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Order in transmitting the Plan, the Disclosure Statement, the Ballots and related documents and notices and in soliciting and tabulating votes on the Plan.

K.Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself (and the Plan Supplement) and the formulation and Confirmation of the Plan.  The good faith of each of the Debtors, the Prepetition Credit Agreement Agent, the Prepetition Credit Agreement Lenders, the Ad Hoc Noteholders Committee, and the Prepetition Notes Indenture Trustee (and each of their respective Related Persons) is evident from the facts and records of the Chapter 11 Cases, the Disclosure Statement and the hearing thereon, the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases.  The Debtors, the Prepetition Credit Agreement Agent, the Prepetition Credit Agreement Lenders, the Ad Hoc Noteholders Committee, and the Prepetition Notes Indenture Trustee (and each of their respective Related Persons) have negotiated the Plan (and the Plan Supplement) and participated in the Plan (and Plan Supplement) formulation process at arms’ length and in good faith.  The Plan itself, and the process leading to its formulation, provide independent evidence of good faith of the Debtors, the Prepetition Credit Agreement Agent, the Prepetition Credit Agreement Lenders, the Ad Hoc Noteholders Committee, and the Prepetition Notes Indenture Trustee (and each of their respective Related Persons) who negotiated the Plan, serve the public interest, and assure fair treatment of holders of Claims and Equity Interests.  Consistent with the overriding purpose of the Bankruptcy Code, the Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purpose of reorganizing the Debtors and maximizing the value of the Debtors’ assets.

L.Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).  Any payment made or to be made by the Debtors or Reorganized Debtors, as applicable, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases requiring approval, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

M.Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.  The identity and affiliations of the Persons proposed to serve as the initial directors and officers of the Reorganized Debtors after Confirmation of the Plan have been fully disclosed to the extent such information is available.  The appointment to, or continuance in, such offices of such persons is consistent with the interests of Holders of Claims against and Equity Interests in the Debtors and with public policy.  To the extent available, the identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider’s compensation have also been fully disclosed.

N.No Rate Changes (11 U.S.C. § 1129(a)(6)).  The Debtors are not subject to any governmental regulatory commission with jurisdiction, after Confirmation of the Plan, over the rates of the Debtors.  Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in the

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Chapter 11 Cases.

O.Best Interests of Creditors Test (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis set forth in Exhibit D to the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (a) are reasonable, persuasive, and credible; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of a Claim or Equity Interest in an Impaired Class either (i) has accepted the Plan or (ii) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

P.Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)).  Section 1129(a)(8) of the Bankruptcy Code requires that each class of claims or interests must either accept a plan or be unimpaired under a plan.  The Holders of Other Priority Claims (Class 1), Other Secured Claims (Class 2), Secured Tax Claims (Class 3), and Old Affiliate Interests in any Parent Subsidiary (Class 11) are Unimpaired and, thus, under section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan.  The Holders of Intercompany Claims (Class 9) are Impaired, but are conclusively deemed to have accepted the Plan because they are Affiliates of the Debtors.  The Holders of Prepetition Credit Agreement Claims (Class 4), Prepetition Notes Claims (Class 5), General Unsecured Claims (Class 6), and Convenience Class Claims (Class 7) have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code. The Holders of Royalty Payment Litigation Claims (Class 8) have voted to reject the Plan in accordance with section 1126 of the Bankruptcy Code.  The Holders of Old Parent Interests (Class 10) are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Although section 1129(a)(8) of the Bankruptcy Code is not satisfied with respect to rejecting Classes 8 and 10, the Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to such rejecting Classes.  Article IV.E of the Plan contemplates the non-consensual Confirmation of the Plan.

Q.Treatment of Administrative Claims and Priority Tax Claims (11 U.S.C. § 1129(a)(9)).  The treatment of Allowed Administrative Claims under Article II.A of the Plan, satisfies the requirements of section 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Allowed Priority Tax Claims under Article II.B of the Plan satisfies the requirements of section 1129(a)(9)(C) and 1129(a)(9)(D) of the Bankruptcy Code, thereby satisfying section 1129(a)(9) of the Bankruptcy Code.

R.Acceptance by At Least One Impaired Class of Claims (11 U.S.C. § 1129(a)(10)).  The Prepetition Credit Agreement Claims (Class 4), the Prepetition Secured Notes Claims (Class 5), the General Unsecured Claims (Class 6), and the Convenience Class Claims (Class 7) are each Impaired Classes of Claims that have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, determined without including any acceptance of the Plan by “insiders,” thereby satisfying section 1129(a)(10) of the Bankruptcy Code.

S.Feasibility (11 U.S.C. § 1129(a)(11)).  The evidence proffered or adduced at or prior to the Confirmation Hearing, including the financial projections set forth in Exhibit C to the

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Disclosure Statement, the Confirmation Memorandum, the Sprung Declaration, and the Voting Report, (i) is reasonable, persuasive, and credible, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, and (iv) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan with respect to operating their businesses in the ordinary course, and that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

T.Payment of Fees (11 U.S.C. § 1129(a)(12)).  All fees payable under 28 U.S.C. § 1930 have been paid or will be paid pursuant to Article XII.B of the Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

U.No Retiree Benefits (11 U.S.C. § 1129(a)(13)).  The Debtors do not have obligations to pay retiree benefits and, therefore, section 1129(a)(13) of the Bankruptcy Code, to the extent such section is applicable to the Debtors, is satisfied.

V.Non-Applicability of Certain Sections (11 U.S.C. §§ 1129(a)(14), (15), and (16)).  The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations, and thus sections 1129(a)(14), 1129(a)(15) and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

W.No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)).  The Holders of Royalty Payment Litigation Claims (Class 8) have voted to reject the Plan and the Holders of Old Parent Interests (Class 10) are deemed to have rejected the Plan (collectively, the “Rejecting Classes”).  The evidence proffered or adduced at the Confirmation Hearing (i) is reasonable, persuasive, and credible, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, and (iv) establishes that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Rejecting Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no Holder of any interest that is junior to the Claims and Equity Interests represented by the respective Rejecting Class will receive or retain any property under the Plan on account of such junior interest, and no Holder of a Claim in a Class senior to the Rejecting Classes is receiving more than 100% recovery on account of its Claim.  Thus, the Plan may be confirmed notwithstanding the rejection of the Plan by the Rejecting Classes.

X.Only One Plan (11 U.S.C. § 1129(c)).  Other than the Plan (including previous versions thereof), no other plan has been filed for the Debtors in the Chapter 11 Cases, and the Plan thereby satisfies the requirements of section 1129(c) of the Bankruptcy Code.

Y.Principal Purpose of Plan (11 U.S.C. § 1129(d)).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).

Z.Small Business Case (11 U.S.C. § 1129(e)).  None of these Chapter 11 Cases is a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section

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1129(e) of the Bankruptcy Code is inapplicable.

AA.Good Faith Solicitation (11 U.S.C. § 1125(e)).  The evidence proffered or adduced at the Confirmation Hearing (i) is reasonable, persuasive and credible, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, (iv) establishes that the Debtors, the Reorganized Debtors and each of their respective Related Persons have, as applicable, (a) solicited acceptances or rejections of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (b) participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and any applicable non-bankruptcy law, rule or regulation in the offer and issuance of any securities under the Plan, and (v) establishes that the Debtors, the Reorganized Debtors and each of their respective Related Persons will, as applicable, continue to act in good faith if they consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby, and take all other actions authorized by this Confirmation Order.  Accordingly, each of the foregoing Persons is entitled to and, pursuant to paragraph 44 of this Confirmation Order, granted the full protections afforded by section 1125(e) of the Bankruptcy Code.

BB.Satisfaction of Confirmation Requirements.  Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with Confirmation of the Plan and all evidence and arguments made, proffered or adduced at the Confirmation Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

CC.Implementation of Other Necessary Documents and Agreements.  All documents and agreements necessary or advisable to implement or carry out the Plan, the Restructuring Transactions and the other transactions contemplated by the Restructuring Documents (including the Plan Supplement) are essential elements of the Plan  and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, their Estates and holders of Claims and Equity Interests, and shall be valid, binding and enforceable in accordance with their respective terms and conditions.  The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements.  The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s length, are fair and reasonable and are reaffirmed and approved.  The Debtors and the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of this Court, to finalize, execute and deliver all agreements, documents, instruments and certificates relating thereto and perform their obligations thereunder in accordance with the Plan.

DD.Retention of Jurisdiction.  Upon the Effective Date, this Court shall retain jurisdiction over the matters arising in, and under, and related to, the Chapter 11 Cases, as set forth in Article XI of the Plan and as contemplated herein, including, without limitation, the matters arising in and under, and related to, the Pipeline Sale (as defined below).

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EE.Rights Offerings.  The Debtors conducted the Rights Offerings and distributed the Subscription Rights in accordance with the Rights Offering Procedures.

FF.Classification Takes Into Account Subordination Rights.  The classification and manner of satisfying all Claims and Equity Interests under the Plan takes into consideration all contractual, legal and equitable rights, including subordination and turnover rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise, that a Holder of a Claim or Equity Interest may have against other Holders of a Claim or Equity Interest with respect to any distribution made pursuant to the Plan.

GG.Additional Findings Regarding Releases.  The releases provided pursuant to Article X.B of the Plan (a) represent a sound exercise of the Debtors’ business judgment; (b) were negotiated in good faith and at arms’ length; and (c) formed an essential part of the agreement among the Persons participating in the negotiation and formulation of the Plan.  The Released Parties played an integral role in the formulation of the Plan and have expended significant time and resources analyzing and negotiating the Plan and the issues presented by the Debtors’ prepetition capital structure.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.Confirmation of the Plan.  All requirements for Confirmation of the Plan have been satisfied.  The Plan is approved and confirmed in its entirety under section 1129 of the Bankruptcy Code.  Each of the terms and conditions of the Plan and the exhibits and schedules thereto, including, without limitation, the Plan Supplement, are an integral part of the Plan.  The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.  The Plan, as modified by the Subsequent Plan Modifications, is deemed accepted by all creditors who have previously accepted the Plan and such acceptances cannot be withdrawn, and the Debtors are not required to prepare or distribute a new disclosure statement with respect to the Subsequent Plan Modifications.

2.Objections.  All Objections to Confirmation of the Plan that have not been withdrawn, waived, or settled and all reservations of rights included therein, are overruled on the merits and for the reasons set forth on the record at the Confirmation Hearing, and all withdrawn objections are deemed withdrawn with prejudice.  Notwithstanding the foregoing, the rights and objections of any party that properly Filed and served an objection to its applicable Cure Claim Amount (or that is otherwise identified on Exhibit B to the Debtors’ confirmation brief) are reserved with respect to such Cure Claim Amount, and such Cure Claim Amount dispute shall be treated in accordance with Paragraph 24(b) of this Confirmation Order.

3.Provisions of Plan Nonseverable and Mutually Dependent.  The provisions of the Plan are (i) non-severable and mutually dependent; (ii) valid and enforceable pursuant to their terms; and (iii) integral to the Plan, and may not be deleted or modified except in accordance with Article XII.D of the Plan.

4.Plan Classification Controlling.  The classification of Claims and Equity Interests

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for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan.  The classifications set forth on the Ballots tendered to or returned by the Debtors’ creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Equity Interests under the Plan for distribution purposes, (c) may not be relied upon by any creditor or interest holder as representing the actual classification of such Claims or Equity Interests under the Plan for distribution or any other purpose (other than for evidencing the vote of such party on the Plan), and (d) shall not be binding on the Debtors, the Reorganized Debtors or holders of Claims or Equity Interests for purposes other than voting on the Plan.

5.Distributions are Fair.  The distribution of Cash and applicable Plan Securities and Documents to the Holders of Allowed Claims are fair and for reasonably equivalent value.

6.Binding Effect.  Pursuant to section 1141 and the other applicable provisions of the Bankruptcy Code, effective as of the Effective Date and without limiting or altering Article X.H of the Plan, the provisions of the Plan (including the exhibits and schedules to, and all documents and agreements executed pursuant to or in connection with, the Plan) and this Confirmation Order shall be binding on (a) the Debtors and the Reorganized Debtors, (b) all Holders of Claims against and Equity Interests in the Debtors, whether or not Impaired under the Plan and whether or not such Holders have accepted or rejected the Plan or affirmatively voted to reject the Plan, (c) each Person or Entity receiving, retaining or otherwise acquiring property under the Plan, and (d) any non-Debtor party to an Executory Contract or Unexpired Lease with the Debtors.

7.Corporate Existence.  Subject to the Restructuring Transactions permitted by paragraph 17 of this Confirmation Order, after the Effective Date, the Reorganized Debtors shall continue to exist as separate legal entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated or formed and pursuant to their respective certificates or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws, or other applicable organizational documents, are amended, restated or otherwise modified under the Plan, and to the extent that such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial or federal law).  Notwithstanding anything to the contrary herein, the Claims against a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor solely by virtue of the Plan or the Chapter 11 Cases.

8.Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims.  Except as otherwise expressly provided in the Plan, this Confirmation Order, or any Restructuring Document, pursuant to sections 1123(a)(5), 1123(b)(3), 1141(b) and (c) and other applicable provisions of the Bankruptcy Code, on and after the Effective Date, all property and assets of the Estates of the Debtors, including all claims, rights, and Litigation Claims of the Debtors, and any other assets or property acquired by the Debtors or the Reorganized Debtors

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during the Chapter 11 Cases or under or in connection with the Plan (other than the Carve Out Reserve), shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, and other encumbrances, subject to the Restructuring Transactions and Liens which survive the occurrence of the Effective Date as described in Article III of the Plan (including, without limitation, each Prepetition Credit Agreement Lien and other Liens that secure the Exit Facility Loans and the Postpetition Hedge Agreements, and all other obligations of the Reorganized Debtors under the Exit Facility Loan Documents and the Postpetition Hedge Agreements).  On and after the Effective Date, the Reorganized Debtors may (i) operate their respective businesses, (ii) use, acquire, and dispose of their respective property and (iii) compromise or settle any Claims, in each case without notice to, hearing before, supervision of or approval by this Court and free and clear of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules, other than restrictions expressly imposed by the Plan or this Confirmation Order.

9.Exit Facility Loan Documents.

(a)On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by, the Exit Facility Loan Documents, in each case in form and substance acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement and without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Exit Facility Loan Documents).  On the Effective Date, the Exit Facility Loan Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, this Confirmation Order or on account of the Confirmation or Consummation of the Plan.  For the avoidance of doubt, any letter of credit issued and outstanding under the Prepetition Credit Agreement on the Effective Date shall be deemed issued under the Exit Facility Credit Agreement.

(b)On and as of the Effective Date, all Prepetition Credit Agreement Lenders shall be deemed to be parties to, and bound by, the Exit Facility Credit Agreement, without the need for execution thereof by any such applicable Prepetition Credit Agreement Lender; provided however that, with respect to any Prepetition Credit Agreement Lender that fails to execute and deliver its signature page to the Exit Facility Credit Agreement, any portion of the Cash to be distributed pursuant to or in connection with the Plan to such Prepetition Credit Agreement Lender shall be treated as an undeliverable distribution pursuant to Article VII.D.4 of the Plan until such Prepetition Credit Agreement Lender executes and delivers to Reorganized Parent its signature page to the Exit Facility Credit Agreement.

(c)By voting to accept the Plan, each Prepetition Credit Agreement Lender is deemed to have instructed and directed the Prepetition Credit Agreement Agent, pursuant to Article XI of the Prepetition Credit Agreement, and each such vote to accept the Plan shall, for all purposes, constitute an instruction from such Prepetition Credit Agreement Lender directing the Prepetition Credit Agreement Agent and the Exit Facility Agent (as applicable), to (i) act as Distribution Agent to the extent required by the Plan, (ii) execute and deliver the Exit Facility

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Loan Documents (each to the extent it is a party thereto), as well as to execute, deliver, file, record and issue any notes, documents (including UCC financing statements), or agreements in connection therewith, to which the Exit Facility Agent is a party and to promptly consummate the transactions contemplated thereby, and (iii) take any other actions required or contemplated to be taken by the Exit Facility Agent and/or the Prepetition Credit Agreement Agent (as applicable) under the Plan or any of the Restructuring Documents to which it is a party.

10.No Discharge or Release of Prepetition Credit Agreement Claims or Liens.  Notwithstanding anything in the Plan or this Confirmation Order to the contrary, (i) pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors and Reorganized Debtors are deemed to have waived discharge or release of the Prepetition Credit Agreement Claims as restructured in the Exit Facility Credit Agreement and (ii) all property and assets of the Estates of the Debtors, including, without limitation, all claims, rights and Litigation Claims of the Debtors and any property and assets acquired by the Debtors or the Reorganized Debtors during the Chapter 11 Cases or under or in connection with the Plan, shall remain encumbered by and subject to the Prepetition Credit Agreement Liens and other Liens granted under the Exit Facility Loan Documents, which, as of the Effective Date, shall secure the Exit Facility Loans and all other indebtedness and obligations of the Reorganized Debtors under and to the extent set forth in the Exit Facility Loan Documents and the Postpetition Hedge Agreements, and such Liens (x) shall be and hereby are ratified, reaffirmed as valid, enforceable, and not avoidable, and deemed granted by the Reorganized Debtors and (y) shall not be, and shall not be deemed to be, impaired, discharged or released by the Plan, the Confirmation Order or on account of the Confirmation or Consummation of the Plan.

11.Postpetition Hedge Agreements.  Notwithstanding anything in the Plan or the Postpetition Hedge Order to the contrary, pursuant to section 1141(d)(4) of the Bankruptcy Code and the Postpetition Hedge Order, the Debtors and the Reorganized Debtors have waived discharge or release of the Postpetition Hedge Claims and,  upon the Effective Date: (i) (a) the collateral securing the Reorganized Debtors’ obligations under the Postpetition Hedge Agreements shall become co-extensive with the collateral securing the Exit Facility Loans, and (B) the Postpetition Hedge Claims and Postpetition Hedge Liens of the Postpetition Hedge Providers shall become pari passu with the respective Claims and Liens of the Exit Facility Agent and Exit Facility Lenders under and in connection with the Exit Facility Loans, in each case, as provided in the Exit Facility Loan Documents; and (iii) paragraphs 5, 6(c), 6(d), 6(e), 6(f) and 8 of the Postpetition Hedge Order shall be replaced by the applicable terms of the Plan, this Confirmation Order, the Exit Facility Loan Documents, and the Postpetition Hedge Agreements.

12.New Equity Interests.  On the Effective Date, subject to the terms and conditions of the Restructuring Transactions, Reorganized Parent shall issue the New Equity Interests pursuant to the Plan and the Amended/New Organizational Documents.  Except as otherwise expressly provided in the Restructuring Documents, the Reorganized Parent shall not be obligated to register the New Equity Interests under the Securities Act or to list the New Equity Interests for public trading on any securities exchange. Distributions of the New Equity Interests may be made by delivery or book-entry transfer thereof by the applicable Distribution Agent in

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accordance with the Plan and the Amended/New Organizational Documents.  Upon the Effective Date, after giving effect to the transactions contemplated by the Plan and this Confirmation Order, the authorized capital stock or other equity securities of Reorganized Parent shall be that number of shares of New Equity Interests as may be designated in the Amended/New Organizational Documents.

13.New Stockholders Agreement; New Registration Rights Agreement.

(a)Subject to the Restructuring Transactions permitted by Article V.A of the Plan, on the Effective Date, Reorganized Parent shall enter into the New Stockholders Agreement and the New Registration Rights Agreement, each of which shall become effective and binding in accordance with its terms and conditions upon the parties thereto, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the New Stockholders Agreement and the New Registration Rights Agreement, as applicable).

(b)On and as of the Effective Date, all of the Holders of New Equity Interests shall be deemed to be parties to the New Stockholders Agreement, without the need for execution by  such Holder.  The New Stockholders Agreement shall be binding on all Persons receiving, and all Holders of, the New Equity Interests (and their respective successors and assigns), whether such New Equity Interest is received or to be received on or after the Effective Date and regardless of whether such Person executes or delivers a signature page to the New Stockholders Agreement.

(c)On and as of the Effective Date, all Backstop Commitment Parties shall be deemed to be parties to the New Registration Rights Agreement, without the need for execution by any such Persons.  The New Registration Rights Agreement shall be binding on all such Persons (and their respective successors and assigns) regardless of whether such applicable Person executes or delivers a signature page to the New Registration Rights Agreement.

14.New Management Incentive Plan.  As soon as reasonably practicable after the Effective Date, Reorganized Parent shall adopt and implement the New Management Incentive Plan, whose other terms and conditions, including recipients, individual awards and vesting periods, shall be determined by the New Board.  The New Management Incentive Plan shall dilute all of the New Equity Interests equally.

15.Consulting Agreements; New Warrants.  On the Effective Date, Reorganized Parent shall enter into and consummate the transactions contemplated by the Consulting Agreements (including issuing the New Warrants), each of which shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Consulting Agreements and the New Warrants, as applicable).

16.Release of Liens and Claims.  Except as otherwise provided in this Confirmation Order, the Plan (including, without limitation, Articles V.D, V.E, V.F and V.G thereof) or in any

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contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII of the Plan, all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtors or the Estates shall be fully released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.  This release, termination, extinguishment and discharge is necessary to implement the Plan and is appropriate, fair, equitable and reasonable and in the best interest of the Debtors, their Estates and holders of Claims and Equity Interests.  The filing of this Confirmation Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims and other interests to the extent provided in the immediately preceding sentence.  Any Entity holding such Liens, Claims or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

17.Restructuring Transactions.  On the Effective Date, the applicable Debtors or Reorganized Debtors are authorized to consummate the Restructuring Transactions described in Article V.A of the Plan, subject to the terms and conditions set forth therein, in this Confirmation Order and in the Restructuring Documents.

18.Distributions Exempt from Securities Laws.

(a)On and after the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to and shall provide or issue, as applicable, the Plan Securities and Documents, in each case in form and substance acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, and without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

(b)The distribution and issuance, as applicable, of the Plan Securities and Documents under the Plan shall be exempt from registration under applicable securities laws (including Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145(a) of the Bankruptcy Code, Section 4(a)(2) of the Securities Act and/or other applicable exemptions.  An offering of Plan Securities provided in reliance on the exemption from registration under the Securities Act pursuant to section 1145(a) of the Bankruptcy Code may be sold without registration to the extent permitted under section 1145 of the Bankruptcy Code and is deemed to be a public offering, and such Plan Securities may be resold without registration to the extent permitted under section 1145 of the Bankruptcy Code.  Any Plan Securities and Documents provided in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) of such act will be provided in a private placement.

(c)All shares of New Equity Interests issued to (a) Holders of Allowed

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Claims on account of their respective Claims or in the applicable Rights Offering upon exercise of their respective Subscription Rights, and (b) any Backstop Commitment Parties as a backstop premium pursuant to the Backstop Commitment Agreement, will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on section 1145(a) of the Bankruptcy Code.  All shares of New Equity Interests issued to the Backstop Commitment Parties pursuant to the Backstop Commitment Agreement in satisfaction of their obligations to purchase any unsubscribed shares in the applicable Rights Offering will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

19.Discharge of the Debtors.

(a)To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan (including, without limitation, Articles V.D, V.E, V.F, and V.G thereof) or this Confirmation Order, effective as of the Effective Date, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors or any of their respective assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, Equity Interests or Causes of Action.

(b)Except as otherwise expressly provided by the Plan (including, without limitation, Articles V.D, V.E, V.F, and V.G thereof) or this Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code.  Such discharge shall (i) void any judgment at any time obtained against the Debtors or the Reorganized Debtors, to the extent that such judgment relates to a discharged Claim and (ii) operate as a permanent injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover or offset any such discharged Claim as a personal liability of any Debtor or Reorganized Debtor.

(c)Except as otherwise expressly provided by the Plan (including, without limitation, Articles V.D, V.E, V.F, and V.G thereof) or this Confirmation Order, upon the Effective Date: (i) the rights afforded by the Plan and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their respective assets, property, or Estates; (ii) all Claims and Equity Interests shall be satisfied, discharged, and released in full, and each of the Debtors’ liability with respect thereto shall be extinguished completely without further notice or action; and (iii) all Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, each of their respective successors and assigns, and each of their respective assets and properties, any such Claims or Equity Interests, whether based upon any documents, instruments or any act or omission, transaction, or other

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activity of any kind or nature that occurred prior to the Effective Date or otherwise.

20.Releases and Exculpation.  The releases and exculpation provisions contained in the Plan, including, but not limited to, those provided in Article X of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein.  Notwithstanding anything to the contrary in any ballot of a Consenting Creditor, as required by the Plan Support Agreement, all Consenting Creditors shall be and hereby are deemed not to have elected to opt out of any releases under the Plan.

21.Injunctions.  The injunctions contained in the Plan, including, but not limited to, those provided in Article X.G of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein.  Except as otherwise expressly provided in the Plan or this Confirmation Order, from and after the Effective Date, all Persons and Entities are, to the fullest extent provided under section 524 and other applicable provisions of the Bankruptcy Code, permanently enjoined from (i) commencing or continuing, in any manner or in any place, any suit, action or other proceeding, (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order, (iii) creating, perfecting, or enforcing any Lien or encumbrance, (iv) asserting a setoff or right of subrogation of any kind, or (v) commencing or continuing in any manner any action or other proceeding of any kind, in each case on account of or with respect to any Claim, demand, liability, obligation, debt, right, Cause of Action, Equity Interest, or remedy released or to be released, exculpated or to be exculpated, settled or to be settled or discharged or to be discharged pursuant to the Plan or this Confirmation Order against any Person or Entity so released, discharged, or exculpated (or the property or estate of any Person or Entity so released, discharged, or exculpated).  All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

22.Plan Indemnity.  In addition to the matters set forth in the Plan and not by way of limitation thereof, the Reorganized Debtors shall, and the Debtors shall continue to, indemnify and hold harmless all Persons who are or were managers, officers or directors of any of the Debtors at any time on or after the Petition Date on account of and with respect to any Claims (whether or not any Proof of Claim or cure claim has been Filed with respect thereto) or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities threatened or asserted by any Person against any such managers, officers or directors with respect to or based upon, in whole or in part, any act taken or omitted to be taken, or alleged act taken or omitted to be taken, in such capacities on or prior to the Effective Date, irrespective of whether such amounts are owed in connection with a prepetition or postpetition act or omission, but in each case only to the extent that the acts, omissions or alleged acts or omissions of such applicable Person were indemnifiable by the Debtors (whether in the bylaws, certificates of incorporation, charters, operating agreements, board resolutions, employment contracts or otherwise listed on Plan Schedule 1 or Plan Schedule 2). The Debtors are further authorized to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Tail Policy, in each case without further notice to, hearing before, approval from, or order of this Court.

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23.Contracts and Leases.  The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of the Executory Contracts and Unexpired Leases as set forth within the Plan, the Plan Supplement, this Confirmation Order or otherwise.  All of the Executory Contracts and Unexpired Leases of the Debtors, including, without limitation, the D&O Liability Insurance Policies, the Indemnification Provisions, the Employee Compensation and Benefit Programs, the Postpetition Hedge Agreements, and the Insurance Contracts, are hereby assumed by the Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, with such assumption effective as of, and subject to the occurrence of, the Effective Date, except for those Executory Contracts and Unexpired Leases that (i) have been previously assumed or rejected by order of this Court, (ii) are the subject of a motion to assume or reject pending on the Effective Date, (iii) are identified on Plan Schedule 4 or the Plan Supplement, (iv) are rejected pursuant to the terms of the Plan or this Confirmation Order, or (v) previously expired or terminated pursuant to their own respective terms (subject to such exclusions, collectively, the “Assumed Contracts”).  The Debtors have provided sufficient notice to each non-Debtor counter-party to the Executory Contracts and Unexpired Leases of the assumptions or rejections described in the Plan or the Plan Supplement.  The Debtors have also provided adequate assurances of future performance, as that term is used in section 365 of the Bankruptcy Code, with respect to the assumption of any Executory Contract or Unexpired Lease that is to be assumed pursuant to the Plan.  To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to the Plan (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (iii) the Confirmation or Consummation of the Plan, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.  The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.  Each Executory Contract and Unexpired Lease assumed and/or assigned pursuant to the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of the Plan, any order of this Court approving its assumption and/or assignment, or applicable law.

24.Approval of Assumption of Assumed Contracts.

(a)Court Approval.  The Debtors’ assumption of the Assumed Contracts is hereby approved pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  The Assumed Contracts shall remain in full force and effect in accordance with their respective terms and

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conditions for the benefit of the Reorganized Debtors, notwithstanding any provision in such Assumed Contract (including, without limitation, those described in sections 365(b), (c), (e) and (f) of the Bankruptcy Code) or under applicable non-bankruptcy law that purports to (a) terminate, modify, or restrict, or permit the applicable non-Debtor party to terminate, modify or restrict, such contract or lease or the Debtors’ rights, benefits and privileges thereunder; or (b) create or impose, or permit the applicable non-Debtor party to create or impose, any additional duties, obligations, penalties, default rates of interest or payments (monetary and non-monetary) upon any Debtor or Reorganized Debtor, in each case as a result of or in connection with (i) the filing of a petition for relief under Chapter 11 of the Bankruptcy Code by the Debtors; (ii) the Debtors’ insolvency or financial condition at any time before the Chapter 11 Cases are closed; or (iii) the Confirmation or Consummation of the Plan.

(b)Cure Disputes.  Any counterparty to an Assumed Contract that failed to object timely to the proposed assumption, proposed assumption and assignment, or cure amount is hereby deemed to have consented to such matters and is deemed to have forever released and waived any objection to the proposed assumption, proposed assumption and assignment, and cure amount.  The amounts, if any, due by the Debtors pursuant to each Assumed Contract that are required to be paid as cure under section 365 of the Bankruptcy Code shall be satisfied by payment of such amount in Cash on the Effective Date, or as soon thereafter as is practicable, or on such other terms as the parties to such Assumed Contract may otherwise agree in writing.  In the event of a dispute regarding the amount and timing of any cure payments, the Debtors and applicable non-Debtor parties shall promptly confer after the Effective Date to attempt to resolve any such dispute consensually without further order of this Court.  In the event such dispute cannot be resolved consensually by the applicable parties, then the Reorganized Debtors shall, within thirty (30) days after the Effective Date, file a notice of dispute with this Court (and promptly serve such notice on the applicable counter-party) and such dispute shall be set for a status conference at the next scheduled omnibus hearing in these Chapter 11 Cases, with subsequent evidentiary hearings to be established by this Court as and if necessary.  The payments, if any, or other actions, if any, that this Court determines the Debtors are required to pay or otherwise perform to assume the applicable Assumed Contract pursuant to section 365(b)(1) of the Bankruptcy Code shall be promptly paid or undertaken as required by Final Order resolving the applicable dispute.  If an objection to the proposed cure amount is sustained by Final Order of this Court, the Debtors or Reorganized Debtors, as applicable, in their sole option, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming or assigning it by filing written notice thereof with this Court, and serving such notice on the applicable counter-party, within ten (10) days of the entry of such Final Order.  For the avoidance of doubt, nothing in the Plan or this Confirmation Order shall amend or otherwise alter the terms and conditions of any assumed Executory Contract or Unexpired Lease, which shall be assumed by the Reorganized Debtors cum onere as of the Effective Date (or such later date as may be approved by order of this Court upon notice and a hearing).

(c)Full Release and Satisfaction of Claims.  Subject to any cure claims Filed with respect thereto, assumption or assumption and assignment of any Assumed Contract pursuant to the Plan shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in

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control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Contract at any time prior to the effective date of assumption or assumption and assignment, in each case as provided in section 365 of the Bankruptcy Code.

(d)Assignment.  With respect to any Assumed Contract assumed and assigned pursuant to the Plan, upon and as of the Effective Date, the applicable assignee shall be deemed to be substituted as a party thereto for the applicable Debtor party to such assigned Assumed Contract and, accordingly, the Debtors and the Reorganized Debtors shall be relieved, pursuant to and to the extent set forth in section 365(k) of the Bankruptcy Code, from any further liability under such Assumed Contract.

25.Approval of Rejection of Rejected Contracts.  All of the Executory Contracts and Unexpired Leases of the Debtors that are identified on Plan Schedule 5, or that are otherwise rejected pursuant to the terms of the Plan or this Confirmation Order (collectively, the “Rejected Contracts”), are rejected by the applicable Debtors and such rejection is hereby approved by this Court pursuant to sections 365(a) and 1123 of the Bankruptcy Code, with such rejection effective as of, and subject to the occurrence of, the Effective Date (the “Rejection Date”).  Rejection of any Rejected Contract pursuant to the Plan or otherwise shall not constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Rejected Contract.  All Proofs of Claim with respect to Claims arising from or in connection with the rejection of the Rejected Contracts, if any, must be filed with this Court within thirty (30) days after service of an order of this Court (including this Confirmation Order) approving such rejection (such Claims, the “Rejection Claims”).  Any and all Rejection Claims not filed within such time will, without any further notice to or action of any Person, be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates, or property, unless otherwise ordered by this Court or provided for in the Plan.  All Rejection Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in the Plan and this Confirmation Order.  At any time prior to the Effective Date, and without altering or limiting the other provisions of the Plan or this Confirmation Order, the Debtors may seek to (i) reject any contract or lease to which any Debtor is a party and to file a motion requesting authorization for the rejection of any such contract or lease and (ii) remove any contract or lease to which any Debtor is a party from Plan Schedule 5 and thereafter file a motion requesting authorization to assume any such contract or lease.

26.Corporate Action

(a)Each of the Debtors and the Reorganized Debtors may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the issuance and the distribution of the securities to be issued pursuant thereto, in each case in form and substance acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement and without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors or by any other Person (except for those expressly required pursuant to the Plan, this

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Confirmation Order, or the Restructuring Documents).

(b)Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the stockholders, directors, officers, managers, members or partners of the Debtors (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, officers, managers, members or partners of the Debtors or the Reorganized Debtors, or the need for any approvals, authorizations, actions or consents of any Person.

(c)As of the Effective Date, all matters provided for in the Plan involving the legal or corporate structure of the Debtors or the Reorganized Debtors (including, without limitation, the adoption of the Amended/New Organization Documents and similar constituent and organizational documents, and the selection of directors and officers for, each of the Reorganized Debtors), and any legal or corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the stockholders, directors, officers, managers, members or partners of the Debtors or the Reorganized Debtors or by any other Person.

(d)On and after the Effective Date, the appropriate officers of the Debtors and the Reorganized Debtors are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in the Plan in the name of and on behalf of the Debtors and the Reorganized Debtors, in each case in form and substance acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, and without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.  The secretary and any assistant secretary of the Debtors and the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing actions.

27.Authority to Act.  Each Debtor and Reorganized Debtor and their respective officers and directors, are authorized and empowered pursuant to Section 303 of the Delaware General Corporation Law and other applicable corporation, limited liability company and limited partnership laws, to take any and all actions necessary or desirable to implement the transactions contemplated by the Plan and this Confirmation Order, in each case without any requirement of further vote, consent, approval, authorization or other action by the stockholders, security holders, officers, directors, partners, managers, members or other applicable owners or notice to, order of, or hearing before this Court.  Each federal, state, and local (domestic or foreign) governmental agency or department is hereby authorized and directed to accept any and all documents and instruments necessary and appropriate to consummate the Plan and the transactions contemplated thereby.

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28.Exemption From Transfer Taxes.  Pursuant to section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, this Confirmation Order or the Restructuring Documents shall not be taxed under any law imposing a Stamp or Similar Tax, and this Court hereby directs the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment.  Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under the Plan, this Confirmation Order or the Restructuring Documents, (ii) the issuance and distribution of the New Equity Interests or Plan Securities and Documents and (iii) the attachment, perfection, maintenance, or creation of security interests or any Lien as contemplated by the Plan or the Restructuring Documents.

29.Bar Date for Administrative Claims.  Except as otherwise provided herein, in the Plan, or under section 503(b)(1)(D) of the Bankruptcy Code, unless previously Filed or paid, requests for payment of Administrative Claims must be Filed with this Court and served on the Reorganized Debtors pursuant to the procedures specified in the notice of the occurrence of the Effective Date of the Plan, substantially in the form attached hereto as Exhibit 3 (the “Notice of Effective Date”), by no later than the Business Day which is thirty (30) days after the Effective Date, or such other date as approved by Final Order of this Court (the “Administrative Claims Bar Date”); provided that the foregoing shall not apply to either the Holders of Claims arising under section 503(b)(1)(D) of the Bankruptcy Code or Claims arising under 28 U.S.C. 1930 to either this Court or the United States Trustee Program.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors or the Reorganized Debtors or their Estates and property and such Administrative Claims shall be deemed discharged as of the Effective Date without further notice to or action, order, or approval of this Court.  All Administrative Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in the Plan and this Confirmation Order.  Nothing in this section or Article II.A of the Plan shall limit, alter, or impair the terms and conditions of the Claims Bar Date Order with respect to the Claims Bar Date for filing administrative expense claims arising under section 503(b)(9) of the Bankruptcy Code.  Any objections to such requests for payment of Administrative Claims must be Filed with this Court and served on the Reorganized Debtors and the requesting party by the later of (a) one hundred twenty (120) days after the Effective Date and (b) sixty (60) days after the Filing of the applicable request for payment of Administrative Claims, if applicable, as the same may be modified or extended from time to time by Final Order of this Court.

30.Professional Fee Claims.

(a)Professional Fees Bar Date.  The Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File with this Court

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and serve on the Reorganized Debtors and such other Entities designed by this Confirmation Order an application for final allowance of such Professional Fee Claim (each a “Final Fee Application”) by no later than the Business Day that is forty-five (45) days after the Effective Date, or such other date as approved by order of this Court (the “Professional Fees Bar Date”); provided that the Reorganized Debtors shall pay Professionals in the ordinary course of business for any work performed on and after the Effective Date, including those fees and expenses incurred by Professionals in connection with the implementation and consummation of the Plan, in each case without further application or notice to, hearing before or order of this Court; provided, further, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses from the Debtors and Reorganized Debtors for services rendered before the Effective Date, without further Court order, pursuant to the Ordinary Course Professionals Order. Each Holder of an Allowed Professional Fee Claim shall be paid in full in Cash by the Reorganized Debtors, including from the Carve Out Reserve, within five (5) Business Days after entry of the order approving such Allowed Professional Fee Claim.  The Reorganized Debtors shall not commingle any funds contained in the Carve Out Reserve and shall use such funds to pay only the Professional Fee Claims, as and when allowed by order of this Court.  Notwithstanding anything to the contrary contained in the Plan, the failure of the Carve Out Reserve to satisfy in full the Professional Fee Claims shall not, in any way, operate or be construed as a cap or limitation on the amount of Professional Fee Claims due and payable by the Reorganized Debtors.

(b)Service of Final Fee Applications.  All Final Fee Applications of Professionals shall be filed with this Court and actually served on or prior to the Professional Fees Bar Date upon the following parties (collectively, the “Notice Parties”): (i) Chaparral Energy, Inc., 701 Cedar Lake Boulevard, Oklahoma City, Oklahoma 73114 (Attn: Joseph Evans); (ii) Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (Attn: David F. McElhoe, Esq.); (iii) Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware, 19801 (Attn: Joseph Barsalona, Esq.); (iv) Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005 (Attn: Evan Fleck, Esq. and Michael Price, Esq.); (v) Vinson & Elkins LLP, Trammel Crow Center, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201 (Attn: William L. Wallander, Esq. and Paul E. Heath, Esq.); and (vii) the Office of the U.S. Trustee, 844 King Street, Suite 2207, Lockbox 35, Wilmington, DE 19801 (Attn: David L. Buchbinder).

(c)Objections to and Hearing to Approve Final Fee Applications.  Any objection to any Final Fee Application must be Filed with this Court, together with proof of service thereof, and served upon the applicable Professional and the other Notice Parties, so as to be actually received no later than 4:00 p.m. (prevailing Eastern Time) on the date that is thirty (30) days after the Filing of the applicable Final Fee Application (the “Professional Fees Objection Deadline”).  Only those objections made in writing and timely filed and received by the Professional Fees Objection Deadline will be considered by this Court.  If no objection to a Final Fee Application is timely filed and served in accordance with the procedures set forth herein, then this Court may enter a Final Order approving such uncontested Final Fee Application without further notice and the Debtors or the Reorganized Debtors, as applicable

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may pay the amounts described in such uncontested Final Fee Application (or if any Final Fee Application is the subject of an objection, the Debtors or the Reorganized Debtors, as applicable, may pay the undisputed amounts described in such Final Fee Application).  The hearing to consider approval of the Final Fee Applications, if necessary, will be held as soon as reasonably practicable after the expiration of the Professional Fees Objection Deadline and the date of such hearing will be promptly provided to the applicable Professional and Notice Parties and posted on the Debtors’ restructuring website.

31.Funding and Use of Carve Out Reserve.

(a)On or before the Effective Date, the Debtors shall fund the Carve Out Reserve in such amount as determined by the Debtors, with the consent of the Required Consenting Creditors or as determined by order of this Court, as necessary in order to be able to pay in full in Cash the obligations and liabilities for which such reserve was established.

(b)The Cash contained in the Carve Out Reserve shall be used solely to pay the obligations and liabilities for which such reserve was established, with the Unused Cash Reserve Amount (if any) being returned to the Reorganized Debtors.  The Debtors and the Reorganized Debtors, as applicable, shall maintain detailed records of all payments made from the Carve Out Reserve, such that all payments and transactions shall be adequately and promptly documented in, and readily ascertainable from, their respective books and records.  After the Effective Date, neither the Debtors nor the Reorganized Debtors shall deposit any other funds or property into the Carve Out Reserve without further order of this Court or otherwise commingle funds in the Carve Out Reserve.  To the extent the Carve Out Reserve is insufficient to pay in full in Cash the obligations and liabilities for which such reserve was established, then the Reorganized Debtors shall, within five (5) Business Days after entry of an order approving such applicable obligations or liabilities, pay such obligations and liabilities from either Cash on hand or by drawing under the Exit Facility Credit Agreement to the extent of any availability thereunder.

32.Backstop Commitment Premium.  On the Effective Date, New Class A Shares in an amount equal to the Backstop Commitment Premium shall be distributed to the Backstop Commitment Parties under and as set forth in the Backstop Commitment Agreement.

33.Preservation of Royalty and Working Interests.  Notwithstanding any other provision in the Plan or this Confirmation Order to the contrary, but without limiting Article III.B.8 of the Plan, on and after the Effective Date, all Royalty and Working Interests granted by any Debtor shall, to the extent required by applicable law, be fully preserved and remain in full force and effect in accordance with the applicable terms of the granting instruments or other governing documents applicable to such Royalty and Working Interests, which granting instruments and governing documents shall equally remain in full force and effect to the extent required by applicable law, and no such Royalty and Working Interests shall be altered or impaired by the Plan or this Confirmation Order.

34.Distributions Under the Plan.  All distributions under the Plan shall be made in accordance with Article VII of the Plan.

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35.Resolution of Contingent, Unliquidated and Disputed Claims.  Except as otherwise ordered by this Court, any Claim that is not an Allowed Claim as of the Confirmation Date shall be determined, resolved, or adjudicated in accordance with the terms of this Confirmation Order and the Plan, including, without limitation, Article VIII of the Plan.

36.No Distributions Pending Allowance.  Notwithstanding any other provision of the Plan or this Confirmation Order to the contrary, no payments or distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim has become an Allowed Claim pursuant to a Final Order.

37.No Postpetition Interest on Claims.  Unless otherwise specifically provided for in the Plan, this Confirmation Order, or Final Order of this Court, or required by applicable bankruptcy law (including, without limitation, as required pursuant to section 506(b) or section 511 of the Bankruptcy Code), postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

38.Reserve for Disputed Claims.  The Debtors, the Reorganized Debtors and the Distribution Agent may, in their respective sole discretion, establish such appropriate reserves for Disputed Claims in the applicable Class(es) as it determines necessary and appropriate, in each case with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement or as approved by order of this Court.  Without limiting the foregoing, reserves (if any) for Disputed Claims shall equal, as applicable, an amount of Cash or shares of New Equity Interests equal to 100% of distributions to which Holders of Disputed Claims in each applicable Class would otherwise be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims in their respective Face Amount (or based on the Debtors’ books and records if the applicable Holder has not yet Filed a Proof of Claim and the Claims Bar Date has not yet expired); provided, however, that the Debtors and the Reorganized Debtors, as applicable, shall have the right to file a motion seeking to estimate any Disputed Claims.

39.Payment of Statutory Fees; Post-Effective Date Fees and Expenses.  All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors.  On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with this Court quarterly reports in a form reasonably acceptable to the United States Trustee.  Each Debtor shall remain obligated to pay quarterly fees to the Office of the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.  The Reorganized Debtors shall pay the liabilities and charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Professionals relating to the preparation of interim and final fee applications and obtaining this Court’s approval thereof) in the ordinary course of business and without application or notice to, or order of, this Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the Prepetition Notes Indenture Trustee and the fees, costs, and expenses incurred by Professionals in connection with the implementation, enforcement and

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Consummation of the Plan and the Restructuring Documents.

40.Payment of Fees and Expenses of Certain Creditors.  The Debtors shall, on and after the Effective Date and to the extent invoiced, pay (i) the Prepetition Credit Agreement Agent & Lenders Fees and Expenses, (ii) the Ad Hoc Noteholders Committee Fees and Expenses, and (iii) the Backstop Parties Fees and Expenses (in each case whether accrued prepetition or postpetition and to the extent not otherwise paid during the Chapter 11 Cases), without application by any such parties to this Court, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise; provided, however, if the Debtors or the Reorganized Debtors and any such Entity cannot agree with respect to the reasonableness of the fees and expenses (incurred prior to the Effective Date) to be paid to such party, the reasonableness of any such fees and expenses shall be determined by this Court (with any undisputed amounts to be paid by the Debtors on or after the Effective Date (as applicable) and any disputed amounts to be escrowed by the Reorganized Debtors).  The payment and reimbursement for amounts incurred prior to the Effective Date described in this paragraph and Article V.W of the Plan shall be done in accordance with paragraph 5 of the Plan Support Agreement Order.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the fees and expenses described in this paragraph and Article V.W of the Plan shall not be subject to the Administrative Claims Bar Date.

41.Payment of Fees and Expenses of Indenture Trustee.  The Debtors shall, on and after the Effective Date and upon the presentment of invoices in customary form (which may be redacted to preserve any confidential or privileged information), pay the Prepetition Notes Indenture Trustee Fees and Expenses (in each case whether accrued prepetition or postpetition and to the extent not otherwise paid during the Chapter 11 Cases), without application by any party to this Court, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise; provided, however, if the Debtors or Reorganized Debtors and the Prepetition Notes Indenture Trustee cannot agree with respect to the reasonableness of any Prepetition Notes Indenture Trustee Fees and Expenses (incurred prior to the Effective Date), the reasonableness of any such Prepetition Notes Indenture Trustee Fees and Expenses shall be determined by this Court (with any undisputed amounts to be paid by the Debtors on or after the Effective Date (as applicable) and any disputed amounts to be escrowed by the Reorganized Debtors).  Nothing herein or in the Plan shall be deemed to impair, waive, or discharge the Prepetition Notes Indenture Trustee Charging Lien for any amounts not paid pursuant to the Plan or this Confirmation Order and otherwise claimed by the Prepetition Notes Indenture Trustee pursuant to and in accordance with the Prepetition Notes Indentures.  From and after the Effective Date, the Reorganized Debtors shall pay any Prepetition Notes Indenture Trustee Fees and Expenses in full in Cash without further court approval.  The payment and reimbursement for amounts incurred prior to the Effective Date described in this paragraph and Article V.X of the Plan shall be done in accordance with paragraph 5 of the Plan Support Agreement Order.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the fees and expenses described in this paragraph and Article V.X of the Plan shall not be subject to the Administrative Claims Bar Date.

42.Termination of the Old Parent Interests.  On and as of the Effective Date, the Old

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Parent Interests shall be terminated, cancelled and extinguished.

43.Notice of Confirmed Plan.  In accordance with Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), as soon as reasonably practicable after the Confirmation Date, the Debtors shall serve a notice of entry of this Confirmation Order, substantially in the form attached hereto as Exhibit 4 (the “Notice of Confirmed Plan”) by first-class mail, postage prepaid on all known creditors, equity security holders, the U.S. Trustee and other parties-in-interest in these Chapter 11 Cases; provided, however, that such notice need not be given or served under or pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or this Confirmation Order to any Person or Entity to whom the Debtors mailed a notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved-left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person or Entity of that Person’s or Entity’s new mailing address.  The notice described herein is adequate and appropriate under the particular circumstances and no other or further notice is necessary or required.  The Notice of Confirmed Plan shall have the effect of an order of this Court, shall constitute sufficient notice of the entry of the Confirmation Order to such filing and recording officers and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

44.No Liability for Solicitation.  Based on the factual findings described in this Confirmation Order, the Debtors, the Reorganized Debtors and each of their respective Related Persons are not, and on account of or with respect to the offer, issuance, sale, or purchase of any security under the Plan, and/or solicitation of votes on the Plan, shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the distribution, offer, issuance, sale, or purchase of any securities, including, without limitation, the applicable Plan Securities and Documents under the Plan.  The Debtors, the Reorganized Debtors and each of their respective Related Persons have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws, and regulations and are, therefore, entitled to, and are hereby granted, the protections afforded by section 1125(e) of the Bankruptcy Code.

45.[intentionally deleted]

46.Estimation Proceedings and Other Rights.  Any and all rights of the Debtors and Reorganized Debtors under section 502(c) and section 502(e) of the Bankruptcy Code are reserved.

47.[intentionally deleted]

48.Failure to Consummate Plan.  If the Confirmation or the Consummation of the Plan does not occur with respect to one or more of the Debtors, then the Plan shall, with respect to such applicable Debtor or Debtors, be null and void in all respects and nothing contained in the Plan, the Disclosure Statement or this Confirmation Order shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (3) constitute an Allowance of

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any Claim or Equity Interest; or (4) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

49.Successors and Assigns.  The rights, benefits and obligations of any Person or Entity named or referred to in the Plan or this Confirmation Order shall be binding on, and shall inure to the benefit, of any heir, executor, administrator, successor or assign of each such Person or Entity.

50.No Successors In Interest.  Except as to obligations expressly assumed pursuant to the Plan, the Reorganized Debtors shall not be deemed to be successors to the Debtors and shall not assume, nor be deemed to assume, or in any way be responsible for, any successor liability or similar liability with respect to the Debtors or the Debtors’ operations that are not expressly assumed or reinstated in connection with, or expressly provided by, the Plan or this Confirmation Order.

51.Return of Deposits.  Notwithstanding anything to the contrary in the Plan or in an order previously entered by this Court, all adequate assurance deposits provided by the Debtors to utility providers pursuant to the Final Order Under 11 U.S.C. §§ 105(a) and 366 (I) Prohibiting Utility Companies from Altering or Discontinuing Service on Account of Prepetition Invoices, (II) Approving Deposit as Adequate Assurance of Payment, and (III) Establishing Procedures for Resolving Requests by Utility Companies for Additional Assurance of Payment [Docket No. 199] shall be returned to the Reorganized Debtors within ten (10) Business Days of the applicable utility receiving written notice of the occurrence of the Effective Date.

52.Retention of Jurisdiction.  Pursuant to sections 105(a) and 1142 of the Bankruptcy Code and notwithstanding the entry of this Confirmation Order or the occurrence of the Effective Date, this Court shall retain exclusive jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters arising under or in, or related to, the Chapter 11 Cases, the Debtors, and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction over the matters set forth in Article XI of the Plan.  This Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Confirmation Order.  Notwithstanding the foregoing or any provision of this Confirmation Order to the contrary, any dispute arising under or in connection with the Exit Loan Facility shall be dealt with in accordance with the provisions of the applicable Exit Loan Facility Document.  For the avoidance of doubt, this Court shall retain exclusive jurisdiction over all matters arising under, in connection with, and related to, that certain Motion for Entry of Orders (I) Establishing Bidding and Sale Procedures; (II) Approving the Sale of Assets; and (III) Granting Related Relief [Docket No. 846] (the “Pipeline Sale Motion”), that certain Complaint for Order Authorizing the Sale of Property of the Estate and of Co-Owner Pursuant to Section 363(h) of the Bankruptcy Code (Adversary Case 17-50052) [Docket No. 850] (the “Pipeline Adversary Proceeding”), any order entered in connection therewith, and any sale or other transaction described therein or contemplated thereby (collectively, the “Pipeline Sale”).  The Reorganized Debtors may, at their discretion, seek or continue to seek an order approving the sale, transfer, or other disposition of the Pipeline pursuant to the Bankruptcy Code, including section 363 thereof, and subject to the terms of the Pipeline Bidding Procedures Order, and such sale, transfer, or other disposition shall be considered a Restructuring Transaction.

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53.Headings.  The headings contained within this Confirmation Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Confirmation Order.

54.Existing Board of Directors.  The existing boards of directors and other governing bodies of the Debtors shall be deemed to have resigned on and as of the Effective Date, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity.

55.References to Plan Provisions.  The failure specifically to include or reference any particular article, section or provision of the Plan (and the Plan Supplement) or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of this Court that the Plan (and the exhibits and schedules thereto) be confirmed in its entirety and any related documents be approved in their entirety and incorporated herein by reference.

56.No Admission or Waiver.  None of the filing of the Plan, any statement or provision contained within the Plan or the taking of any action by any Debtor with respect to the Plan (and Plan Supplement), the Disclosure Statement or Confirmation Order shall be or shall be deemed to be an admission or wavier of any rights of any Debtor.

57.Confirmation Order Controlling.  The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is any conflict or inconsistency between the Plan and this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the terms of this Confirmation Order shall control and govern.

58.Immediate Effectiveness of this Confirmation Order.  Pursuant to Bankruptcy Rule 3020(e), the fourteen day stay of this Confirmation Order imposed thereby is waived and the Debtors are hereby authorized to consummate the Plan and the transactions contemplated thereby immediately upon the entry of this Confirmation Order upon the Court’s docket, subject to the satisfaction or waiver of the conditions set forth in Article IX of the Plan.

59.Final Order.  This Confirmation Order is a final order and the period in which an appeal thereof must be filed shall commence upon its entry.

60.Termination of Challenge Period.  The Challenge Period (as defined in the Interim Cash Collateral Orders) terminated prior to the entry of this Confirmation Order, and the stipulations, admissions, findings, relief, releases, and other provisions contained in the Interim Cash Collateral Orders shall be binding on the Debtors’ estates and all parties in interest.

61.Miscellaneous/Reservations of Rights.

(a)Claims of Governmental Units.  Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins: (i) any liability to any Governmental Unit that is not a “claim” as defined in 11 U.S.C. § 101(5); (ii) any Claim of a Governmental Unit arising on

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or after the Confirmation Date; (iii) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the post-Confirmation owner or operator of property; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors.  Nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.  Notwithstanding any provision of the Plan, this Confirmation Order, or any implementing or supplementing plan documents, the United States’ setoff rights under federal law as recognized in section 553 of the Bankruptcy Code, and recoupment rights, shall be preserved and are unaffected.  Nothing in this Confirmation Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Confirmation Order or the Plan or to adjudicate any defense asserted under this Confirmation Order or the Plan.

(b)Cimarron National Grassland.  As part of its regular operations, the Debtors have maintained and operated, and the Reorganized Debtors will continue to maintain and operate, on the Cimarron National Grassland, land under the jurisdiction and control of the United States Department of Agriculture, certain tanks, piping, and related equipment for the storage and/or transmission of natural gas and/or other petroleum hydrocarbons.  Within ninety (90) days of the Effective Date, the Reorganized Debtors shall submit to the Cimarron National Grassland an application for a Special Use Authorization for that facility as required by the Department of Agriculture for activities of private parties on the Cimarron National Grassland or shall remove the Tank Battery Facility currently on the Cimarron National Grassland.  Additionally, the Reorganized Debtors agree that, within ninety (90) days of the Effective Date, they shall commence an assessment of the Cimarron National Grassland lands potentially affected by past operations at the Tank Battery Facility and shall address any environmental contamination at that facility.

(c)Ad Valorem Taxes.  Ad valorem taxes for the 2017 tax year are hereby designated to be post-confirmation debt incurred in the ordinary course of business by the Reorganized Debtors, to be timely paid in the ordinary course by them without the necessity of the filing of administrative expense claims or requests for payments, and if not so timely paid, will be subject to state court collection procedures without the necessity of further recourse to this Court.

(d)Insurance Contracts.  Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Restructuring Documents, this Confirmation Order, or any notice relating to the assumption of executory contracts or leases or any notice of cure amount, any other document related to any of the foregoing or any other order of this Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release, or requires a party to opt-out of a release): (a) on the Effective Date, each Insurance Contract and each Employee Compensation and Benefit Program (including, without limitation, LINA Group Life Insurance Policy No. FLX-966856, LINA Group Accident Policy No. OK-968361, LINA Group Long-Term Disability Policy No. LK-964709, LINA Agreement for Administrative Services Only No. SHD-962698 (Short Term Disability), LINA Administrative Services Agreement No. FML-962698 (Family Medical Leave), and CBH Agreement for Life Assistance Program Services (associated with LINA LTD Policy No. LK-

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964709) (in each case, including all amendments, exhibits, schedules, certificates, renewal caveats and addendums related thereto)) will be deemed and treated as an Executory Contract that is and will be assumed by the Debtors pursuant to sections 105, 365(a) and 1123 of the Bankruptcy Code without the need or requirement of any Insurer or beneficiary to File, or serve any objection to, a proposed cure amount or Cure Claim Amount, or a request, application, claim, Proof of Claim, proof or motion for payment or allowance of any Administrative Claim or Allowed Administrative Claim; (b) all terms, conditions, rights, claims (including claims by operation of subrogation), liabilities, obligations, defenses, limitations and exclusions set forth in, or arising pursuant to any Insurance Contract or Employee Compensation and Benefit Program shall survive and shall not be amended, modified, waived, released, discharged or impaired in any respect and shall remain in full force and effect and subject to applicable non-bankruptcy law, and the Reorganized Debtors and/or Released Parties, as applicable, shall remain liable for all obligations thereunder regardless of whether they arise before or after the Effective Date; (c) any liens and/or claims of US Specialty on collateral pursuant to the Insurance Contracts between US Specialty and the Debtors (including any trust agreement), including but not limited to (i) any prepetition or post-petition letters of credit, (ii) any funds it is holding and/or being held for it, whether in trust, security or otherwise and (iii) any substitutions or replacement of said funds (including accretions to and interest earned on said funds), as well as any set-off and/or recoupment rights of US Specialty shall not be released, primed or otherwise effected; and (d)  to the extent that US Specialty pays any Claim of a third-party on account of its obligations as surety and subrogates to such Claim or any Claim that US Specialty could be subrogated to, such Claim and any lien and/or right of setoff and/or recoupment pursuant to such Claim shall not be disallowed or released; (e) unless previously effectuated by separate order entered by this Court, entry of this Confirmation Order shall constitute this Court’s approval of the Debtors’ assumption of each of the Insurance Contracts and Employee Compensation and Benefit Programs; and (f) Confirmation and Consummation of the Plan will not impair or otherwise modify any available defenses of the Reorganized Debtors, or any Insurer under any Insurance Contract or Employee Compensation and Benefit Program.

(e)Bank of New York Mellon.  Effective as of the Effective Date, the Bank of New York Mellon, in its capacity as escrow agent pursuant to the Subscription Escrow Agreement (as defined in the Backstop Commitment Agreement), and its Related Persons shall neither have nor incur any liability to any Entity for any Claims or Causes of Action arising prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to, the Backstop Commitment Agreement, the Noteholders Rights Offering, or the issuance or distribution of the New Equity Interests; provided that the exculpation set forth in this paragraph shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence actual fraud, or willful misconduct.

(f)Newfield Exploration.  Notwithstanding any provision contained in the Plan or this Confirmation Order to the contrary, the rights, claims, and defenses of Newfield Exploration Company, Newfield Exploration Mid-Continent Inc., and Newfield Production Company (collectively, “Newfield”) are preserved with respect to the Debtors’ pooling election dispute involving Meier 1H-35X Well, 2-17N-10W, Blaine Co. and may be asserted in any future proceedings, including any proceedings before the Oklahoma Corporation Commission

31

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(“OCC”), and nothing in this Confirmation Order or the Plan shall enjoin Newfield from asserting such rights, claims and defenses in any current or future proceedings before the OCC.

(g)Seitel Agreements.  Notwithstanding anything to the contrary contained in the Plan, any Plan Supplement or this Confirmation Order:  (i) all Executory Contracts, including, but not limited to, all 2D and 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreements and Seismic Data Licensing Agreements and all supplements, amendments, schedules and attachments thereto (collectively, the “Seitel Agreements”) between any of the Debtors, on the one hand, and any of Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp., Seitel Canada Ltd. f/k/a Olympic Seismic Ltd. and any of their joint ventures, including without limitation Digitel Data Joint Venture (individually and collectively, “Seitel”), on the other hand, shall be and hereby are rejected pursuant to section 365 of the Bankruptcy Code and terminated as of the date of entry of this Confirmation Order; (ii) to the extent necessary, the automatic stay under section 362 of the Bankruptcy Code is hereby modified to permit the termination of the Seitel Agreements; and (iii) the Debtors shall comply with all confidentiality provisions, destruction of data and verification of destruction of data provisions required by the Seitel Agreements, including without limitation the performance and execution of the verification of return/destruction letter between the Debtors and Seitel that has been provided by Seitel to the Debtors.

(h)Merit Energy Company, LLC, Pipeline Sale Motion, and Pipeline Adversary Proceeding.  Notwithstanding any other provision of this Confirmation Order or the Plan to the contrary, all rights, claims, interests, and defenses of Merit Energy Company, LLC and its interest owners (collectively, “Merit”) and Koch Fertilizer, LLC and its affiliates (“Koch”), are unaffected and preserved in each case with respect to Merit’s ownership of the Pipeline, the pending Pipeline Sale Motion, the Pipeline Adversary Proceeding (or any subsequent actions regarding the Pipeline), and any Pipeline Sale. Without limiting the foregoing and notwithstanding any other provision of this Confirmation Order and the Plan to the contrary:

i.

All claims, counterclaims, defenses, damages, rights, and interests of Merit and Koch, whether conferred by contract, statute, the Bankruptcy Code, at law or at equity, including but not limited to any possible administrative claim, secured claim, setoff/offset, recoupment, and other security rights, in each case in or with respect to the Pipeline or proceeds of the Pipeline Sale (collectively, the “Merit/Koch Claims”), shall  survive and be unaffected by confirmation of the Plan and entry of Confirmation Order, are fully reserved, and will not be released, discharged, or enjoined by the Plan or this Confirmation Order (with all parties’ rights, defenses, and objections reserved, including with respect to the determination and treatment of any asserted Merit/Koch Claims); provided, that the Merit/Koch Claims shall not include Merit’s existing general unsecured claim (Claim #1414), which shall be treated as set forth under the Plan, except to the extent such claim is subject to setoff and recoupment in connection with the Pipeline Sale;

32

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ii.

No provision of the Plan, this Confirmation Order, the Exit Facility Credit Agreement, or any other related agreement shall impair, encumber, lien, or otherwise grant a security interest in Merit’s ownership interest in the Pipeline or Merit’s share of any proceeds of the Pipeline Sale;

iii.

The Debtors’ ownership interest in and ability to sell the Pipeline, the Merit/Koch Claims, and any distribution of sale proceeds arising from or in connection with the Pipeline Sale pursuant to sections 363(h) and 363(j) of the Bankruptcy Code, shall be reserved to the Pipeline Adversary Proceeding; and

iv.

Any and all administrative claims (if any) of Merit or Koch arising from or in connection with the Pipeline Sale will be preserved, will not be barred by the Administrative Claims Bar Date, and will be determined in the Pipeline Adversary Proceeding (with all parties’ rights, defenses, and objections reserved, including with respect to the determination and treatment thereof).

33

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Dated:	March 10, 2017
Wilmington, Delaware
/s/ Laurie Selber Silverstein
THE HONORABLE LAURIE SELBER SILVERSTEIN
UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1

Plan of Reorganization

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

-----------------------------------------------------------	x
In re:	:	Chapter 11
:
CHAPARRAL ENERGY, Inc., et al.,	:	Case No. 16-11144 (LSS)
:
Debtors. [1]	:	Jointly Administered
:
-----------------------------------------------------------	x

FIRST AMENDED JOINT PLAN OF REORGANIZATION FOR

CHAPARRAL ENERGY, INC. AND ITS AFFILIATE DEBTORS

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

RICHARDS, LAYTON & FINGER, P.A.	LATHAM & WATKINS LLP
Mark D. Collins (No. 2981)	Richard A. Levy
John H. Knight (No. 3848) Joseph C. Barsalona II (No. 6102)	Keith A. Simon David F. McElhoe
One Rodney Square	Annemarie V. Reilly
920 North King Street	885 Third Avenue
Wilmington, Delaware 19801	New York, New York 10022
Telephone: (302) 651-7700	Telephone: (212) 906-1200
Facsimile: (302) 651-7701	Facsimile: (212) 751-4864

Counsel for the Debtors and Debtors-in-Possession

Dated:March 7, 2017

[1]  The Debtors in these cases, along with the last four or five digits of each Debtor’s federal tax identification number, are: CEI Acquisition, L.L.C. (1817); CEI Pipeline, L.L.C. (6877); Chaparral Biofuels, L.L.C. (1066); Chaparral CO2, L.L.C. (1656); Chaparral Energy, Inc. (90941); Chaparral Energy, L.L.C. (20941); Chaparral Exploration, L.L.C. (1968); Chaparral Real Estate, L.L.C. (1655); Chaparral Resources, L.L.C. (1710); Green Country Supply, Inc. (2723); and Roadrunner Drilling, L.L.C. (2399).  The Debtors’ address is 701 Cedar Lake Blvd., Oklahoma City, OK 73114.

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TABLE OF CONTENTS

Article I. RULES OF INTERPRETATION, COMPUTATION OF TIME AND DEFINED TERMS		1

A.	Rules of Interpretation; Computation of Time	1

B.	Defined Terms	2

Article II. ADMINISTRATIVE AND PRIORITY TAX CLAIMS		21

A.	Administrative Claims	21

B.	Priority Tax Claims	22

Article III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS		23

A.	Summary	23

B.	Classification and Treatment of Claims and Equity Interests	24

C.	Special Provision Governing Unimpaired Claims	31

D.	Elimination of Vacant Classes	31

Article IV. ACCEPTANCE OR REJECTION OF THE PLAN		31

A.	Presumed Acceptance of Plan	31

B.	Presumed Rejection of Plan	31

C.	Voting Classes	32

D.	Acceptance by Impaired Class of Claims	32

E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	32

F.	Votes Solicited in Good Faith	32

Article V. MEANS FOR IMPLEMENTATION OF THE PLAN		32

A.	Restructuring Transactions	32

B.	Continued Corporate Existence	33

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C.	Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims	33

D.	Exit Facility Loan Documents	34

E.	No Discharge or Release of Prepetition Credit Agreement Claims or Liens	34

F.	Postpetition Hedge Agreements	35

Notwithstanding anything in this Plan or the Postpetition Hedge Order to the contrary, pursuant to section 1141(d)(4) of the Bankruptcy Code and the Postpetition Hedge Order, the Debtors and the Reorganized Debtors have waived discharge or release of the Postpetition Hedge Claims and upon the Effective Date:  (i) (a) the collateral securing the Reorganized Debtors’ obligations under the Postpetition Hedge Agreements shall become co-extensive with the collateral securing the Exit Facility Loans, and (b) the Postpetition Hedge Claims and Postpetition Hedge Liens of the Postpetition Hedge Providers shall become pari passu with the respective Claims and Liens of the Exit Facility Agent and Exit Facility Lenders under and in connection with the Exit Facility Loans, in each case, as provided in the Exit Facility Loan Documents; and (ii) paragraphs 5, 6(c), 6(d), 6(e), 6(f) and 8 of the Postpetition Hedge Order shall be replaced by the applicable terms of this Plan, the Confirmation Order, the Exit Facility Loan Documents, and the Postpetition Hedge Agreements.

		35

G.	New Equity Interests	35

H.	New Stockholders Agreement; New Registration Rights Agreement	35

Subject to the Restructuring Transactions permitted by Article V.A of this Plan, on the Effective Date, Reorganized Parent shall enter into the New Stockholders Agreement and the New Registration Rights Agreement, each of which shall become effective and binding in accordance with its terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the New Stockholders Agreement and the New Registration Rights Agreement, as applicable).

		35

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On and as of the Effective Date, all of the Holders of New Equity Interests shall be deemed to be parties to the New Stockholders Agreement, without the need for execution by such Holder. The New Stockholders Agreement shall be binding on all Persons receiving, and all Holders of, the New Equity Interests (and their respective successors and assigns), whether such New Equity Interest is received or to be received on or after the Effective Date and regardless of whether such Person executes or delivers a signature page to the New Stockholders Agreement.		36

On and as of the Effective Date, all Backstop Commitment Parties will be deemed to be parties to the New Registration Rights Agreement, without the need for execution by any such Persons. The New Registration Rights Agreement will be binding on all such Persons (and their respective successors and assigns) regardless of whether such applicable Person executes or delivers a signature page to the New Registration Rights Agreement.		36

I.	New Management Incentive Plan	36

J.	Consulting Agreements; New Warrants	36

On the Effective Date, Reorganized Parent shall enter into and consummate the transactions contemplated by the Consulting Agreements (including issuing the New Warrants), each of which shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Consulting Agreements and the New Warrants, as applicable).

		36

K.	Plan Securities and Related Documentation; Exemption from Securities Laws	36

L.	Release of Liens and Claims	37

M.	Organizational Documents of the Reorganized Debtors	38

N.	Directors and Officers of the Reorganized Debtors	38

O.	Corporate Action	38

P.	Cancellation of Notes, Certificates and Instruments	39

Q.	Old Affiliate Interests	40

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R.	Sources of Cash for Plan Distributions	40

S.	Continuing Effectiveness of Final Orders	40

T.	Funding and Use of Carve Out Reserve	40

U.	Backstop Commitment Premium	41

On the Effective Date, New Class A Shares in an amount equal to the Backstop Commitment Premium shall be distributed to the Backstop Commitment Parties under and as set forth in the Backstop Commitment Agreement.		41

V.	Preservation of Royalty and Working Interests	41

Notwithstanding any other provision in this Plan to the contrary, but without limiting Article III.B.8 of this Plan, on and after the Effective Date, all Royalty and Working Interests granted by any Debtor shall, to the extent required by applicable law, be fully preserved and remain in full force and effect in accordance with the applicable terms of the granting instruments or other governing documents applicable to such Royalty and Working Interests, which granting instruments and governing documents shall equally remain in full force and effect to the extent required by applicable law, and no such Royalty and Working Interests shall be altered or impaired by this Plan.

		41

W.	Payment of Fees and Expenses of Certain Creditors	41

X.	Payment of Fees and Expenses of Indenture Trustee	41

Article VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		42

A.	Assumption of Executory Contracts and Unexpired Leases	42

B.	Cure of Defaults; Assignment of Executory Contracts and Unexpired Leases	43

C.	Rejection of Executory Contracts and Unexpired Leases	44

D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	44

E.	D&O Liability Insurance Policies	45

F.	Indemnification Provisions	45

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G.	Employee Compensation and Benefit Programs	45

Subject to the proviso below and the Retirement Agreement and General Release, all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, and programs of the Debtors applicable to any of their respective employees or retirees, and any of the employees or retirees of their respective subsidiaries, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, supplemental executive retirement (SERP) plans, healthcare plans, disability plans, severance benefit plans, incentive plans, retention plans, life, and accidental death and dismemberment insurance plans, health and welfare plans, 401(k) plans, and pension plans listed on Plan Schedule 1 (collectively, the “Employee Compensation and Benefit Programs”), are treated as Executory Contracts under this Plan and on the Effective Date will be assumed by the Debtors pursuant to the provisions of section 365 and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed; provided, that the employments agreements of K. Earl Reynolds, Joseph O. Evans, and James M. Miller shall, as of the Effective Date, be amended and restated as provided in the Amended Employment Agreements, respectively, and assumed by the Debtors as amended and restated.  Any payment obligations under any assumed Employee Compensation and Benefit Program that have been, or purport to have been, accelerated as a result of the commencement of these Chapter 11 Cases or the consummation of any transactions contemplated by this Plan shall be reinstated in accordance with section 1124 of the Bankruptcy Code and such acceleration shall be rescinded and deemed not to have occurred.

		45

H.	Postpetition Hedge Agreements	46

On the Effective Date and pursuant to the Postpetition Hedge Order, each Postpetition Hedge Agreement shall be deemed and treated as an Executory Contract that is and shall be assumed by the Reorganized Debtors pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed.  All Postpetition Hedge Obligations shall constitute indebtedness and obligations of the Reorganized Debtors.  Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the Postpetition Hedge Agreements.  Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors under the Postpetition Hedge Agreements.

		46

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I.	Insurance Contracts	46

On the Effective Date, and without limiting the terms or provisions of Paragraph E of this Article VI, each Insurance Contract shall be deemed and treated as an Executory Contract that is and shall be assumed by the Debtors pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed.  Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the Insurance Contracts.  Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors or any Insurer under the Insurance Contracts.

		46

J.	Extension of Time to Assume or Reject	46

Notwithstanding anything to the contrary set forth in Article VI of this Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is ten (10) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired.  The deemed assumption provided for in Article VI.A of this Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Reorganized Debtors following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

		46

K.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	46

Article VII. PROVISIONS GOVERNING DISTRIBUTIONS		47

A.	Distributions for Claims Allowed as of the Effective Date	47

B.	No Postpetition Interest on Claims	47

C.	Distributions by the Reorganized Debtors or Other Applicable Distribution Agent	47

D.	Delivery and Distributions; Undeliverable or Unclaimed Distributions	48

E.	Compliance with Tax Requirements	50

F.	Allocation of Plan Distributions Between Principal and Interest	50

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G.	Means of Cash Payment	51

H.	Timing and Calculation of Amounts to Be Distributed	51

I.	Setoffs	51

Article VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS		52

A.	Resolution of Disputed Claims	52

B.	No Distributions Pending Allowance	53

C.	Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims	53

D.	Reserve for Disputed Claims	53

Article IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		54

A.	Conditions Precedent to Confirmation	54

B.	Conditions Precedent to Consummation	54

C.	Waiver of Conditions	55

D.	Effect of Non-Occurrence of Conditions to Confirmation or Consummation	55

Article X. RELEASE, discharge, INJUNCTION AND RELATED PROVISIONS		56

A.	General	56

B.	Release of Claims and Causes of Action	56

C.	Waiver of Statutory Limitations on Releases	59

D.	Discharge of Claims	59

E.	Exculpation	60

F.	Preservation of Causes of Action	61

G.	Injunction	61

H.	Binding Nature Of Plan	62

I.	Protection Against Discriminatory Treatment	62

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J.	Plan Indemnity	62

K.	Integral Part of Plan	63

Article XI. RETENTION OF JURISDICTION		63

Article XII. MISCELLANEOUS PROVISIONS		65

A.	Substantial Consummation	65

B.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses	65

C.	Conflicts	65

D.	Modification of Plan	65

E.	Revocation or Withdrawal of Plan	66

F.	Successors and Assigns	66

G.	Reservation of Rights	66

H.	Further Assurances	66

I.	Severability	67

J.	Service of Documents	67

K.	Exemption from Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code	68

L.	Governing Law	69

M.	Tax Reporting and Compliance	69

N.	Schedules	69

O.	No Strict Construction	69

P.	Entire Agreement	69

Q.	Closing of Chapter 11 Cases	69

R.	2002 Notice Parties	70

S.	Certain Governmental Matters	70

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EXHIBITS

Exhibit A	Amended/New Organizational Documents

Exhibit B	Exit Facility Credit Agreement

Exhibit C	Exit Facility Term Sheet

Exhibit D	New Registration Rights Agreement

Exhibit E	New Registration Rights Term Sheet

Exhibit F	New Stockholders Agreement

Exhibit G	Plan Term Sheet

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PLAN SCHEDULES

Plan Schedule 1	Employee Compensation and Benefit Programs

Plan Schedule 2	Directors & Officers Liability Insurance Policies and Indemnification Provisions

Plan Schedule 3	Litigation Claims

Plan Schedule 4	New Board

Plan Schedule 5	Rejected Executory Contracts and Unexpired Leases

ii

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FIRST AMENDED JOINT PLAN OF REORGANIZATION FOR

CHAPARRAL ENERGY, INC. AND ITS AFFILIATE DEBTORS

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Chaparral Energy, Inc. and the other above-captioned debtors and debtors-in-possession (each a “Debtor” and, collectively, the “Debtors”) jointly propose the following plan of reorganization (the “Plan”) for the resolution of the outstanding Claims (as defined below) against, and Equity Interests (as defined below) in, each of the Debtors.  Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims against and Equity Interests in each Debtor pursuant to the Bankruptcy Code.  The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code (as defined below).  Reference is made to the Disclosure Statement (as such term is defined herein and distributed contemporaneously herewith) for a discussion of the Debtors’ history, business, results of operations, historical financial information, and projections, and for a summary and analysis of this Plan, the treatment provided for herein and certain related matters.  There also are other agreements and documents, which will be filed with the Bankruptcy Court (as defined below), that are referenced in this Plan or the Disclosure Statement as Exhibits and Plan Schedules.  All such Exhibits and Plan Schedules are incorporated into and are a part of this Plan as if set forth in full herein.  Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019 and the terms and conditions set forth in this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

Article I.

RULES OF INTERPRETATION, COMPUTATION OF TIME AND DEFINED TERMS

A.	Rules of Interpretation; Computation of Time

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced item shall be substantially in that form or substantially on those terms and conditions; (c) except as otherwise provided herein, any reference herein to an existing or to be Filed contract, lease, instrument, release, indenture, or other agreement or document shall mean as it may be amended, modified or supplemented from time to time; (d) any reference to an Entity as a Holder of Claim or Equity Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references herein to “Articles”, “Sections”, “Exhibits” and “Plan Schedules” are references to Articles, Sections, Exhibits and Plan Schedules hereof or hereto; (f) unless otherwise stated, the words ‘‘herein,’’ “hereof,” “hereunder” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, indenture, or other agreement or document entered into in connection with this Plan and except as expressly provided in Article XII.C of this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan; (j) references to a specific article, section, or subsection of any statute, rule, or regulation expressly referenced herein shall, unless otherwise specified,

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include any amendments to or successor provisions of such article, section, or subsection; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (l) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (m) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; and (n) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated.  Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to “the Debtors” or to “the Reorganized Debtors” shall mean “the Debtors and the Reorganized Debtors”, as applicable, to the extent the context requires.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.  If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

B.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

“510(b) Equity Claim” means any Claim subordinated pursuant to section 510(b) of the Bankruptcy Code.

“Accrued Professional Compensation” means, with respect to a particular Professional, an Administrative Claim of such Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred on or after the Petition Date and prior to and including the Effective Date.

“Ad Hoc Noteholders Committee” means that certain ad hoc committee of Holders of the Prepetition Notes.

“Ad Hoc Noteholders Committee Fees and Expenses” means all unpaid reasonable and documented costs, fees, disbursements, charges and out-of-pocket expenses of the Ad Hoc Noteholders Committee incurred in connection with the Chapter 11 Cases, including, but not limited to, the reasonable and documented costs, fees, disbursements, charges and out-of-pocket expenses of the Ad Hoc Noteholders Committee Professionals.

“Ad Hoc Noteholders Committee Professionals” means, collectively, (i) Milbank, Tweed, Hadley & McCloy LLP, as counsel to the Ad Hoc Noteholders Committee, (ii) PJT Partners LP, as financial advisor to the Ad Hoc Noteholders Committee, (iii) Tudor, Pickering, Holt & Co. Advisors, LLC, as investment banker to the Ad Hoc Noteholders Committee, (iv) Drinker Biddle & Reath LLP, as Delaware counsel to the Ad Hoc Noteholders Committee, and (v) any other professional retained by the Ad Hoc Noteholders Committee during the Chapter 11 Cases.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases that are Allowed under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the

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Debtors; (b) Professional Fee Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred on or after the Petition Date and through the Effective Date; (c) all fees and charges assessed against the Estates under section 1930, chapter 123, of title 28, United States Code; (d) the Ad Hoc Noteholders Committee Fees and Expenses; (e) the Prepetition Notes Indenture Trustee Fees and Expenses; (f) the Prepetition Credit Agreement Agent & Lenders Fees and Expenses; (g) the Backstop Parties Fees and Expenses, and (h) the Cure Claim Amounts.

“Administrative Claims Bar Date” means the Business Day which is thirty (30) days after the Effective Date, or such other date as approved by Final Order of the Bankruptcy Court.

“Affiliate” means an “affiliate”, as defined in section 101(2) of the Bankruptcy Code.

“Affiliate Debtor(s)” means, individually or collectively, any Debtor or Debtors other than Parent.

“Allowed” means, with respect to a Claim or Equity Interest, an Allowed Claim or Equity Interest in a particular Class or category specified.  Any reference herein to the allowance of a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

“Allowed Claim” means any Claim that is not a Disputed Claim or a Disallowed Claim and (a) for which a Proof of Claim has been timely Filed by the applicable Claims Bar Date and as to which no objection to allowance thereof has been timely interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court; (b) that has been listed by the Debtors in their Schedules as liquidated in a specified amount and is not disputed or contingent and for which no contrary Proof of Claim has been timely Filed; or (c) that is expressly Allowed pursuant to the terms of this Plan or a Final Order of the Bankruptcy Court.  The term “Allowed Claim” shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in sections 506(b) or 511 of the Bankruptcy Code or as otherwise expressly set forth in this Plan or a Final Order of the Bankruptcy Court.

“Allowed _____ Claim” means an Allowed Claim of the type described.

“Amended/New Organizational Documents” means, as applicable, the amended and restated or new applicable organizational documents of Reorganized Parent in substantially the form attached to this Plan as Exhibit A or Filed with the Plan Supplement.

“Amended Employment Agreements” means the amended and restated employment agreements of each of K. Earl Reynolds, Joseph O. Evans, and James M. Miller, in the form attached as Exhibit 1 to the Plan Term Sheet.

“Avoidance Actions” means any and all avoidance, recovery, subordination or similar actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under chapter 5 of the Bankruptcy Code.

“Backstop Commitment” has the meaning set forth in the Backstop Commitment Agreement.

“Backstop Commitment Agreement” means the Backstop Commitment Agreement approved by the Bankruptcy Court in the applicable Rights Offerings Procedures Order.

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“Backstop Commitment Premium” means the “Commitment Premium” under, and as defined by, the Backstop Commitment Agreement, as approved by the applicable Rights Offerings Procedures Order, which shall take the form of New Class A Shares.

“Backstop Parties” means the “Commitment Parties” under, and as defined by, the Backstop Commitment Agreement.

“Backstop Parties Fees and Expenses” means all unpaid reasonable and documented fees and out-of-pocket expenses of the Backstop Parties incurred in connection with the Backstop Commitment and the Backstop Commitment Agreement, including, but not limited to, the Backstop Commitment Premium and the reasonable and documented fees and out-of-pocket expenses of their respective professionals, in each case to the extent due and payable under the Backstop Commitment Agreement and applicable Rights Offerings Procedures Order.

“Ballots” means the ballots accompanying the Disclosure Statement, which were approved by the Disclosure Statement Order (modified, as necessary, based upon the applicable voting party in accordance with the Disclosure Statement Order), including any Master Ballots and Beneficial Owner Ballots.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Cases.

“Beneficial Holder” means, as of the applicable date of determination, a beneficial owner of the Prepetition Notes or Old Parent Interests as reflected in the records maintained by the Registered Record Owner or Intermediary Record Owner, as applicable.

“Beneficial Holder Ballots” means the Ballots accompanying the Disclosure Statement upon which Beneficial Holders of (i) the Prepetition Notes entitled to vote should, among other things, indicate their acceptance or rejection of this Plan and (ii) the Old Parent Interests may affirmatively opt out of the Third Party Release.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means the legal tender of the United States of America or the equivalent thereof.

“Carve Out Reserve” means the reserve established and maintained by the Reorganized Debtors from Cash on hand existing immediately prior to the Effective Date to pay in full in Cash the Professional Fee Claims incurred on or prior to the Effective Date.

“Causes of Action” means any claims, causes of action (including Avoidance Actions), demands, actions, suits, obligations, liabilities, cross-claims, counterclaims, offsets, or setoffs of any kind or character whatsoever, in each case whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, under statute, in contract, in tort, in law, or in equity, or pursuant to any other theory of law, federal or state, whether asserted or assertable directly or derivatively in law or equity or

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otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

“Chapter 11 Case(s)” means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court, and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court being jointly administered under Case No. 16-11144 (LSS).

“Claim” means any “claim” (as defined in section 101(5) of the Bankruptcy Code) against any Debtor.

“Claims Bar Date” means the last date for filing a Proof of Claim in these Chapter 11 Cases, as provided in the Claims Bar Date Order.

“Claims Bar Date Order” means that certain Order Pursuant to Bankruptcy Rule 3003(c)(3) and Local Rule 2002-1(e) Establishing Bar Dates and Related Procedures for Filing Proofs of Claim (Including for Administrative Expense Claims Arising Under Section 503(b)(9) of the Bankruptcy Code) and Approving the Form and Manner of Notice Thereof, entered by the Bankruptcy Court on July 1, 2016 (Docket No. 270), as amended, supplemented or modified from time to time.

“Claims Objection Deadline” means, with respect to any Claim, the latest of (a) one hundred eighty (180) days after the Effective Date; (b) ninety (90) days after the Filing of an applicable Proof of Claim, or (c) such other date as may be specifically fixed by Final Order of the Bankruptcy Court for objecting to such Claim.

“Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

“CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

“Collateral” means any property or interest in property of the Debtors’ Estates that is subject to a valid and enforceable Lien to secure a Claim.

“Commission” means the U.S. Securities and Exchange Commission.

“Confirmation” means the occurrence of the Confirmation Date, subject to all conditions specified in Article IX of this Plan having been satisfied or waived pursuant to Article IX of this Plan.

“Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to

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section 1129 of the Bankruptcy Code, which order shall be consistent in all material respects with the Plan Support Agreement and the Plan Term Sheet, and otherwise in form and substance acceptable to the Debtors and the Required Consenting Creditors in the manner set forth in the Plan Support Agreement.

“Consenting Creditors” means, collectively, the Consenting Prepetition Lenders and the Consenting Noteholders.

“Consenting Noteholders” means those Holders of the Prepetition Notes that are party to the Plan Support Agreement as “Consenting Noteholders” thereunder.

“Consenting Prepetition Lenders” means those Holders of the Prepetition Credit Agreement Claims that are party to the Plan Support Agreement as “Consenting Prepetition Lenders” thereunder.

“Consulting Agreements” means the consulting agreements attached as Exhibit 3 to the Plan Term Sheet.

“Consummation” means the occurrence of the Effective Date.

“Convenience Class Claim” means a General Unsecured Claim (other than a Royalty Payment Litigation Claim) with a Face Amount equal to or less than $100,000.

“Convenience Class Election” means the timely and proper election by the Holder of a General Unsecured Claim (other than a Royalty Payment Litigation Claim) with a Face Amount in excess of $100,000 to nonetheless be treated in the same manner as a Convenience Class Claim, which election shall be made on the Ballot of such applicable Holder.

“Cure Claim Amount” has the meaning set forth in Article VI.B of this Plan.

“D&O Liability Insurance Policies” means all insurance policies (including, without limitation, the D&O Tail Policy, any general liability policies, any errors and omissions policies, and, in each case, any agreements, documents, or instruments related thereto) issued at any time and providing coverage for liability of any Debtor’s directors, managers, and officers, including as listed on Plan Schedule 1 and/or Plan Schedule 2.

“D&O Tail Policy” means that certain directors’ & officers’ liability insurance policy purchased by the Debtors prior to the Petition Date.

“Debtor(s)” means, individually, any of the above-captioned debtors and debtors-in-possession and, collectively, all of the above-captioned debtors and debtors-in-possession.

“Debtor Release” has the meaning set forth in Article X.B hereof.

“Debtor Releasing Parties” has the meaning set forth in Article X.B hereof.

“Disallowed Claim” means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, or (b) (i) is Scheduled at zero, in an unknown amount or as contingent, disputed or unliquidated and (ii) as to which the Claims Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed under applicable law.

“Disclosure Statement” means that certain Disclosure Statement for the Joint Plan Of Reorganization For Chaparral Energy, Inc. And Its Affiliate Debtors Under Chapter 11 Of The

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Bankruptcy Code, dated as of January 25, 2017 (as amended, supplemented, or modified from time to time) that was approved by the Disclosure Statement Order.

“Disclosure Statement Order” means that certain Order (A) Approving the Disclosure Statement, (B) Establishing the Voting Record Date, Voting Deadline and Other Dates, (C) Approving Procedures for Soliciting, Receiving and Tabulating Votes on the Plan and for Filing Objections to the Plan and (D) Approving the Manner and Form of Notice and Other Related Documents, entered by the Bankruptcy Court on January 25, 2017 (Docket No. 780), as such order may be amended, supplemented, or modified from time to time.

“Disputed Claim” means any Claim, or any portion thereof, that is not a Disallowed Claim, that has not been Allowed pursuant to this Plan or a Final Order of the Bankruptcy Court, and

(a)if a Proof of Claim has been timely Filed by the applicable Claims Bar Date, such Claim is designated on such Proof of Claim as unliquidated, contingent or disputed, or in zero or unknown amount, and has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court; or

(b)if either (1) a Proof of Claim has been timely Filed by the applicable Claims Bar Date or (2) a Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, or in zero or unknown amount, a Claim (i) as to which any Debtor has timely filed an objection or request for estimation in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court or for which such time period to object or file a request for estimation has not yet expired as of the applicable date of determination or (ii) which is otherwise disputed by any Debtor in accordance with applicable law, in each case which objection, request for estimation or dispute has not been withdrawn, overruled or determined by a Final Order; or

(c)that is the subject of an objection or request for estimation Filed in the Bankruptcy Court and which such objection or request for estimation has not been withdrawn, resolved or overruled by Final Order of the Bankruptcy Court; or

(d)that is otherwise disputed by any Debtor in accordance with the provisions of this Plan or applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

“Distribution Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors to serve as distribution agent under this Plan.  For purposes of distributions under this Plan to the Holders of Allowed Prepetition Credit Agreement Claims and Allowed Prepetition Notes Claims, the Prepetition Credit Agreement Agent and the Prepetition Notes Indenture Trustee, respectively, will be and shall act as the Distribution Agent.

“Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions under this Plan, which date shall be the Effective Date.

“DTC” means the Depository Trust Company.

“Effective Date” means the first Business Day on which the conditions specified in Article IX of this Plan, have been satisfied or waived in accordance with the terms of Article IX.

“Employee Compensation and Benefit Programs” has the meaning set forth in Article VI.G of this Plan.

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“Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

“Equity Interest” means (a) any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding shares of stock and other ownership interests, together with (i) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to any Debtor, and all rights arising with respect thereto and (ii) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include: (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and call and put rights; (4) share-appreciation rights; and (5) all Unexercised Equity Interests, and (b) any 510(b) Equity Claim, in each case, as in existence immediately prior to the Effective Date.

“Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.

“Estate(s)” means, individually, the estate of each of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§  78a et seq., as now in effect or hereafter amended, and any similar federal, state or local law.

“Exculpated Parties” means, collectively, the Debtors, the Reorganized Debtors, and, in each case, the respective current and former officers, directors, principals, employees, members (including ex officio members), and managers that served in such capacity at any time on or after the Petition Date.

“Exculpation” means the exculpation provision set forth in Article X.E hereof.

“Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time).

“Exit Facility Agent” means the administrative agent and collateral agent under the Exit Facility Credit Agreement, solely in its capacity as such.

“Exit Facility Credit Agreement” means the credit agreement, in substantially the form attached to this Plan as Exhibit B or Filed with the Plan Supplement, which credit agreement shall contain terms and conditions consistent in all respects with those set forth on the Exit Facility Term Sheet and, to the extent any terms and conditions are not set forth on or contemplated therein, such other terms and conditions as are acceptable to the Debtors and the Required Consenting Creditors in the manner set forth in the Plan Support Agreement.

“Exit Facility Lenders” means each of the lenders and their Affiliates under the Exit Facility Credit Agreement, solely in their respective capacities as such.

“Exit Facility Loan Documents” means the Exit Facility Credit Agreement and any other guarantee, security agreement, deed of trust, mortgage, and other documents (including UCC financing statements), contracts, and agreements entered into with respect to, or in connection with, the Exit Facility Credit Agreement.

“Exit Facility Loans” means the loans contemplated under the Exit Facility Credit Agreement.

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“Exit Facility Mandate Letter” means that certain letter agreement between the Debtors and the Exit Facility Agent that was approved by the Exit Facility Mandate Letter Order.

“Exit Facility Mandate Letter Order” means that certain Order Authorizing the Debtors to Enter Into and Perform Under Exit Financing Mandate Letter, entered by the Bankruptcy Court on December 14, 2016 (Docket No. 647), as amended, supplemented or modified from time to time.

“Exit Facility Term Sheet” means the term sheet attached as Exhibit D to the Plan Support Agreement, a copy of which is attached hereto as Exhibit C.

“Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount of the Claim asserted by the applicable Holder in any Proof of Claim timely Filed with the Bankruptcy Court and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

“Federal Lease” means the Debtors’ interest in the contracts, leases, covenants, operating rights agreements, rights-of-use and easements, and rights-of-way or other interests or agreements with the United States involving (a) federal lands or hydrocarbon interests; (b) lands or hydrocarbon interests held in trust for Indian Landowners; or (c) lands or hydrocarbon interests held by such Indian Landowners in fee with federal restrictions on alienation.

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

“Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

“General Unsecured Claim” means any Claim that is not a/an: Administrative Claim; Convenience Class Claim; Professional Fee Claim; Priority Tax Claim; Secured Tax Claim; Other Priority Claim; Other Secured Claim; Intercompany Claim; Prepetition Debt Claim; Royalty Payment Litigation Claim or 510(b) Equity Claim.

“Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

“GUC Rights Offering” means that certain rights offering of New Class A Shares to be offered to the Holders of Allowed General Unsecured Claims, as approved by the applicable Rights Offerings Procedures Order.

“Holder” means an Entity holding a Claim or Equity Interest.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity

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Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Indemnification Provisions” means, collectively, each of the provisions currently in place (whether in bylaws, certificates of incorporation, board resolutions, employment contracts or otherwise, including in each case as listed on Plan Schedule 1 and/or Plan Schedule 2) whereby any Debtor agrees to indemnify, reimburse, provide contribution or advance fees and expenses to or for the benefit of, defend, exculpate, or limit the liability of, any Indemnified Party.

“Indemnified Parties” means each of the Debtor’s respective directors, officers, and managers in their respective capacities as such, and solely to the extent that such party was serving in such capacity on or any time after the Petition Date.

“Indian Landowner” means any federally-recognized Indian tribes or Indian individuals holding, or for whom the United States holds in trust, an interest in a Federal Lease.

“Initial Distribution Date” means the date that is as soon as practicable after the Effective Date, but no later than thirty (30) days after the Effective Date, when, subject to the “Treatment” sections in Article III hereof, distributions under this Plan shall commence to Holders of Allowed Claims; provided that any applicable distributions under this Plan on account of the Prepetition Debt Claims shall be made to the applicable Distribution Agent on the Effective Date, and each such Distribution Agent shall make its respective distributions as soon as practicable thereafter.

“Intercompany Claim” means any Claim against any of the Debtors held by another Debtor, other than an Administrative Claim.

“Interim Cash Collateral Orders” means those certain interim orders entered by the Bankruptcy Court governing the use of cash collateral (Docket Nos. 85, 191, 225, 300, 446, 499, 527, 573, and 653), in each case as amended, supplemented or modified from time to time.

“Interior” means the United States Department of Interior.

“Insurance Contract” means all insurance policies and all surety bonds and related agreements of indemnity that have been issued at any time to, or provide coverage to, any of the Debtors and all agreements, documents, or instruments relating thereto.  For the avoidance of doubt, (i) each of the D&O Liability Insurance Policies shall constitute an Insurance Contract and (ii) any indemnity agreements between one or more of the Debtors and US Specialty, as well as any bonds issued by US Specialty to bond the obligations of one or more of the Debtors, shall constitute an Insurance Contract.

“Insurer” means any company or other entity that issued any Insurance Contract, and any respective predecessors and/or affiliates thereof.

“Intermediary Record Owners” means, as of the applicable date of determination, the banks, brokerage firms, or the agents thereof as the Entity through which the Beneficial Holders hold the Prepetition Notes or Old Parent Interests, as applicable.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service of the United States of America.

“Lease Bonds” has the meaning ascribed thereto in Article XII.S of this Plan.

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“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“Litigation Claims” means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or any Estate may hold against any Entity, including, without limitation, the Causes of Action of the Debtors.  A non-exclusive list of the Litigation Claims held by the Debtors as of the Effective Date is attached hereto as Plan Schedule 3 or to be Filed with the Plan Supplement, which shall be deemed to include any derivative actions filed against any Debtor as of the Effective Date.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

“Master Ballot” means the ballot distributed to the Registered Record Owners or Intermediary Record Owners, as applicable, of the Prepetition Notes to record the votes of the Beneficial Holders thereof as of the Voting Record Date.

“New Board” means the initial seven (7) member board of directors of Reorganized Parent, which shall be comprised of the chief executive officer of Reorganized Parent and six (6) members (including the chairman of the New Board) selected by the Required Consenting Noteholders as described in the Plan Term Sheet.  The members of the New Board shall be listed on Plan Schedule 4 attached hereto or to be Filed with the Plan Supplement.

“New Class A Shares” means the Class A common stock in Reorganized Parent, which will equal 82.5% of the New Equity Interests outstanding as of the Effective Date.

“New Class B Shares” means the Class B common stock in Reorganized Parent, which will equal 17.5% of the New Equity Interests outstanding as of the Effective Date.

“New Equity Interests” means the ownership interests in Reorganized Parent authorized to be issued pursuant to this Plan (and subject to the Restructuring Transactions) and the Amended/New Organizational Documents, which ownership interests shall consist of the New Class A Shares and the New Class B Shares.  The New Class A Shares and the New Class B Shares will have identical economic and voting rights, except that the New Class B Shares shall be subject to redemption as provided in the Amended/New Organizational Documents.

“New Equity Interests Pool” means 100% of the New Equity Interests issued and outstanding on the Effective Date prior to dilution by (i) the New Management Incentive Plan Equity, (ii) the Rights Offerings, (iii) the Backstop Commitment Premium, and (iv) any issuances pursuant to the New Warrants.

“New Management Incentive Plan” means a post-Effective Date equity incentive plan providing for the issuance from time to time, as approved by the New Board, of New Class A Shares to senior management of the Reorganized Debtors representing, in the aggregate and on a fully-diluted basis, up to seven percent (7%) of the New Equity Interests issued or to be issued as of the Effective Date.

“New Management Incentive Plan Equity” means the New Class A Shares issued pursuant to the New Management Incentive Plan.

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“New Registration Rights Agreement” means that certain registration rights agreement with respect to the New Equity Interests, in substantially the form attached to this Plan as Exhibit D or Filed with the Plan Supplement, which agreement shall contain terms and conditions consistent in all respects with those set forth on the New Registration Rights Term Sheet and, to the extent any terms and conditions are not set forth on or contemplated therein, such other terms and conditions as are acceptable to the Debtors and the Required Consenting Noteholders in the manner set forth in the Plan Support Agreement.

“New Registration Rights Term Sheet” means the term sheet attached as Exhibit F to the Plan Support Agreement, a copy of which is attached hereto as Exhibit E.

“New Stockholders Agreement” means that certain stockholders agreement of Reorganized Parent, in substantially the form attached to this Plan as Exhibit F or Filed with the Plan Supplement, which agreement shall contain terms and conditions acceptable to the Debtors and the Required Consenting Creditors in the manner set forth in the Plan Support Agreement.

“New Warrants” means the warrants to be issued by Reorganized Parent to certain non-Debtor parties to the Consulting Agreements and Retirement Agreement and General Release, with terms and conditions consistent with such documents and otherwise acceptable to the Debtors and the Required Consenting Creditors in the manner set forth in the Plan Support Agreement.

“Non-Debtor Releasing Parties” means, collectively: (a) the Ad Hoc Noteholders Committee and the members thereof in their capacity as such; (b) the Prepetition Credit Agreement Agent; (c) the Releasing Prepetition Credit Agreement Lenders; (d) the Prepetition Notes Indenture Trustee; (e) the Releasing Prepetition Noteholders; (f) the Releasing Old Parent Interestholders; and (g) those Holders of General Unsecured Claims that do not affirmatively opt out of the Third Party Release as provided on their respective Ballots.

“Non-Voting Classes” means, collectively, Classes 1, 2, 3, 9 and 11.

“Noteholders Rights Offering” means that certain $50 million rights offering of New Class A Shares to be offered to the Prepetition Noteholders and backstopped by the Backstop Parties pursuant to the Backstop Commitment Agreement, as approved by the applicable Rights Offering Procedures Order.

“Notice” has the meaning set forth in Article XII.J of this Plan.

“Old Affiliate Interests” means, collectively, the Equity Interests in each Parent Subsidiary, in each case as in existence immediately prior to the Effective Date.

“Old Parent Interest” means the Equity Interests in Parent, as in existence immediately prior to the Effective Date.

“Ordinary Course Professionals Order” means that certain Order Authorizing the Debtors to Employ and Compensate Certain Professionals in the Ordinary Course of Business Nunc Pro Tunc to the Petition Date, entered by the Bankruptcy Court on June 6, 2016 (Docket No. 105), as amended, supplemented, or modified from time to time.

“Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Other Secured Claim” means any Secured Claim other than an Administrative Claim, Secured

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Tax Claim, or Prepetition Credit Agreement Claim.

“Parent” means Chaparral Energy, Inc., a Delaware corporation, debtor-in-possession in these Chapter 11 Cases.

“Parent Subsidiary” means each direct and indirect, wholly-owned subsidiary of Parent, as debtors-in-possession in these Chapter 11 Cases.

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

“Petition Date” means May 9, 2016, the date on which the Debtors commenced the Chapter 11 Cases.

“Pipeline” has the meaning set forth in the Pipeline Sale Motion.

“Pipeline Adversary Proceeding” means that certain Complaint for Order Authorizing the Sale of Property of the Estate and of Co-Owner Pursuant to Section 363(h) of the Bankruptcy Code (Adversary Case 17-50052), dated as of February 21, 2017 [Docket No. 850].

“Pipeline Bidding Procedures Order” means that certain Order (A) Authorizing And Approving Bid Procedures To Be Employed In Connection With The Sale Of Certain Assets Of The Debtors And Other Co-Owners; (B) Establishing Procedures For Approval Of Certain Bid Protections; (C) Scheduling An Auction And Sale Hearing; (D) Authorizing And Approving Assignment Procedures; (E) Approving The Manner And Form Of Notice Of The Auction, Sale Hearing, And Assignment Procedures; And (F) Granting Related Relief, entered by the Bankruptcy Court on March [__], 2017 (Docket No. [__]), as amended, supplemented or modified from time to time.

“Pipeline Sale Motion” means that certain Motion for Entry of Orders (I) Establishing Bidding and Sale Procedures; (II) Approving the Sale of Assets; and (III) Granting Related Relief, dated as of February 17, 2017 [Docket No. 846].

“Pipeline Sale” means any sale or other transaction described in or contemplated by the Pipeline Sale Motion and/or the Pipeline Adversary Proceeding.

“Plan” means this First Amended Joint Plan Of Reorganization For Chaparral Energy, Inc. And Its Affiliate Debtors Under Chapter 11 Of The Bankruptcy Code, dated March [__], 2017, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be amended, supplemented, or modified from time to time.

“Plan Objection Deadline” means the date and time by which objections to Confirmation and Consummation of the Plan must be Filed with the Bankruptcy Court and served in accordance with the Disclosure Statement Order, which date is February 27, 2017 as set forth in the Disclosure Statement Order.

“Plan Schedule” means a schedule annexed to this Plan or an appendix to the Disclosure Statement (as amended, modified or otherwise supplemented from time to time).

“Plan Securities” has the meaning set forth in Article V.K of this Plan.

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“Plan Securities and Documents” has the meaning set forth in Article V.K of this Plan.

“Plan Supplement” means, collectively, the compilation of documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, including, without limitation, the Exhibits and Plan Schedules, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, supplemented, or modified from time to time, in a manner in form and substance consistent in all respects with the Plan Support Agreement.  The Exhibits and Plan Schedules (or substantially final forms thereof) shall be Filed with the Bankruptcy Court at least twenty-one (21) days prior to the Plan Objection Deadline.

“Plan Support Agreement” means that certain Plan Support Agreement, dated as of December 15, 2016, by and among the Debtors, the Consenting Prepetition Lenders, and the Consenting Noteholders (as amended, supplemented or modified from time to time), which was approved by the Plan Support Agreement Order.

“Plan Support Agreement Order” means that certain Order Pursuant to 11 U.S.C. §§ 105(a) and 363(b) Authorizing Entry into and Performance Under the Plan Support Agreement and Granting Related Relief, entered by the Bankruptcy Court on December 14, 2016 (Docket No. 652), as amended, supplemented or modified from time to time.

“Plan Term Sheet” means the term sheet attached as Exhibit A to the Plan Support Agreement, a copy of which is attached hereto as Exhibit G.

“Postpetition Hedge Agreements” means the new hedging agreements the Debtors entered into after the Petition Date with the Postpetition Hedge Providers pursuant to the Postpetition Hedge Order.

“Postpetition Hedge Liens” means the Liens securing the payment of the Postpetition Hedge Obligations.

“Postpetition Hedge Obligations” means any and all Claims arising from, under or in connection with the Postpetition Hedge Agreements.

“Postpetition Hedge Order” means that certain Order (I) Authorizing the Debtors to (A) Enter into Postpetition Hedge Agreements and (B) Grant Liens and Superpriority Claims, and (II) Granting Related Relief, entered by the Bankruptcy Court on December 14, 2016 (Docket No. 649), as amended, supplemented or modified from time to time.

“Postpetition Hedge Providers” means the non-Debtor parties to the Postpetition Hedge Agreements.

“Prepetition Credit Agreement” means that certain Eighth Restated Credit Agreement, dated as of April 12, 2010, by and among Parent, the Parent Subsidiaries party thereto, the Prepetition Credit Agreement Agent, and the Prepetition Credit Agreement Lenders, as amended, supplemented, or modified from time to time prior to the Petition Date.

“Prepetition Credit Agreement Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Prepetition Credit Agreement.

“Prepetition Credit Agreement Agent & Lenders Fees and Expenses” means all unpaid fees and reasonable and documented out-of-pocket costs and expenses (regardless of whether such fees, costs, and

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expenses were incurred before or after the Petition Date) of the Prepetition Credit Agreement Agent and the Prepetition Credit Agreement Lenders, including, without limitation, the reasonable fees, costs, and expenses of attorneys, advisors, consultants, or other professionals retained by the Consenting Prepetition Lenders, that are payable in accordance with the terms of (i) the Prepetition Credit Agreement (ii) the Interim Cash Collateral Orders, or (iii) the Exit Facility Mandate Letter.

“Prepetition Credit Agreement Claims” means any and all Claims arising from, under or in connection with the Prepetition Credit Agreement (including, without limitation, any and all “Indebtedness” as defined therein) or any other Prepetition Loan Document; provided that the Prepetition Credit Agreement Claims shall not include the Postpetition Hedge Obligations.

“Prepetition Credit Agreement Lenders” means the lenders party to the Prepetition Credit Agreement from time to time.

“Prepetition Credit Agreement Liens” means the Liens securing the payment of the Prepetition Credit Agreement Claims.

“Prepetition Debt Claims” means, collectively, the Prepetition Credit Agreement Claims and the Prepetition Notes Claims.

“Prepetition Debt Documents” means, collectively, the Prepetition Credit Agreement, the Prepetition Loan Documents, the Prepetition Notes, and the Prepetition Notes Indenture.

“Prepetition Loan Documents” means the “Loan Documents” as defined in the Prepetition Credit Agreement, in each case as amended, supplemented, or modified from time to time prior to the Petition Date.

“Prepetition Noteholder” means a Holder of the Prepetition Notes.

“Prepetition Notes” means, collectively, (i) those certain 9.875% Senior Notes due 2020, issued by Parent pursuant to the applicable Prepetition Notes Indenture, in an original aggregate principal amount of $300,000,000 (the “9.875% Notes”); (ii) those certain 8.250% Senior Notes due 2021, issued by Parent pursuant to the applicable Prepetition Notes Indenture, in an original aggregate principal amount of $400,000,000 (the “8.250% Notes”); and (iii) those certain 7.625% Senior Notes due 2022, issued by Parent pursuant to the applicable Prepetition Notes Indenture, in an original aggregate principal amount of $550,000,000 (the “7.625% Notes”).

“Prepetition Notes Claims” means any and all Claims arising from, under, or in connection with the Prepetition Notes, the Prepetition Notes Indentures or any other related document or agreement.

“Prepetition Notes Indentures” means, collectively, (i) that certain Indenture, dated as of September 16, 2010, governing the 9.875% Notes; (ii) that certain Indenture, dated as of February 22, 2011, governing the 8.250% Notes; and (iii) that certain Indenture, dated as of May 2, 2012, governing the 7.625% Notes, in each case as amended, supplemented, or modified from time to time prior to the Petition Date.

“Prepetition Notes Indenture Trustee” means Wilmington Savings Fund Society, FSB, solely in its capacity as successor indenture trustee under each of the Prepetition Notes Indentures.

“Prepetition Notes Indenture Trustee Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Prepetition Notes Indenture Trustee is entitled,

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pursuant to the Prepetition Notes Indentures, against distributions to be made to Holders of Allowed Prepetition Notes Claims for payment of any Prepetition Notes Indenture Trustee Fees and Expenses.

“Prepetition Notes Indenture Trustee Fees and Expenses” means the reasonable and documented compensation, fees, expenses, disbursements and indemnity claims incurred by the Prepetition Notes Indenture Trustee, including without limitation, attorneys’ and agents’ fees, expenses and disbursements, incurred by the Prepetition Notes Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after consummation of the Plan, in each case to the extent payable or reimbursable under the Prepetition Notes Indentures.

“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means the proportion that (a) the Face Amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to (b) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes (or portions thereof, as applicable), unless this Plan provides otherwise.

“Professional” means any Entity retained by the Debtors in the Chapter 11 Cases pursuant to section 327, 328, or 363 of the Bankruptcy Code (other than an ordinary course professional).

“Professional Fee Claim” means a Claim for Accrued Professional Compensation under sections 328, 330, 331, or 503 of the Bankruptcy Code.

“Professional Fees Bar Date” means the Business Day that is forty-five (45) days after the Effective Date or such other date as approved by Final Order of the Bankruptcy Court.

“Proof of Claim” means a proof of Claim Filed against any Debtor in the Chapter 11 Cases.

“Registered Record Owners” means, as of the applicable date of determination, the respective owners of the Prepetition Notes or Old Parent Interests, as applicable, whose holdings thereof are in their own name.

“Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members), managers, managed accounts or funds, management companies, fund advisors, advisory board members, partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case acting in such capacity at any time on or after the Petition Date, and any Person claiming by or through any of them, including such Related Persons’ respective heirs, executors, estates, servants, and nominees; provided, however, that no insurer of any Debtor shall constitute a Related Person.

“Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article X.B hereof.

“Released Party” means, collectively: (a) the Debtors; (b) the Reorganized Debtors; (c) the Ad Hoc Noteholders Committee and the members thereof in their capacity as such; (d) the Prepetition Credit Agreement Agent; (e) the Releasing Prepetition Credit Agreement Lenders; (f) the Prepetition Notes Indenture Trustee; (g) the Releasing Prepetition Noteholders; (h) the Distribution Agents; and (i) the Releasing Old Parent Interestholders, and in each case the respective Related Persons of each of the

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foregoing Entities.

“Releasing Old Parent Interestholder” means a Holder of an Old Parent Interest that does not affirmatively opt out of the Third Party Release as provided on its respective Ballot.

“Releasing Prepetition Credit Agreement Lender” means, collectively, each Consenting Prepetition Lender and any other Prepetition Credit Agreement Lender that does not affirmatively opt out of the Third Party Release as provided on its respective Ballot.

“Releasing Prepetition Noteholder” means, collectively, each Consenting Noteholder and any other Prepetition Noteholder that does not affirmatively opt out of the Third Party Release as provided on its respective Ballot.

“Releasing Party” has the meaning set forth in Article X.B hereof.

“Remaining Rights Offering Shares” means, with respect to the Noteholders Rights Offering only, those Rights Offering Shares that are not timely and properly subscribed for by the Prepetition Noteholders pursuant to the applicable Rights Offerings Procedures.

“Reorganized Debtors” means, subject to the Restructuring Transactions, the Debtors as reorganized pursuant to this Plan on or after the Effective Date, and their respective successors.

“Reorganized Parent” means, subject to the Restructuring Transactions, Chaparral Energy, Inc., a Delaware corporation, as reorganized pursuant to this Plan on or after the Effective Date, and its successors.

“Repurchased Notes” means the $42,045,000 in aggregate principal amount of Prepetition Notes that the Debtors repurchased in open market purchases in and around December 2015.

“Required Consenting Creditors” means the “Required Consenting Creditors” under, and as defined by, the Plan Support Agreement.

“Required Consenting Prepetition Lenders” means the “Required Consenting Prepetition Lenders” under, and as defined by, the Plan Support Agreement.

“Required Consenting Noteholders” means the “Required Consenting Noteholders” under, and as defined by, the Plan Support Agreement.

“Restricted Holders” has the meaning set forth in Article V.K of this Plan.

“Restructuring Documents” means, collectively, the documents and agreements (and the exhibits, schedules, annexes and supplements thereto) necessary to implement, or entered into in connection with, this Plan, including, without limitation, the Plan Supplement, the Exhibits, the Plan Schedules, the Amended/New Organizational Documents, the Exit Facility Loan Documents, and the Plan Securities and Documents.

“Restructuring Transaction” has the meaning ascribed thereto in Article V.A of this Plan.

“Retirement Agreement and General Release” means the Retirement Agreement and General Release attached as Exhibit 2 to the Plan Term Sheet, which as approved by the Retirement Agreement and General Release Order.

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“Retirement Agreement and General Release Order” means that certain Order Pursuant to 11 U.S.C. §§ 105 and 363 and Fed. R. Bankr. P. 9019 Approving Retirement Agreement and General Release with Mark A. Fischer, entered by the Bankruptcy Court on January 5, 2017 (Docket No. 706), as amended, supplemented or modified from time to time.

“Rights Offerings” means, collectively, the Noteholders Rights Offering and the GUC Rights Offering.

“Rights Offerings Procedures” means the procedures governing the applicable Rights Offering, in each case as approved by the applicable Rights Offerings Procedures Order.

“Rights Offerings Procedures Orders” means, collectively, (i) as to the Prepetition Noteholders, that certain Order (A) Authorizing the Debtors to (I) Conduct Rights Offering, (II) Enter into Backstop Commitment Agreement and (III) Pay Fees and Expenses Associated Therewith and (B) Approving Subscription Form, entered by the Bankruptcy Court on December 14, 2016 (Docket No. 651), as such order may be amended, supplemented, or modified from time to time, and (ii) as to the Holders of Allowed General Unsecured Claims, that certain Order (A) Authorizing the Debtors to Conduct Rights Offering and (B) Approving Subscription Form, entered by the Bankruptcy Court on January 20, 2017 (Docket No. 756), as such order may be amended, supplemented, or modified from time to time.

“Rights Offerings Shares” means the New Class A Shares to be issued and sold through the Rights Offerings, including the Remaining Rights Offering Shares and the Backstop Commitment Premium.

“Royalty and Working Interests” means the working interests granting the right to exploit oil and gas, and certain other royalty or mineral interests, including but not limited to, landowner’s royalty interests, overriding royalty interests, net profit interests, non-participating royalty interests, production payments, and all rights to payment or production arising from such interests.

“Royalty Payment Class Proof of Claim” means Claim Number 1316 filed against the Debtors on or about August 15, 2016 by Naylor Farms Inc. and Harrels LLC asserting, among other things, Claims for unpaid royalties on behalf of themselves and all others similarly situated.

“Royalty Payment Litigation Claims” means any and all Claims (including, without limitation, attorney and other professional fees incurred by the Holders of such Claims) arising from or in connection with any Debtor’s alleged failure to properly report, account for, and distribute royalty interest payments to owners of mineral interests in the State of Oklahoma, including the asserted civil class action lawsuit pending before the United States District Court for the Western District of Oklahoma, captioned Naylor Farms, Inc. & Harrel’s LLC, v. Chaparral Energy, LLC, Case No. 5-11-cv-00634-HE.

“Scheduled” means with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

“Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts, and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and the applicable Bankruptcy Rules, as such Schedules they may be amended, modified, or supplemented from time to time.

“Secured Claim” means a Claim that is secured by a Lien on property in which any of the Debtors’ Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the

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extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

“Secured Tax Claim” means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and any similar federal, state or local law.

“Stamp or Similar Tax” means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes or fees imposed or assessed by any Governmental Unit.

“Subscription Form” means that certain form to be distributed to the Prepetition Noteholders and the Holders of General Unsecured Claims pursuant to which they may exercise their respective Subscription Rights, as approved by the Bankruptcy Court under the applicable Rights Offerings Procedures Order.

“Subscription Right” means the right to participate in the Rights Offerings, as set forth in the applicable Rights Offerings Procedures.

“Subsequent Distribution” means any distribution of property under this Plan to Holders of Allowed Claims other than the initial distribution given to such Holders on the Initial Distribution Date.

“Subsequent Distribution Date” means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within thirty (30) days of the end of a calendar quarter, then the first Subsequent Distribution Date will be the last Business Day of the month following the end of the first (1st) calendar quarter after the calendar quarter in which the Effective Date falls.

“Third Party Release” has the meaning set forth in Article X.B hereof.

“Unexercised Equity Interests” means any and all unexercised options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character, kind, or nature to acquire an Old Parent Interest, as in existence immediately prior to the Effective Date.

“Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

“Unused Cash Reserve Amount” means the remaining Cash, if any, in the Carve Out Reserve after all obligations and liabilities for which such reserve was established are paid, satisfied, and discharged in full in Cash or are Disallowed by Final Order in accordance with this Plan.

“US Specialty” means US Specialty Insurance Company and its affiliates, successors, or assigns.

“Voting and Claims Agent” means Kurtzman Carson Consultants LLC, in its capacity as

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solicitation, notice, claims and balloting agent for the Debtors.

“Voting Classes” means Classes 4-8.

“Voting Deadline” means the date and time by which all Ballots must be received by the Voting and Claims Agent in accordance with the Disclosure Statement Order, which date is February 27, 2017 as set forth in the Disclosure Statement Order.

“Voting Record Date” means the date for determining which Holders of Claims in the Voting Classes are entitled, as applicable, to receive the Disclosure Statement and the Subscription Form, to exercise the Subscription Rights, and to vote to accept or reject this Plan.

“Waived Postpetition Default Interest” means, with respect to the Prepetition Credit Agreement Claims, the accrued but unpaid default rate interest charged against the Debtors over and above the applicable non-default rate of interest (based on the Alternate Base Rate under, and as defined by, the Prepetition Credit Agreement) during the period from June 9, 2016 through and including the Effective Date.

Article II.

ADMINISTRATIVE AND PRIORITY TAX CLAIMS

A.	Administrative Claims

Subject to sub-paragraph 1 below, on the later of the Effective Date or the date on which an Administrative Claim becomes an Allowed Administrative Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Claim (other than an Allowed Professional Fee Claim) will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) Cash equal to the amount of such Allowed Administrative Claim; or (ii) such other less favorable treatment as to which the Debtors (with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement) or Reorganized Debtors, as applicable, and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Administrative Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.

1.	Bar Date for Administrative Claims

Except as otherwise provided in this Plan and section 503(b)(1)(D) of the Bankruptcy Code, unless previously Filed or paid, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order or the occurrence of the Effective Date (as applicable) no later than the Administrative Claims Bar Date; provided that the foregoing shall not apply to either the Holders of Claims arising under section 503(b)(1)(D) of the Bankruptcy Code or the Bankruptcy Court or United States Trustee as the Holders of Administrative Claims.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors and their respective Estates and property and such Administrative Claims shall be deemed discharged as of the Effective Date.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article

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X.G hereof.  Nothing in this Article II.A shall limit, alter, or impair the terms and conditions of the Claims Bar Date Order with respect to the Claims Bar Date for filing administrative expense claims arising under Section 503(b)(9) of the Bankruptcy Code.

Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 120 days after the Effective Date and (b) 60 days after the Filing of the applicable request for payment of Administrative Claims, if applicable, as the same may be modified or extended from time to time by Final Order of the Bankruptcy Court.

2.	Professional Fee Claims

Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other Entities who are designated in the Confirmation Order an application for final allowance of such Professional Fee Claim no later than the Professional Fees Bar Date; provided that the Reorganized Debtors shall pay Professionals in the ordinary course of business for any work performed after the Effective Date, including those reasonable and documented fees and expenses incurred by Professionals in connection with the implementation and consummation of this Plan, in each case without further application or notice to or order of the Bankruptcy Court; provided, further, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses from the Debtors and Reorganized Debtors for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order, in each case without further application or notice to or order of the Bankruptcy Court.

Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by no later than thirty (30) days after the Filing of the applicable final request for payment of the Professional Fee Claim.  Each Holder of an Allowed Professional Fee Claim shall be paid in full in Cash by the Reorganized Debtors, including from the Carve Out Reserve, within five (5) Business Days after entry of the order approving such Allowed Professional Fee Claim.  The Reorganized Debtors shall not commingle any funds contained in the Carve Out Reserve and shall use such funds to pay only the Professional Fee Claims, as and when allowed by order of the Bankruptcy Court.  Notwithstanding anything to the contrary contained in this Plan, the failure of the Carve Out Reserve to satisfy in full the Professional Fee Claims shall not, in any way, operate or be construed as a cap or limitation on the amount of Professional Fee Claims due and payable by the Reorganized Debtors.

B.	Priority Tax Claims

Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors or Reorganized Debtors, as applicable:  (A) Cash equal to the amount of such Allowed Priority Tax Claim; (B) such other less favorable treatment as to which the Debtors (with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement) or Reorganized Debtors, as applicable, and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; (C) such other treatment such that it will not be Impaired pursuant to section 1124 of the Bankruptcy Code or (D) pursuant to and in accordance with sections 1129(a)(9)(C) and 1129(a)(9)(D) of the Bankruptcy Code, Cash in an aggregate amount of such Allowed Priority Tax Claim payable in regular installment payments over a period ending

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not more than five (5) years after the Petition Date, plus simple interest at the rate required by applicable non-bankruptcy law on any outstanding balance from the Effective Date, or such lesser rate as is agreed to in writing by a particular taxing authority and the Debtors or Reorganized Debtors, as applicable, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that Priority Tax Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.  Any installment payments to be made under clause (C) or (D) above shall be made in equal quarterly Cash payments beginning on the first applicable Subsequent Distribution Date, and continuing on each Subsequent Distribution Date thereafter until payment in full of the applicable Allowed Priority Tax Claim.

Article III.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary

This Plan constitutes a separate plan of reorganization for each Debtor.  All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. For all purposes under this Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be 11 Classes for each Debtor); provided, that any Class that is vacant as to a particular Debtor will be treated in accordance with Article III.D below.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, for voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  This Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remaining portion of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released, Disallowed or otherwise settled prior to the Effective Date.

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Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim/Equity Interest	Status	Voting Rights
1.	Other Priority Claims	Unimpaired	Deemed to Accept
2.	Other Secured Claims	Unimpaired	Deemed to Accept
3.	Secured Tax Claims	Unimpaired	Deemed to Accept
4.	Prepetition Credit Agreement Claims	Impaired	Entitled to Vote
5.	Prepetition Notes Claims	Impaired	Entitled to Vote
6.	General Unsecured Claims[5]	Impaired	Entitled to Vote
7.	Convenience Class Claims[6]	Impaired	Entitled to Vote
8.	Royalty Payment Litigation Claims	Impaired	Entitled to Vote
9.	Intercompany Claims	Impaired	Deemed to Accept
10.	Old Parent Interests	Impaired	Deemed to Reject
11.	Old Affiliate Interests in any Parent Subsidiary	Unimpaired	Deemed to Accept
B.	Classification and Treatment of Claims and Equity Interests

1.Class 1 - Other Priority Claims

(a)	Classification: Class 1 consists of the Other Priority Claims.
(b)

Treatment:  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 1 Claim is an Allowed Class 1 Claim as of the Effective Date or (ii) the date on which such Class 1 Claim becomes an Allowed Class 1 Claim, each Holder of an Allowed Class 1 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 1 Claim, at the election of the Debtors or Reorganized Debtors, as applicable (with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement): (A) Cash equal to the amount of such Allowed Class 1 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Class 1 Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Class 1 Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or

[4]	This class excludes both Convenience Class Claims and Royalty Payment Litigation Claims.
[5]	This class excludes Royalty Payment Litigation Claims.

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Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.
(c)

Voting:  Class 1 is an Unimpaired Class, and the Holders of Claims in Class 1 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan.

2.Class 2 - Other Secured Claims

(a)	Classification: Class 2 consists of the Other Secured Claims. Class 2 consists of separate subclasses for each Other Secured Claim.
(b)

Treatment:  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 2 Claim is an Allowed Class 2 Claim as of the Effective Date or (ii) the date on which such Class 2 Claim becomes an Allowed Class 2 Claim, each Holder of an Allowed Class 2 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 2 Claim, at the election of the Debtors or Reorganized Debtors, as applicable (with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement): (A) Cash equal to the amount of such Allowed Class 2 Claim; (B) such other less favorable treatment as to which the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Class 2 Claim shall have agreed upon in writing; (C) the Collateral securing such Allowed Class 2 Claim; or (D) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that Class 2 Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.

(c)

Voting: Class 2 is an Unimpaired Class, and the Holders of Claims in Class 2 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan.

3.Class 3 - Secured Tax Claims

(a)	Classification: Class 3 consists of the Secured Tax Claims.
(b)

Treatment:  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 3 Claim is an Allowed Class 3 Claim as of the Effective Date or (ii) the date on which such Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 3 Claim, at the election of the Debtors or Reorganized Debtors, as applicable (with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement):  (A) Cash equal to the amount of such Allowed Class 3 Claim; (B)

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such other less favorable treatment as to which the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Class 3 Claim shall have agreed upon in writing; (C) the Collateral securing such Allowed Class 3 Claim; (D) such other treatment such that it will not be impaired pursuant to section 1124 of the Bankruptcy Code or (E) pursuant to and in accordance with sections 1129(a)(9)(C) and 1129(a)(9)(D) of the Bankruptcy Code, Cash in an aggregate amount of such Allowed Class 3 Claim payable in regular installment payments over a period ending not more than five (5) years after the Petition Date, plus simple interest at the rate required by applicable non-bankruptcy law on any outstanding balance from the Effective Date, or such lesser rate as is agreed to in writing by a particular taxing authority and the Debtors or Reorganized Debtors, as applicable, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that Class 3 Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such applicable Debtor or Reorganized Debtor in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.  Any installment payments to be made under clause (D) or (E) above shall be made in equal quarterly Cash payments beginning on the first applicable Subsequent Distribution Date, and continuing on each Subsequent Distribution Date thereafter until payment in full of the applicable Allowed Class 3 Claim.

(c)

Voting:  Class 3 is an Unimpaired Class, and the Holders of Claims in Class 3 shall be conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Claims in Class 3 are not entitled to vote to accept or reject this Plan.

4.Class 4 - Prepetition Credit Agreement Claims

(a)	Classification: Class 4 consists of the Prepetition Credit Agreement Claims.
(b)

Allowance:  The Prepetition Credit Agreement Claims are deemed Allowed Secured Claims in the aggregate principal amount of $444,439,907, plus contingent reimbursement obligations in respect of outstanding letters of credit in an aggregate face amount equal to $828,000, and any accrued and unpaid interest payable on such amounts through the Effective Date (excluding the Waived Postpetition Default Interest).[7]

(c)

Treatment:  On the Effective Date and in addition to the reimbursement described in Article V.W of this Plan, the Prepetition Credit Agreement shall be deemed to be amended and restated in its entirety by the Exit Facility Credit Agreement, the Waived Postpetition Default Interest shall be deemed released and waived for all purposes, and each Holder of a Prepetition Credit Agreement Claim shall receive on account of such Prepetition Credit Agreement Claim its respective Pro Rata share of: (i) the Exit Facility Loans and commitments under the Exit Facility Credit Agreement and (ii) to the extent the outstanding Prepetition Credit Agreement Claims (excluding the Waived Postpetition Default Interest) exceed the aggregate outstanding principal amount of the Exit Facility Loans pursuant to

[6]	The Allowed amount excludes any accrued fees, costs, and expenses that will be paid in cash on the Effective Date pursuant to this Plan.

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the Exit Facility Loan Documents as of the Effective Date, a Cash payment sufficient to satisfy such excess amount.  Without affecting any additional Liens required by the Exit Facility Loan Documents, each Prepetition Credit Agreement Lien is stipulated to as valid, perfected, and not avoidable, and shall secure the Exit Facility Loans and all other indebtedness and obligations of the Reorganized Debtors under or secured by the Exit Facility Loan Documents and each such Prepetition Credit Agreement Lien shall, as of the Effective Date, (i) be ratified, reaffirmed and deemed granted by the Reorganized  Debtors, (ii) remain attached to the Reorganized Debtors’ assets and property, and (iii) not be, and shall not be deemed to be, impaired, discharged or released by this Plan, the Confirmation Order or on account of the Confirmation or Consummation of this Plan.

(d)	Voting: Class 4 is Impaired, and Holders of Claims in Class 4 are entitled to vote to accept or reject this Plan.

5.Class 5 - Prepetition Notes Claims

(a)	Classification: Class 5 consists of the Prepetition Notes Claims.
(b)

Allowance: The Prepetition Notes Claims are deemed Allowed in the aggregate principal amount of $1,207,955,000.00, plus $59,455,335.53 in accrued and unpaid interest thereon as of the Petition Date,[8] consisting of:

(i)	$298,000,000.00 in aggregate principal amount, plus $17,981,122.11 in accrued and unpaid interest on account of the 9.875% Notes;
(ii)	$384,045,000.00 in aggregate principal amount, plus $22,092,238.63 in accrued and unpaid interest on account of the 8.250% Notes; and
(iii)	$525,910,000.00 in aggregate principal amount, plus $19,381,974.79 in accrued and unpaid interest on account of the 7.625% Notes.
(c)

Treatment:  On the Effective Date and in addition to the reimbursement described in Article V.W and Article V.X of this Plan, each Holder of an Allowed Prepetition Notes Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, its Pro Rata share of the New Equity Interests Pool.  In addition, each such Holder shall receive Subscription Rights to purchase its Pro Rata share of the applicable Rights Offerings Shares in accordance with the applicable Rights Offerings Procedures.

(d)	Voting: Class 5 is Impaired, and Holders of Claims in Class 5 are entitled to vote to accept or reject this Plan.

[7]	The Allowed amount excludes any unpaid Prepetition Notes Indenture Trustee Fees and Expenses that will be paid in Cash on the Effective Date pursuant to this Plan.

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6.Class 6 – General Unsecured Claims

(a)	Classification: Class 6 consists of the General Unsecured Claims that are neither Convenience Class Claims nor Royalty Payment Litigation Claims.
(b)

Treatment:  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 6 Claim is an Allowed Class 6 Claim as of the Effective Date or (ii) the next Subsequent Distribution Date after the date on which such Class 6 Claim becomes an Allowed Class 6 Claim, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, its Pro Rata share of the New Equity Interests Pool.  In addition, each such Holder shall receive Subscription Rights to purchase its Pro Rata share of the applicable Rights Offerings Shares in accordance with the applicable Rights Offerings Procedures.  For the avoidance of doubt, to the extent a Holder’s General Unsecured Claim becomes an Allowed General Unsecured Claim after the Effective Date, such Holder shall receive New Equity Interests in an amount equal to the amount such Holder would have otherwise received had such Holder’s General Unsecured Claim been an Allowed General Unsecured Claim as of the Effective Date (assuming all distributions on account of such Claim had been made on the Effective Date).

Notwithstanding the foregoing, if the Holder of an Allowed General Unsecured Claim makes the Convenience Class Election, then such Holder shall receive, in lieu of the above and in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class 6 Claim, payment in cash equal to and capped at $100,000, and such Holder shall not be entitled to receive New Equity Interests or to participate in the Rights Offerings on account of such Claim.

(c)	Voting: Class 6 is Impaired, and Holders of Claims in Class 6 are entitled to vote to accept or reject this Plan.

7.Class 7 – Convenience Class Claims

(a)	Classification: Class 7 consists of the Convenience Class Claims that are not Royalty Payment Litigation Claims.
(b)

Treatment:  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 7 Claim is an Allowed Class 7 Claim as of the Effective Date or (ii) the next Subsequent Distribution Date after the date on which such Class 7 Claim becomes an Allowed Class 7 Claim, each Holder of an Allowed Convenience Class Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, payment in cash equal to such Allowed Claim.  The Holders of Allowed Convenience Class Claims shall not be entitled to receive New Equity Interests or to participate in the Rights Offerings on account of such Convenience Class Claims.

(c)	Voting: Class 7 is Impaired, and Holders of Claims in Class 7 are entitled to vote to accept or reject this Plan.

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8.Class 8 – Royalty Payment Litigation Claims

(a)	Classification: Class 8 consists of the Royalty Payment Litigation Claims.
(b)	Treatment:
(i)	IF AND ONLY IF (1) CLASS 8 VOTES TO ACCEPT THIS PLAN AND (2) THE ROYALTY PAYMENT CLASS PROOF OF CLAIM IS NOT DISALLOWED BY ORDER OF THE BANKRUPTCY COURT, THE FOLLOWING TREATMENT:

1.On the Effective Date, the Debtors will be deemed to have consented to the certification of a class in the Chapter 11 Cases consisting of all Royalty Payment Litigation Claims and, subject to receipt of an invoice, shall pay attorneys’ fees for such class of up to $1,500,000 in the aggregate.

2.Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 8 Claim is an Allowed Class 8 Claim as of the Effective Date or (ii) the next Subsequent Distribution Date after the date on which such Class 8 Claim becomes an Allowed Class 8 Claim, each Holder of an Allowed Royalty Payment Litigation Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, its Pro Rata share of $6.0 million.  The Holders of Allowed Royalty Payment Litigation Claims shall not be entitled to receive New Equity Interests or to participate in the Rights Offerings on account of such Royalty Payment Litigation Claims.

The foregoing is offered solely for settlement purposes under Rule 408 of the Federal Rules of Evidence and analogous state law, and such settlement is conditioned on (i) Class 8 voting to accept this Plan, (ii) the Bankruptcy Court confirming this Plan, and (iii) the occurrence of the Effective Date.

(ii)	IF (1) CLASS 8 VOTES TO REJECT THIS PLAN OR (2) THE ROYALTY PAYMENT CLASS PROOF OF CLAIM IS DISALLOWED BY ORDER OF THE BANKRUPTCY COURT, THE FOLLOWING TREATMENT:

1.Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date if such Class 8 Claim is an Allowed Class 8 Claim as of the Effective Date or (ii) the next Subsequent Distribution Date after the date on which such Class 8 Claim becomes an Allowed Class 8 Claim, each Holder of an Allowed Royalty Payment Litigation Claim shall receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim, its Pro Rata share of the New Equity Interests Pool.

2.In addition, each such Holder shall receive Subscription Rights to purchase its Pro Rata share of the applicable Rights Offerings Shares in accordance with the applicable Rights Offerings Procedures.

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3.For the avoidance of doubt, to the extent a Holder’s Royalty Payment Litigation Claim becomes an Allowed Royalty Payment Litigation Claim after the Effective Date, such Holder shall receive New Equity Interests in an amount equal to the amount such Holder would have otherwise received had such Holder’s Royalty Payment Litigation Claim been an Allowed Royalty Payment Litigation Claim as of the Effective Date (assuming all distributions on account of such Claim had been made on the Effective Date).  The Holders of Allowed Royalty Payment Litigation Claims shall not be entitled to make the Convenience Class Election with respect to such Claims.

(c)	Voting: Class 8 is Impaired, and Holders of Claims in Class 8 are entitled to vote to accept or reject this Plan.

9.Class 9 – Intercompany Claims

(a)	Classification: Class 9 consists of the Intercompany Claims.
(b)

Treatment:  Subject to the Restructuring Transactions, the Intercompany Claims shall be reinstated, compromised, or cancelled, at the option of the relevant Holder of such Intercompany Claims with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement.

(c)

Voting: Class 9 is an Impaired Class.  However, because the Holders of such Claims are Affiliates of the Debtors, the Holders of Claims in Class 9 shall be conclusively deemed to have accepted this Plan.

10.Class 10 - Old Parent Interests

(a)	Classification: Class 10 consists of the Old Parent Interests.
(b)

Treatment: On the Effective Date, the Old Parent Interests will be cancelled without further notice to, approval of or action by any Entity, and each Holder of an Old Parent Interest shall not receive any distribution or retain any property on account of such Old Parent Interest.

(c)

Voting: Class 10 is an Impaired Class, and the Holders of Old Parent Interests in Class 10 will be conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Old Parent Interests in Class 10 will not be entitled to vote to accept or reject this Plan.  Notwithstanding the foregoing, the Holders of Old Parent Interests in Class 10 will be provided a Ballot solely for purposes of affirmatively opting out of the Third Party Release.

11.Class 11 - Old Affiliate Interests in any Parent Subsidiary

(a)	Classification: Class 11 consists of the Old Affiliate Interests in any Parent Subsidiary.
(b)	Treatment: Subject to the Restructuring Transactions, the Old Affiliate Interests shall remain effective and outstanding on the Effective Date and shall be owned

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and held by the same applicable Person(s) that held and/or owned such Old Affiliate Interests immediately prior to the Effective Date.
(c)

Voting: Class 11 is an Unimpaired Class, and the Holders of the Old Affiliate Interests in Class 11 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of the Old Affiliate Interests in Class 11 are not entitled to vote to accept or reject this Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtors’ or the Reorganized Debtors’ rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.	Elimination of Vacant Classes

Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Article IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Presumed Acceptance of Plan

Classes 1-3 and 11 are Unimpaired under this Plan.  Therefore, the Holders of Claims or Equity Interests in such Classes are deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.  Class 9 is Impaired under this Plan.  However, because the Holders of such Claims are Affiliates of the Debtors, the Holders of Claims in Class 9 are conclusively deemed to have accepted this Plan.

B.	Presumed Rejection of Plan

Class 10 is Impaired and the Holders of Equity Interests in such Class shall receive no distribution under this Plan on account of such Equity Interests.  Therefore, the Holders of Equity Interests in such Class are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.  Such Holders will, however, receive a Ballot to allow such Holders to affirmatively opt-out of the Third Party Release.

C.	Voting Classes

Classes 4-8 are Impaired under this Plan.  The Holders of Claims in such Classes as of the Voting Record Date are entitled to vote to accept or reject this Plan.

D.	Acceptance by Impaired Class of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section

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1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class actually voting have voted to accept this Plan.

E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by either Class 4 or Class 5.  The Debtors request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code.  The Debtors reserve the right to modify this Plan or any Exhibit or Plan Schedule in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

F.	Votes Solicited in Good Faith

The Debtors have, and upon the Confirmation Date shall be deemed to have, solicited votes on this Plan from the Voting Classes in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125 and 1126 of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with the solicitation.  Accordingly, the Debtors, the Reorganized Debtors, and each of their respective Related Parties shall be entitled to, and upon the Confirmation Date are hereby granted, the protections of section 1125(e) of the Bankruptcy Code.

Article V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Restructuring Transactions

Without limiting any rights and remedies of the Debtors or Reorganized Debtors under this Plan or applicable law, but in all cases subject to the terms and conditions of the Restructuring Documents and any consents or approvals required thereunder, the entry of the Confirmation Order shall constitute authorization for the Reorganized Debtors to take, or to cause to be taken, all actions necessary or appropriate to consummate and implement the provisions of this Plan prior to, on and after the Effective Date, including such actions as may be necessary or appropriate to effectuate a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Affiliate Debtors under the laws of jurisdictions other than the laws of which the applicable Affiliate Debtors are presently incorporated.  Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate, but in all cases subject to the terms and conditions of this Plan and the Restructuring Documents and any consents or approvals required thereunder (collectively, the “Restructuring Transactions”).

All such Restructuring Transactions taken, or caused to be taken, shall be deemed to have been authorized and approved by the Bankruptcy Court.  The actions to effectuate the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of this Plan and having such other terms to

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which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions, but in all cases subject to the terms and conditions of this Plan and the Restructuring Documents and any consents or approvals required thereunder.

For the avoidance of doubt, the Reorganized Debtors may, at their discretion, seek or continue to seek an order approving the sale, transfer, or other disposition of the Pipeline pursuant to the Bankruptcy Code, including section 363 thereof, and subject to the terms of the Pipeline Bidding Procedures Order, and such sale, transfer, or other disposition shall be considered a Restructuring Transaction.

B.	Continued Corporate Existence

Subject to the Restructuring Transactions permitted by Article V.A of this Plan, after the Effective Date, the Reorganized Debtors shall continue to exist as separate legal entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated or formed and pursuant to their respective certificates or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws, or other applicable organizational documents, are amended, restated or otherwise modified under this Plan.  Notwithstanding anything to the contrary herein, the Claims against a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor solely by virtue of this Plan or the Chapter 11 Cases.

C.	Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims

Except as otherwise expressly provided in this Plan, the Confirmation Order, or any Restructuring Document, pursuant to sections 1123(a)(5), 1123(b)(3), 1141(b) and (c) and other applicable provisions of the Bankruptcy Code, on and after the Effective Date, all property and assets of the Estates of the Debtors, including all claims, rights, and Litigation Claims of the Debtors, and any other assets or property acquired by the Debtors or the Reorganized Debtors during the Chapter 11 Cases or under or in connection with this Plan (other than the Carve Out Reserve), shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, and other encumbrances, subject to the Restructuring Transactions and Liens which survive the occurrence of the Effective Date as described in Article III of this Plan (including, without limitation, each Prepetition Credit Agreement Lien and other Liens that secure the Exit Facility Loans and the Postpetition Hedge Agreements, and all other obligations of the Reorganized Debtors under the Exit Facility Loan Documents and the Postpetition Hedge Agreements).  On and after the Effective Date, the Reorganized Debtors may (i) operate their respective businesses, (ii) use, acquire, and dispose of their respective property and (iii) compromise or settle any Claims, in each case without notice to, supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Confirmation Order.

D.	Exit Facility Loan Documents

On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by, the Exit Facility Loan Documents, in each case in form and substance acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent,

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authorization or approval of any Entity (other than as expressly required by the Exit Facility Loan Documents).  On the Effective Date, the Exit Facility Loan Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under this Plan, the Confirmation Order or on account of the Confirmation or Consummation of this Plan.  For the avoidance of doubt, any letter of credit issued and outstanding under the Prepetition Credit Agreement on the Effective Date shall be deemed issued under the Exit Facility Credit Agreement.

On and as of the Effective Date, all Prepetition Credit Agreement Lenders shall be deemed to be parties to, and bound by, the Exit Facility Credit Agreement, without the need for execution thereof by any such applicable Prepetition Credit Agreement Lender; provided however that, with respect to any Prepetition Credit Agreement Lender that fails to execute and deliver its signature page to the Exit Facility Credit Agreement, any portion of the Cash to be distributed pursuant to or in connection with this Plan to such Prepetition Credit Agreement Lender shall be treated as an undeliverable distribution pursuant to Article VII.D.4 of this Plan until such Prepetition Credit Agreement Lender executes and delivers to Reorganized Parent its signature page to the Exit Facility Credit Agreement.

By voting to accept this Plan, each Prepetition Credit Agreement Lender thereby instructs and directs the Prepetition Credit Agreement Agent, pursuant to Article XI of the Prepetition Credit Agreement, and each such vote to accept this Plan shall, for all purposes, constitute an instruction from such Prepetition Credit Agreement Lender directing the Prepetition Credit Agreement Agent and the Exit Facility Agent (as applicable), to (i) act as Distribution Agent to the extent required by this Plan, (ii) execute and deliver the Exit Facility Loan Documents (each to the extent it is a party thereto), as well as to execute, deliver, file, record and issue any notes, documents (including UCC financing statements), or agreements in connection therewith, to which the Exit Facility Agent is a party and to promptly consummate the transactions contemplated thereby, and (iii) take any other actions required or contemplated to be taken by the Exit Facility Agent and/or the Prepetition Credit Agreement Agent (as applicable) under this Plan or any of the Restructuring Documents to which it is a party.

E.	No Discharge or Release of Prepetition Credit Agreement Claims or Liens

Notwithstanding anything in this Plan to the contrary, (i) pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors and Reorganized Debtors have waived discharge or release of the Prepetition Credit Agreement Claims as restructured in the Exit Facility Credit Agreement and (ii) all property and assets of the Estates of the Debtors, including, without limitation, all claims, rights and Litigation Claims of the Debtors and any property and assets acquired by the Debtors or the Reorganized Debtors during the Chapter 11 Cases or under or in connection with this Plan, shall remain encumbered by and subject to the Prepetition Credit Agreement Liens and other Liens granted under the Exit Facility Loan Documents, which, as of the Effective Date, shall secure the Exit Facility Loans and all other indebtedness and obligations of the Reorganized Debtors under and to the extent set forth in the Exit Facility Loan Documents and the Postpetition Hedge Agreements, and such Liens (x) shall be and hereby are ratified, reaffirmed as valid, enforceable, and not avoidable, and deemed granted by the Reorganized Debtors and (y) shall not be, and shall not be deemed to be, impaired, discharged or released by this Plan, the Confirmation Order or on account of the Confirmation or Consummation of this Plan.

F.	Postpetition Hedge Agreements

Notwithstanding anything in this Plan or the Postpetition Hedge Order to the contrary, pursuant to section 1141(d)(4) of the Bankruptcy Code and the Postpetition Hedge Order, the Debtors and the Reorganized Debtors have waived discharge or release of the Postpetition Hedge Claims and upon the

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Effective Date:  (i) (a) the collateral securing the Reorganized Debtors’ obligations under the Postpetition Hedge Agreements shall become co-extensive with the collateral securing the Exit Facility Loans, and (b) the Postpetition Hedge Claims and Postpetition Hedge Liens of the Postpetition Hedge Providers shall become pari passu with the respective Claims and Liens of the Exit Facility Agent and Exit Facility Lenders under and in connection with the Exit Facility Loans, in each case, as provided in the Exit Facility Loan Documents; and (ii) paragraphs 5, 6(c), 6(d), 6(e), 6(f) and 8 of the Postpetition Hedge Order shall be replaced by the applicable terms of this Plan, the Confirmation Order, the Exit Facility Loan Documents, and the Postpetition Hedge Agreements.

G.	New Equity Interests

On the Effective Date, subject to the terms and conditions of the Restructuring Transactions, Reorganized Parent shall issue the New Equity Interests pursuant to this Plan and the Amended/New Organizational Documents.  Except as otherwise expressly provided in the Restructuring Documents, the Reorganized Parent shall not be obligated to register the New Equity Interests under the Securities Act or to list the New Equity Interests for public trading on any securities exchange.

Distributions of the New Equity Interests may be made by delivery or book-entry transfer thereof by the applicable Distribution Agent in accordance with this Plan and the Amended/New Organizational Documents. Upon the Effective Date, after giving effect to the transactions contemplated hereby, the authorized capital stock or other equity securities of Reorganized Parent shall be that number of shares of New Equity Interests as may be designated in the Amended/New Organizational Documents.

H.	New Stockholders Agreement; New Registration Rights Agreement

Subject to the Restructuring Transactions permitted by Article V.A of this Plan, on the Effective Date, Reorganized Parent shall enter into the New Stockholders Agreement and the New Registration Rights Agreement, each of which shall become effective and binding in accordance with its terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the New Stockholders Agreement and the New Registration Rights Agreement, as applicable).

On and as of the Effective Date, all of the Holders of New Equity Interests shall be deemed to be parties to the New Stockholders Agreement, without the need for execution by such Holder.  The New Stockholders Agreement shall be binding on all Persons receiving, and all Holders of, the New Equity Interests (and their respective successors and assigns), whether such New Equity Interest is received or to be received on or after the Effective Date and regardless of whether such Person executes or delivers a signature page to the New Stockholders Agreement.

On and as of the Effective Date, all Backstop Commitment Parties will be deemed to be parties to the New Registration Rights Agreement, without the need for execution by any such Persons.  The New Registration Rights Agreement will be binding on all such Persons (and their respective successors and assigns) regardless of whether such applicable Person executes or delivers a signature page to the New Registration Rights Agreement.

I.	New Management Incentive Plan

As soon as reasonably practicable after the Effective Date, Reorganized Parent will adopt and implement the New Management Incentive Plan, whose other terms and conditions, including recipients, individual awards and vesting periods, shall be determined by the New Board.  The New Management

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Incentive Plan Equity will dilute all of the New Equity Interests equally.

J.	Consulting Agreements; New Warrants

On the Effective Date, Reorganized Parent shall enter into and consummate the transactions contemplated by the Consulting Agreements (including issuing the New Warrants), each of which shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Consulting Agreements and the New Warrants, as applicable).

K.	Plan Securities and Related Documentation; Exemption from Securities Laws

On and after the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to and shall provide or issue, as applicable, the New Equity Interests, the New Warrants, and any and all other securities to be distributed or issued under this Plan (collectively, the “Plan Securities”) and any and all other notes, stock, instruments, certificates, and other documents or agreements required to be distributed, issued, executed or delivered pursuant to or in connection with this Plan (collectively, the “Plan Securities and Documents”), in each case in form and substance acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

The distribution and issuance, as applicable, of the Plan Securities and Documents under this Plan shall be exempt from registration under applicable securities laws (including Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to section 1145(a) of the Bankruptcy Code, Section 4(a)(2) of the Securities Act and/or other applicable exemptions.  An offering of Plan Securities provided in reliance on the exemption from registration under the Securities Act pursuant to section 1145(a) of the Bankruptcy Code may be sold without registration to the extent permitted under section 1145 of the Bankruptcy Code and is deemed to be a public offering, and such Plan Securities may be resold without registration to the extent permitted under section 1145 of the Bankruptcy Code.  Any Plan Securities and Documents provided in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) of such act will be provided in a private placement.

All shares of New Equity Interests issued to (a) Holders of Allowed Claims on account of their respective Claims or in the applicable Rights Offering upon exercise of their respective Subscription Rights, and (b) to any Backstop Commitment Parties as a backstop premium pursuant to the Backstop Commitment Agreement, will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 1145(a) of the Bankruptcy Code.  All shares of New Equity Interests issued to the Backstop Commitment Parties pursuant to the Backstop Commitment Agreement in satisfaction of their obligations to purchase any unsubscribed shares in the applicable Rights Offering will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

Resales by Persons who receive any Plan Securities that are offered pursuant to an exemption under section 1145(a) of the Bankruptcy Code, who are deemed to be “underwriters” (as such term is defined in the Bankruptcy Code) (collectively, the “Restricted Holders”) would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act.  Restricted Holders would, however, be permitted to resell the New Equity Interests or Plan Securities that are offered pursuant to an exemption under section 1145(a) of the Bankruptcy Code, as applicable, without

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registration if they are able to comply with the provisions of Rule 144 under the Securities Act, or if such securities are registered with the Commission pursuant to a registration statement or otherwise.

Persons who purchase securities pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will hold “restricted securities.” Resales of such restricted securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Holders of restricted securities would, however, be permitted to resell Plan Securities without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A or any other applicable registration exemption under the Securities Act, or if such securities are registered with the Commission.

L.	Release of Liens and Claims

To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise provided herein (including, without limitation, Article V.D, V.E, V.F, and V.G of this Plan) or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII hereof, all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtors or the Estates shall be fully released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.  The filing of the Confirmation Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims and other interests to the extent provided in the immediately preceding sentence.  Any Entity holding such Liens, Claims or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

M.	Organizational Documents of the Reorganized Debtors

The respective organizational documents of each of the Debtors shall be amended and restated or replaced (as applicable) in form and substance satisfactory to the Debtors and the Required Consenting Creditors in the manner set forth in the Plan Support Agreement and as necessary to satisfy the provisions of this Plan and the Bankruptcy Code.  Such organizational documents shall: (i) to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity securities; (ii) authorize the issuance of New Equity Interests in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by this Plan; (iii) to the extent necessary or appropriate, include restrictions on the transfer of New Equity Interests; and (iv) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate this Plan and the transactions contemplated herein.  After the Effective Date, the Reorganized Debtors may, subject to the terms and conditions of the Restructuring Documents, amend and restate their respective organizational documents as permitted by applicable law.

N.	Directors and Officers of the Reorganized Debtors

The New Board shall be identified in the Plan Supplement as Plan Schedule 4.  The initial new board of directors or other governing body of each Parent Subsidiary shall consist of one or more of the directors or officers of Reorganized Parent.  Any directors elected pursuant to this section shall be subject to approval of the Bankruptcy Court pursuant to section 1129(a)(5) of the Bankruptcy Code.

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Pursuant to and to the extent required by section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, at or prior to the Confirmation Hearing, the identity and affiliations of any Person proposed to serve on the initial board of directors or be an officer of each of the Reorganized Debtors, and, to the extent such Person is an insider other than by virtue of being a director or an officer, the nature of any compensation for such Person.  Each such director and officer shall serve from and after the Effective Date pursuant to applicable law and the terms of the Amended/New Organizational Documents and the other constituent and organizational documents of the applicable Reorganized Debtors.  The existing boards of directors and other governing bodies of the Debtors will be deemed to have resigned on and as of the Effective Date, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.

O.	Corporate Action

Each of the Debtors and the Reorganized Debtors may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan, including, without limitation, the issuance and the distribution of the securities to be issued pursuant hereto, in each case in form and substance acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors or by any other Person (except for those expressly required pursuant hereto or by the Restructuring Documents).

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to this Plan that would otherwise require approval of the stockholders, directors, officers, managers, members or partners of the Debtors (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, officers, managers, members or partners of the Debtors or the Reorganized Debtors, or the need for any approvals, authorizations, actions or consents of any Person.

As of the Effective Date, all matters provided for in this Plan involving the legal or corporate structure of the Debtors or the Reorganized Debtors (including, without limitation, the adoption of the Amended/New Organization Documents and similar constituent and organizational documents, and the selection of directors and officers for, each of the Reorganized Debtors), and any legal or corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the stockholders, directors, officers, managers, members or partners of the Debtors or the Reorganized Debtors or by any other Person.

On and after the Effective Date, the appropriate officers of the Debtors and the Reorganized Debtors are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtors and the Reorganized Debtors, in each case in form and substance acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, and without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.  The secretary and any assistant

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secretary of the Debtors and the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing actions.

P.	Cancellation of Notes, Certificates and Instruments

On the Effective Date, except to the extent otherwise provided herein (including, without limitation, Article V.E and Article V.F of this Plan) all notes, stock, indentures, instruments, certificates, agreements and other documents evidencing or relating to the Prepetition Notes Claims, any Impaired Claim (other than the Prepetition Credit Agreement Claims) and/or the Old Parent Interests, including, but not limited to, the Prepetition Notes and the Prepetition Notes Indentures, shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person; provided that the Prepetition Notes and the Prepetition Notes Indentures shall continue in effect for the limited purpose of (i) allowing Holders of Claims thereunder to receive, and allowing and preserving the rights of the Prepetition Notes Indenture Trustee to make, distributions under this Plan and (ii) permitting the Prepetition Notes Indenture Trustee to exercise its Prepetition Notes Indenture Trustee Charging Lien against such distributions for payment of any unpaid portion of the Prepetition Notes Indenture Trustee Fees and Expenses.  Except to the extent otherwise provided herein (including, without limitation, Article V.E and Article V.F of this Plan) and the Restructuring Documents, upon completion of all such distributions, the Prepetition Notes Indentures and any and all notes, securities and instruments issued in connection therewith shall terminate completely without further notice or action and be deemed surrendered.  For the avoidance of doubt, nothing in this paragraph shall (x) apply to or affect or impair the Prepetition Loan Documents or the Exit Facility Loan Documents or (y) affect or impair the Prepetition Notes Indenture Trustee Charging Lien, which shall remain in full force and effect as of and after the Effective Date.

Q.	Old Affiliate Interests

On the Effective Date, the Old Affiliate Interests shall remain effective and outstanding, and shall be owned and held by the same applicable Person(s) that held and/or owned such Old Affiliate Interests immediately prior to the Effective Date.  Each Parent Subsidiary shall continue to be governed by the terms and conditions of its applicable organizational documents as in effect immediately prior to the Effective Date, except as amended or modified by this Plan.

R.	Sources of Cash for Plan Distributions

Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for the Debtors or the Reorganized Debtors, as applicable, to make payments required pursuant to this Plan will be obtained from their respective Cash balances, including Cash from operations, and the Rights Offerings.  The Debtors and the Reorganized Debtors, as applicable, may also make such payments using Cash received from their subsidiaries through their respective consolidated cash management systems and the incurrence of intercompany transactions, but in all cases subject to the terms and conditions of the Restructuring Documents.

S.	Continuing Effectiveness of Final Orders

Payment authorization granted to the Debtors under any prior Final Order entered by the Bankruptcy Court shall continue in effect after the Effective Date.  Accordingly, the Debtors or the Reorganized Debtors may pay or otherwise satisfy any Claim to the extent permitted by, and subject to, the applicable Final Order without regard to the treatment that would otherwise be applicable to such

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Claim under this Plan.

T.	Funding and Use of Carve Out Reserve

On or before the Effective Date, the Debtors shall fund the Carve Out Reserve in such amount as determined by the Debtors, with the consent of the Required Consenting Creditors or as determined by order of the Bankruptcy Court, as necessary in order to be able to pay in full in Cash the obligations and liabilities for which such reserve was established.

The Cash contained in the Carve Out Reserve shall be used solely to pay the obligations and liabilities for which such reserve was established, with the Unused Cash Reserve Amount (if any) being returned to the Reorganized Debtors.  The Debtors and the Reorganized Debtors, as applicable, shall maintain detailed records of all payments made from the Carve Out Reserve, such that all payments and transactions shall be adequately and promptly documented in, and readily ascertainable from, their respective books and records.  After the Effective Date, neither the Debtors nor the Reorganized Debtors shall deposit any other funds or property into the Carve Out Reserve without further order of the Bankruptcy Court or otherwise commingle funds in the Carve Out Reserve.  To the extent the Carve Out Reserve is insufficient to pay in full in Cash the obligations and liabilities for which such reserve was established, then the Reorganized Debtors shall, within five (5) Business Days, pay such obligations and liabilities from either Cash on hand or by drawing under the Exit Facility Credit Agreement to the extent of any availability thereunder.

U.	Backstop Commitment Premium

On the Effective Date, New Class A Shares in an amount equal to the Backstop Commitment Premium shall be distributed to the Backstop Commitment Parties under and as set forth in the Backstop Commitment Agreement.

V.	Preservation of Royalty and Working Interests

Notwithstanding any other provision in this Plan to the contrary, but without limiting Article III.B.8 of this Plan, on and after the Effective Date, all Royalty and Working Interests granted by any Debtor shall, to the extent required by applicable law, be fully preserved and remain in full force and effect in accordance with the applicable terms of the granting instruments or other governing documents applicable to such Royalty and Working Interests, which granting instruments and governing documents shall equally remain in full force and effect to the extent required by applicable law, and no such Royalty and Working Interests shall be altered or impaired by this Plan.

W.	Payment of Fees and Expenses of Certain Creditors

The Debtors shall, on and after the Effective Date and to the extent invoiced, pay (i) the Prepetition Credit Agreement Agent & Lenders Fees and Expenses, (ii) the Ad Hoc Noteholders Committee Fees and Expenses and (iii) the Backstop Parties Fees and Expenses (in each case whether accrued prepetition or postpetition and to the extent not otherwise paid during the Chapter 11 Cases), without application by any such parties to the Bankruptcy Court, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise; provided, however, if the Debtors or Reorganized Debtors and any such Entity cannot agree with respect to the reasonableness of the fees and expenses (incurred prior to the Effective Date) to be paid to such party, the reasonableness of any such fees and expenses shall be determined by the Bankruptcy Court (with any undisputed amounts to be paid by the Debtors on or after the Effective Date (as applicable) and any disputed amounts to be escrowed by the Reorganized Debtors).  The payment and reimbursement for amounts incurred prior to the Effective

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Date described in this paragraph shall be done in accordance with paragraph 5 of the Plan Support Agreement Order.9  Notwithstanding anything to the contrary in this Plan, the fees and expenses described in this paragraph shall not be subject to the Administrative Claims Bar Date.

X.	Payment of Fees and Expenses of Indenture Trustee

The Debtors shall, on and after the Effective Date, and upon the presentment of invoices in customary form (which may be redacted to preserve any confidential or privileged information), pay the Prepetition Notes Indenture Trustee Fees and Expenses (in each case whether accrued prepetition or postpetition and to the extent not otherwise paid during the Chapter 11 Cases), without application by any party to the Bankruptcy Court, and without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise; provided, however, if the Debtors or Reorganized Debtors and the Prepetition Notes Indenture Trustee cannot agree with respect to the reasonableness of any Prepetition Notes Indenture Trustee Fees and Expenses (incurred prior to the Effective Date), the reasonableness of any such Prepetition Notes Indenture Trustee Fees and Expenses shall be determined by the Bankruptcy Court (with any undisputed amounts to be paid by the Debtors on or after the Effective Date (as applicable) and any disputed amounts to be escrowed by the Reorganized Debtors).  Nothing herein shall be deemed to impair, waive, or discharge the Prepetition Notes Indenture Trustee Charging Lien for any amounts not paid pursuant to this Plan and otherwise claimed by the Prepetition Notes Indenture Trustee pursuant to and in accordance with the Prepetition Notes Indentures.  From and after the Effective Date, the Reorganized Debtors shall pay any Prepetition Notes Indenture Trustee Fees and Expenses in full in Cash without further court approval.  The payment and reimbursement for amounts incurred prior to the Effective Date described in this paragraph shall be done in accordance with paragraph 5 of the Plan Support Agreement Order.  Notwithstanding anything to the contrary in this Plan, the fees and expenses described in this paragraph shall not be subject to the Administrative Claims Bar Date.

Article VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors will be assumed by the Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that:

(i)have been assumed or rejected by prior order of the Bankruptcy Court;

[8]	Paragraph 5 of the Plan Support Agreement Order says the following:

Such reimbursement shall be made within seven (7) days after the receipt by the Debtors, the U.S. Trustee, counsel to the Prepetition Credit Agreement Agent, and counsel to the Ad Hoc Noteholders Committee of invoices thereof (the “Invoiced Fees”) (as redacted for, and subject in all respects to applicable privilege or work product doctrines, and any disclosure made shall be deemed inadvertent and shall not be considered to be a waiver of any applicable privilege or work product doctrine) and without the necessity of filing formal fee applications; provided that, the Debtors, the U.S. Trustee, the Prepetition Credit Agreement Agent, and the Ad Hoc Noteholders Committee may dispute the payment of any specific portion of the Invoiced Fees (the “Disputed Invoiced Fees”) by filing with the Bankruptcy Court an objection setting forth the specific objections to the Disputed Invoiced Fees within such seven (7) day period; provided further that pending the resolution of such a dispute, the Debtors shall pay in full the Invoiced Fees as set forth above, excluding the Disputed Invoiced Fees.  To the extent that the Bankruptcy Court, after notice and a hearing, enters an order sustaining any such objections to the Disputed Invoiced Fees, the Bankruptcy Court shall determine the applicable remedy with respect to the disallowed amount of the Invoiced Fees.

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(ii)are the subject of a motion to reject pending on the Effective Date;

(iii)are identified on Plan Schedule 5 hereto or in the Plan Supplement, in either case which Plan Schedule may be amended by the Debtors to add or remove Executory Contracts and Unexpired Leases by filing with the Bankruptcy Court an amended Plan Schedule and serving it on the affected non-Debtor contract parties at least twenty-one (21) days prior to the Plan Objection Deadline; or

(iv)are rejected or terminated pursuant to the terms of this Plan.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to this Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (iii) the Confirmation or Consummation of this Plan, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.

Each Executory Contract and Unexpired Lease assumed and/or assigned pursuant to this Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of this Plan, any order of the Bankruptcy Court approving its assumption and/or assignment, or applicable law.

The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

B.	Cure of Defaults; Assignment of Executory Contracts and Unexpired Leases

Any defaults under each Executory Contract and Unexpired Lease to be assumed, or assumed and assigned, pursuant to this Plan shall be satisfied, pursuant to and to the extent required by section 365(b)(1) of the Bankruptcy Code, by payment of the applicable default amount in Cash on the Effective Date or on such other terms as the Bankruptcy Court may order or the parties to such Executory Contracts or Unexpired Leases may otherwise agree in writing (the “Cure Claim Amount”).

In the event of an assumption, or an assumption and assignment, of an Executory Contract or Unexpired Lease under this Plan, at least twenty-one (21) days prior to the Plan Objection Deadline, the Debtors shall File and serve upon counterparties to such Executory Contracts and Unexpired Leases, a notice of the proposed assumption, or proposed assumption and assignment, which will: (a) list the applicable Cure Claim Amount, if any; (b) if applicable, identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court.

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Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption, or proposed assumption and assignment under this Plan, or any related cure amount, must be Filed, served and actually received by the Debtors prior to the Plan Objection Deadline (notwithstanding anything in the Schedules or a Proof of Claim to the contrary).  Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, or proposed assumption and assignment, or cure amount will be deemed to have consented to such matters and will be deemed to have forever released and waived any objection to such proposed assumption, proposed assumption and assignment, and cure amount.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving each proposed assumption, or proposed assumption and assignment, of Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of any Debtor or assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned or (c) any other matter pertaining to assumption or assignment, the applicable cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving such assumption, or assumption and assignment.  If such objection is sustained by Final Order of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming or assigning it.  The Debtors or the Reorganized Debtors, as applicable, shall be authorized to effect such rejection by filing a written notice of rejection with the Bankruptcy Court and serving such notice on the applicable counterparty within ten (10) days of the entry of such Final Order.

Subject to any cure claims Filed with respect thereto, assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to this Plan shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment, in each case as provided in section 365 of the Bankruptcy Code.  Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned by Final Order shall be deemed disallowed and expunged (subject to any cure claims Filed with respect thereto), without further notice to or action, order, or approval of the Bankruptcy Court.

With respect to any Executory Contract or Unexpired Lease assumed and assigned pursuant to this Plan, upon and as of the Effective Date, the applicable assignee shall be deemed to be substituted as a party thereto for the applicable Debtor party to such assigned Executory Contract or Unexpired Lease and, accordingly, the Debtors and the Reorganized Debtors shall be relieved, pursuant to and to the extent set forth in section 365(k) of the Bankruptcy Code, from any further liability under such assigned Executory Contract or Unexpired Lease.

C.	Rejection of Executory Contracts and Unexpired Leases

The Debtors reserve the right, at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any Executory Contract or Unexpired Lease and to file a motion requesting authorization for the rejection of any such contract or lease.  All Executory Contracts and Unexpired Leases listed on Plan Schedule 5 shall be deemed rejected as of the Effective Date.  The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Article VI pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.  Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not

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constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases.

D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after service of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.

Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors or the Estates, and the Debtors, the Reorganized Debtors and their Estates and their respective assets and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.G hereof.

E.	D&O Liability Insurance Policies

On the Effective Date, each D&O Liability Insurance Policy shall be assumed by the Debtors pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed.  Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the D&O Liability Insurance Policies.  In furtherance of the foregoing, the Reorganized Debtors shall maintain and continue in full force and effect such D&O Liability Insurance Policies for the benefit of the insured Persons at levels (including with respect to coverage and amount) no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than six (6) years following the Effective Date; provided, however, that, nothing in this Plan or the Confirmation Order alters the terms and conditions of the D&O Liability Insurance Policies.  Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors or any Insurer under the D&O Liability Insurance Policies.  For the avoidance of doubt, the D&O Liability Insurance Policies shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the D&O Liability Insurance Policies.

F.	Indemnification Provisions

On the Effective Date, each Indemnification Provision shall be deemed and treated as an Executory Contract that is and shall be assumed by the Debtors pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed.  Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the Indemnification Provisions.  Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors or other applicable parties under the Indemnification Provisions.  For the avoidance of doubt, the Indemnification Provisions shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the Indemnification Provisions.

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G.	Employee Compensation and Benefit Programs

Subject to the proviso below and the Retirement Agreement and General Release, all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, and programs of the Debtors applicable to any of their respective employees or retirees, and any of the employees or retirees of their respective subsidiaries, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, supplemental executive retirement (SERP) plans, healthcare plans, disability plans, severance benefit plans, incentive plans, retention plans, life, and accidental death and dismemberment insurance plans, health and welfare plans, 401(k) plans, and pension plans listed on Plan Schedule 1 (collectively, the “Employee Compensation and Benefit Programs”), are treated as Executory Contracts under this Plan and on the Effective Date will be assumed by the Debtors pursuant to the provisions of section 365 and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed; provided, that the employments agreements of K. Earl Reynolds, Joseph O. Evans, and James M. Miller shall, as of the Effective Date, be amended and restated as provided in the Amended Employment Agreements, respectively, and assumed by the Debtors as amended and restated.  Any payment obligations under any assumed Employee Compensation and Benefit Program that have been, or purport to have been, accelerated as a result of the commencement of these Chapter 11 Cases or the consummation of any transactions contemplated by this Plan shall be reinstated in accordance with section 1124 of the Bankruptcy Code and such acceleration shall be rescinded and deemed not to have occurred.

H.	Postpetition Hedge Agreements

On the Effective Date and pursuant to the Postpetition Hedge Order, each Postpetition Hedge Agreement shall be deemed and treated as an Executory Contract that is and shall be assumed by the Reorganized Debtors pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed.  All Postpetition Hedge Obligations shall constitute indebtedness and obligations of the Reorganized Debtors.  Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the Postpetition Hedge Agreements.  Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors under the Postpetition Hedge Agreements.

I.	Insurance Contracts

On the Effective Date, and without limiting the terms or provisions of Paragraph E of this Article VI, each Insurance Contract shall be deemed and treated as an Executory Contract that is and shall be assumed by the Debtors pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no Proof of Claim, request for administrative expense, or cure claim need be Filed.  Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of each of the Insurance Contracts.  Confirmation and Consummation of this Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors or any Insurer under the Insurance Contracts.

J.	Extension of Time to Assume or Reject

Notwithstanding anything to the contrary set forth in Article VI of this Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is ten (10) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the

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lease is unexpired.  The deemed assumption provided for in Article VI.A of this Plan shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Reorganized Debtors following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

K.Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in this Plan, each Executory Contract or Unexpired Lease that is assumed by the Debtors or the Reorganized Debtors shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing has been previously rejected or repudiated or is rejected or repudiated hereunder.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, initial distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as is practicable.  Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  Distributions on account of Disputed Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Article VIII hereof.

B.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan, the Confirmation Order or Final Order of the Bankruptcy Court, or required by applicable bankruptcy law (including, without limitation, as required pursuant to section 506(b) or section 511 of the Bankruptcy Code), postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

C.Distributions by the Reorganized Debtors or Other Applicable Distribution Agent

Other than as specifically set forth below, the Reorganized Debtors or other applicable Distribution Agent shall make all distributions required to be distributed under this Plan.  Distributions on account of the Allowed Prepetition Credit Agreement Claims and Allowed Prepetition Notes Claims shall be made to the Prepetition Credit Agreement Agent and the Prepetition Notes Indenture Trustee, respectively, and such agent and trustee will be, and shall act as, the Distribution Agent with respect to its respective Class of Claims in accordance with the terms and conditions of this Plan and the applicable Prepetition Debt Documents.  All distributions to Holders of Prepetition Credit Agreement Claims and Prepetition Notes Claims shall be deemed completed when made by the Reorganized Debtors to the Prepetition Credit Agreement Agent and the Prepetition Notes Indenture Trustee, as applicable.  The Reorganized Debtors may employ or contract with other entities to assist in or make the distributions

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required by this Plan and may pay the reasonable fees and expenses of such entities and the Distribution Agents in the ordinary course of business.  No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

The distributions of New Equity Interests to be made under this Plan to Holders of Allowed Prepetition Notes Claims shall be made to the Prepetition Notes Indenture Trustee, which, subject to the right of the Prepetition Notes Indenture Trustee to assert its Prepetition Notes Indenture Trustee Charging Lien against such distributions, shall transmit such distributions to Holders of Allowed Prepetition Notes Claims in accordance with the Prepetition Notes Indenture.  Notwithstanding anything to the contrary in this Plan, the Prepetition Notes Indenture Trustee may transfer or direct the transfer of such distributions through the facilities of DTC and, in such event, will be entitled to recognize and deal for all purposes under this Plan with Holders of Allowed Prepetition Notes Claims to the extent consistent with the customary practices of DTC.  The Debtors or Reorganized Debtors (as applicable) shall use their best efforts to make the New Equity Interests to be distributed to Holders of Allowed Prepetition Notes Claims eligible for distribution through the facilities of DTC.  The distributions of Subscription Rights under this Plan to Holders of Allowed Prepetition Notes Claims shall be made by the Voting and Claims Agent as provided in the applicable Rights Offering Procedures.

For the purposes of this Plan, including distributions made and notices delivered pursuant hereto, the Debtors shall treat the Repurchased Notes as having been cancelled.  For the avoidance of doubt, no Subscription Rights will be issued and no distributions will be made on account of the Repurchased Notes.  The Debtors may, in their sole discretion, formally cancel the Repurchased Notes by any appropriate means, provided, however, that the Repurchased Notes will be cancelled in any case on the Effective Date pursuant to Article V.P of this Plan.

In the event that Class 8 votes to accept this Plan, then the Reorganized Debtors shall make all distributions on account of Allowed Class 8 Claims to the Entity specified in the Royalty Payment Class Proof of Claim.  In the event that Class 8 votes to reject this Plan, then the Reorganized Debtors shall make all distributions on account of Allowed Class 8 Claims to the Entity specified by Final Order of the Bankruptcy Court or other court of competent jurisdiction.  In either case, such Entity will be, and shall act as, the Distribution Agent with respect to Allowed Class 8 Claims for all purposes under and in connection with this Plan.  All distributions to Holders of Allowed Class 8 Claims shall be deemed completed when made by the Reorganized Debtors to the applicable specified Entity, and the Debtors and the Reorganized Debtors shall have no further liability or obligations with respect to or in connection with such distributions.

D.	Delivery and Distributions; Undeliverable or Unclaimed Distributions

1.Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed.  Accordingly, the Debtors, the Reorganized Debtors or other applicable Distribution Agent will have no obligation to recognize the assignment, transfer or other disposition of, or the sale of any participation in, any Allowed Claim (other than Prepetition Debt Claims) that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims (other than Prepetition Debt Claims) who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.  The Reorganized Debtors or other applicable Distribution Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the Claims Register, or their books and records, as of the close of business on the Distribution Record Date; provided, however, that

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the Distribution Record Date shall not apply to the Prepetition Debt Claims.

2.Delivery of Distributions in General

Except as otherwise provided herein, the Debtors, the Reorganized Debtors or other applicable Distribution Agent, as applicable, shall make distributions to Holders of Allowed Claims, or in care of their authorized agents, as appropriate, at the address for each such Holder or agent as indicated on the Debtors’ or other applicable Distribution Agent’s books and records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined in the discretion of the applicable Distribution Agent (subject to the terms and conditions of the relevant Prepetition Debt Documents, if applicable); provided further, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in the latest Proof of Claim Filed by such Holder pursuant to Bankruptcy Rule 3001 as of the Distribution Record Date.

3.Minimum Distributions

Notwithstanding anything herein to the contrary, no Distribution Agent shall be required to make distributions or payments of less than $25.00 (whether in Cash or otherwise) or to make partial distributions or payments of fractions of dollars or New Equity Interests, in each case with respect to Impaired Claims.  With respect to Impaired Claims, whenever any payment or distribution of a fraction of a dollar or share of New Equity Interest under this Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar or share of New Equity Interest (up or down), with half dollars and half shares of New Equity Interest or more being rounded up to the next higher whole number and with less than half dollars and half shares of New Equity Interest being rounded down to the next lower whole number (and no Cash shall be distributed in lieu of such fractional New Equity Interest).

No Distribution Agent shall have any obligation to make a distribution on account of an Allowed Claim that is Impaired under this Plan if: (a) the aggregate amount of all distributions authorized to be made on the Subsequent Distribution Date in question is or has an economic value less than $25,000, unless such distribution is a final distribution; or (b) the amount to be distributed to the specific Holder of an Allowed Claim on such Subsequent Distribution Date does not constitute a final distribution to such Holder and is or has an economic value less than $25.00, which shall be treated as an undeliverable distribution under Article VII.D.4 below.

4.Undeliverable Distributions

(a)	Holding of Certain Undeliverable Distributions

If the distribution to any Holder of an Allowed Claim is returned to the Distribution Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then current address, at which time all currently due but missed distributions shall be made to such Holder on the next Subsequent Distribution Date (or such earlier date as determined by the applicable Distribution Agent).  Undeliverable distributions shall remain in the possession of the Reorganized Debtors or in the applicable reserve, subject to Article VII.D.4.(b) hereof, until such time as any such distributions become deliverable.  Undeliverable distributions shall not be entitled to any additional interest, dividends or other accruals of any kind on account of their distribution being undeliverable.

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(b)	Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of, such Holder) that does not assert a right pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the later of the Effective Date or the date such distribution is due shall be deemed to have forfeited its rights for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such rights for an undeliverable or unclaimed distribution against the Debtors or their Estates, the Reorganized Debtors or their respective assets or property, or any Distribution Agent.  In such case, (i) for Claims other than in Classes 4 and 5, any Cash, Plan Securities, or other property reserved for distribution on account of such Claim shall become the property of the Estates free and clear of any Claims of such Holder with respect thereto and notwithstanding any federal or state escheat laws to the contrary, and (ii) for Claims in Class 4 or Class 5, any Cash, Plan Securities and Documents, and/or other property, as applicable, held for distribution on account of such Claim shall be allocated Pro Rata by the applicable Distribution Agent for distribution among the other Holders of Claims in such Class.  Nothing contained in this Plan shall require the Debtors, the Reorganized Debtors, or any Distribution Agent to attempt to locate any Holder of an Allowed Claim.

(c)	Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims shall be null and void if not negotiated within 180 days after the issuance of such check.  In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no later than 90 days after the issuance of such checks, the Reorganized Debtors shall File with the Bankruptcy Court a list of the Holders of any un-negotiated checks.  This list shall be maintained and updated periodically in the sole discretion of the Reorganized Debtors for as long as the Chapter 11 Cases stay open.  Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued.  Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 365 days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be forever barred, estopped and enjoined from asserting any such Claim against the Debtors or their Estates, the Reorganized Debtors or their respective assets or property.  In such case, any Cash held for payment on account of such Claims shall be distributed to the applicable Distribution Agent for distribution or allocation in accordance with this Plan, free and clear of any Claims of such Holder with respect thereto and notwithstanding any federal or state escheat laws to the contrary.

E.	Compliance with Tax Requirements

In connection with this Plan and all distributions hereunder, the Reorganized Debtors or other applicable Distribution Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Debtors or other applicable Distribution Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  All Persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes.  Notwithstanding any other provision of this Plan to the contrary, pursuant to the terms of the Backstop Commitment Agreement, the Backstop Commitment Premium shall be paid free and clear of any withholding and each Holder of an Allowed Claim otherwise shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution.

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F.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

G.	Means of Cash Payment

Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option of the Debtors or the Reorganized Debtors (as applicable), by checks drawn on, or wire transfer from, a domestic bank selected by the Debtors or the Reorganized Debtors.  Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

H.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, on the Initial Distribution Date (or if a Claim is not an Allowed Claim on the Effective Date, on the Subsequent Distribution Date occurring after such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in the applicable class treatment or in Article VIII hereof.  Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

I.	Setoffs

Without altering or limiting any of the rights and remedies of the Debtors and the Reorganized Debtors under section 502(d) of the Bankruptcy Code, all of which rights and remedies are hereby reserved, the Debtors and the Reorganized Debtors may, but shall not be required to, withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, Causes of Action and Litigation Claims of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim; provided that, at least ten (10) days prior to effectuating such withholding, the Debtors or the Reorganized Debtors, as applicable, shall provide written notice thereof to the applicable Holder of such Claim, and all objections and defenses of such Holder to such withholding are preserved.  In the event that any such claims, Causes of Action or Litigation Claims are adjudicated by Final Order or otherwise resolved against the applicable Holder, the Debtors and the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of such adjudicated or resolved claims, Causes of Action or Litigation Claims.  Neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, Causes of Action or Litigation Claims, all of which are reserved unless expressly released or compromised pursuant to this Plan or the Confirmation Order.

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ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS

A.	Resolution of Disputed Claims

1.Allowance of Claims

After the Effective Date, and except as otherwise provided in this Plan, the Reorganized Debtors shall have and shall retain any and all available rights and defenses that the Debtors had with respect to any Claim, including, without limitation, the right to assert any objection to Claims based on the limitations imposed by section 502 of the Bankruptcy Code.  The Debtors and the Reorganized Debtors may contest the amount and validity of any Disputed Claim or contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.

2.Prosecution of Objections to Claims

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Reorganized Debtors shall have the authority to File objections to Claims (other than Claims that are Allowed under this Plan) and settle, compromise, withdraw or litigate to judgment objections to any and all such Claims, regardless of whether such Claims are in an Unimpaired Class or otherwise; provided, however, this provision shall not apply to Professional Fee Claims, which may be objected to by any party-in-interest in these Chapter 11 Cases.  From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court.  The Reorganized Debtors shall have the sole authority to administer and adjust the Claims Register and their respective books and records to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

3.Claims Estimation

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Disputed Claim or contingent or unliquidated Claim pursuant to applicable law, including, without limitation, section 502(c) of the Bankruptcy Code, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any such Claim, whether for allowance or to determine the maximum amount of such Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.  The rights and objections of all parties are reserved in connection with any such estimation.

4.Deadline to File Objections to Claims

Any objections to Claims shall be Filed by no later than the Claims Objection Deadline; provided that nothing contained herein shall limit the Reorganized Debtors’ right to object to Claims, if any, Filed or amended after the Claims Objection Deadline.  Moreover, notwithstanding the expiration of the Claims Objection Deadline, the Debtors or the Reorganized Debtors shall continue to have the right to amend any claims objections and to file and prosecute supplemental objections and counterclaims to a Disputed

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Claim until such Disputed Claim is Allowed.  Moreover, notwithstanding the expiration of the Claims Objection Deadline, the Reorganized Debtors shall continue to have the right to amend any claims or other objections and to File and prosecute supplemental objections and counterclaims to a Disputed Claim until such Disputed Claim is or becomes Allowed by Final Order of the Bankruptcy Court.

B.	No Distributions Pending Allowance

Notwithstanding any other provision of this Plan to the contrary, no payments or distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim has become an Allowed Claim pursuant to a Final Order.

C.	Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

On each Subsequent Distribution Date (or such earlier date as determined by the Reorganized Debtors in their sole discretion), the Reorganized Debtors or other applicable Distribution Agent will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter, and (b) on account of previously Allowed Claims of property that would have been distributed to the Holders of such Claim on the dates distributions previously were made to Holders of Allowed Claims in such Class had the Disputed Claims that have become Allowed Claims or Disallowed Claims by Final Order of the Bankruptcy Court been Allowed or disallowed, as applicable, on such dates.  Such distributions will be made pursuant to the applicable provisions of Article VII of this Plan.  For the avoidance of doubt, but without limiting the terms or conditions of Article VII.B or Paragraph B of this Article VIII, any dividends or other distributions arising from property distributed to holders of Allowed Claims in a Class and paid to such Holders under this Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims in such Class.

D.	Reserve for Disputed Claims

The Debtors, the Reorganized Debtors, and the Distribution Agent may, in their respective sole discretion, establish such appropriate reserves for Disputed Claims in the applicable Class(es) as it determines necessary and appropriate, in each case with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement or as approved by order of the Bankruptcy Court.  Without limiting the foregoing, reserves (if any) for Disputed Claims shall equal, as applicable, an amount of Cash or shares of New Equity Interests equal to 100% of distributions to which Holders of Disputed Claims in each applicable Class would otherwise be entitled under this Plan as of such date if such Disputed Claims were Allowed Claims in their respective Face Amount (or based on the Debtors’ books and records if the applicable Holder has not yet Filed a Proof of Claim and the Claims Bar Date has not yet expired); provided, however, that the Debtors and the Reorganized Debtors, as applicable, shall have the right to file a motion seeking to estimate any Disputed Claims.

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ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation

It shall be a condition to Confirmation of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof:

1.This Plan and the Restructuring Documents shall be in form and substance consistent in all material respects with the Plan Term Sheet and otherwise acceptable to the Debtors and the Required Consenting Creditors in the manner set forth in the Plan Support Agreement; and

2.The Confirmation Order shall have been entered by the Bankruptcy Court.

B.	Conditions Precedent to Consummation

It shall be a condition to Consummation of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C hereof.

1.The Confirmation Order shall have become a Final Order and such order shall not have been amended, modified, vacated, stayed, or reversed;

2.The Confirmation Date shall have occurred;

3.The Bankruptcy Court shall have entered one or more Final Orders (which may include the Confirmation Order), in form and substance acceptable to the Debtors and the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, authorizing the assumption, assumption and assignment and rejection of the Executory Contracts and Unexpired Leases by the Debtors as contemplated in this Plan and the Plan Supplement;

4.This Plan and the Restructuring Documents shall not have been amended or modified other than in a manner in form and substance consistent in all material respects with the Plan Term Sheet and otherwise acceptable to the Debtors and the Required Consenting Creditors in the manner set forth in the Plan Support Agreement;

5.The Restructuring Documents shall have been filed, tendered for delivery, and been effectuated or executed by all Entities party thereto (as appropriate), and in each case in full force and effect.  All conditions precedent to the effectiveness of such Restructuring Documents, including, without limitation, the Exit Facility Loan Agreement and the Backstop Commitment Agreement, shall have been satisfied or waived pursuant to the terms of such applicable Restructuring Documents (or shall be satisfied concurrently with the occurrence of the Effective Date);

6.All consents, actions, documents, certificates and agreements necessary to implement this Plan and the transactions contemplated by this Plan shall have been, as applicable, obtained and not otherwise subject to unfulfilled conditions, effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws, and in each case in full force and effect;

7.All governmental approvals and consents, including Bankruptcy Court approval, that are

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applicable and legally required for the consummation of this Plan shall have been obtained, not be subject to unfulfilled conditions and be in full force and effect, and all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired;

8.The Debtors shall have received, or concurrently with the occurrence of the Effective Date will receive, at least $50.0 million as contemplated in connection with the Backstop Commitment Agreement and the Rights Offering provided to the Prepetition Noteholders;

9.The New Board shall have been selected;

10.The conditions to the effectiveness of the Exit Facility Credit Agreement shall have been satisfied or waived and the Exit Facility Credit Agreement shall have closed or will close simultaneously with the effectiveness of this Plan;

11.The Plan Support Agreement shall be in full force and effect and shall not have been terminated in accordance with its terms;

12.The Carve Out Reserve shall have been funded in full in Cash by the Debtors in accordance with the terms and conditions of this Plan; and

13.To the extent invoiced, all Ad Hoc Noteholders Committee Fees and Expenses, Prepetition Credit Agreement Agent & Lenders Fees and Expenses, Prepetition Notes Indenture Trustee Fees and Expenses, and Backstop Parties Fees and Expenses shall have been paid in full in Cash or reserved in a manner acceptable to the applicable Required Consenting Creditors (or approved by order of the Bankruptcy Court) to the extent of any disputes related thereto.

C.	Waiver of Conditions

Subject to section 1127 of the Bankruptcy Code, the conditions to Confirmation and Consummation of this Plan set forth in this Article IX may be waived by the Debtors, with the consent of the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate this Plan.  The failure of the Debtors or Reorganized Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

D.	Effect of Non-Occurrence of Conditions to Confirmation or Consummation

If the Confirmation or the Consummation of this Plan does not occur with respect to one or more of the Debtors, then this Plan shall, with respect to such applicable Debtor or Debtors, be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (3) constitute an Allowance of any Claim or Equity Interest; or (4) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

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ARTICLE X.

RELEASE, discharge, INJUNCTION AND RELATED PROVISIONS

A.	General

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise.  As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained herein shall preclude any Person or Entity from exercising their rights pursuant to and consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan.

B.	Release of Claims and Causes of Action

1.Release by the Debtors.  Pursuant to section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly provided in this Plan, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, the Debtors and the Reorganized Debtors, in their respective individual capacities and as debtors-in-possession, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code (collectively, the “Debtor Releasing Parties”) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Debtor Releasing Parties) and their respective assets and properties (the “Debtor Release”) from any and all Claims, Causes of Action, Litigation Claims and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the Disclosure Statement, this Plan, the Plan Support Agreement and the Restructuring Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of the Plan Support Agreement, this Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Equity Interest of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) or that any

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Holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Reorganized Debtor (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this Debtor Release shall not operate to waive or release: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; and/or (ii) the rights of such Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed pursuant to this Plan or assumed pursuant to Final Order of the Bankruptcy Court.  The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to this Debtor Release.  Notwithstanding the foregoing, nothing in this Article X.B shall or shall be deemed to (i) prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors and/or (ii) operate as a release or waiver of any Intercompany Claims, in each case unless otherwise expressly provided for in this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is:  (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

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2.Release By Third Parties.  Except as otherwise expressly provided in this Plan, effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, and without limiting or otherwise modifying the scope of the Debtor Release provided by the Debtor Releasing Parties above, each Non-Debtor Releasing Party (together with the Debtor Releasing Parties, the “Releasing Parties”) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Non-Debtor Releasing Parties) and their respective assets and properties (the “Third Party Release”) from any and all Claims, Causes of Action, Litigation Claims and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the Disclosure Statement, this Plan, the Plan Support Agreement and the Restructuring Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of the Plan Support Agreement, this Plan, the Disclosure Statement, the Plan Supplement, the Restructuring Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale or rescission of the purchase or sale of any Equity Interest of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Non-Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) against any of the Released Parties; provided, however, that the foregoing provisions of this Third Party Release shall not operate to waive or release (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (ii) any of the indebtedness and obligations of the Debtors and/or the Reorganized Debtors under this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan (including, without limitation, the Exit Facility Loan Documents) or assumed pursuant to this Plan (including, without limitation, the Postpetition Hedge Agreements) or assumed pursuant to Final Order of the Bankruptcy Court; (iii) the rights of such Non-Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan (including, without limitation, the Exit Facility Loan Documents) or assumed pursuant to this Plan (including, without limitation, the Postpetition Hedge Agreements) or assumed pursuant to Final Order of the Bankruptcy Court; and/or (iv) any objections with respect to any Professional’s final fee application or accrued Professional Fee Claims in these Chapter 11 Cases.  The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to this Third Party Release.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Third

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Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is:  (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Third Party Release; (iii) in the best interest of the Debtors and all Holders of Claims and Equity Interests; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

C.Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims.  Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the released party.  The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

D.Discharge of Claims

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan (including, without limitation, Articles V.D, V.E, V.F, and V.G of this Plan) or the Confirmation Order, effective as of the Effective Date, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors or any of their respective assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, Equity Interests or Causes of Action.

Except as otherwise expressly provided by this Plan (including, without limitation, Articles V.D, V.E, V.F, and V.G of this Plan) or the Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code.  Such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

Except as otherwise expressly provided by this Plan (including, without limitation, Articles V.D, V.E, V.F, and V.G of this Plan) or the Confirmation Order, upon the Effective Date: (i) the rights afforded herein and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their respective assets, property, or Estates; (ii) all Claims and Equity Interests shall be satisfied, discharged, and released in full, and each of the Debtor’s liability with respect thereto shall be extinguished completely without further notice or action; and (iii) all Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, each of their respective successors and assigns, and each of their respective assets and properties, any such Claims or Equity Interests,

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whether based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date or otherwise.

E.	Exculpation

Effective as of the Effective Date, the Exculpated Parties shall neither have nor incur any liability to any Entity for any claims or Causes of Action arising prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or Consummation of this Plan, the Disclosure Statement, the Restructuring Documents or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan, including the Plan Support Agreement, or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement or Confirmation or Consummation of this Plan; provided, however, that the foregoing provisions of this exculpation shall not operate to waive or release: (i) any Causes of Action expressly set forth in and preserved by this Plan; (ii) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Exculpated Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (iii) any of the indebtedness or obligations of the Debtors and/or the Reorganized Debtors under this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with the Plan (including, without limitation, the Exit Facility Loan Documents) or assumed pursuant to this Plan (including, without limitation, the Postpetition Hedge Agreements) or assumed pursuant to Final Order of the Bankruptcy Court, (iv) the rights of any Entity to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan (including, without limitation, the Exit Facility Loan Documents) or assumed pursuant to this Plan (including, without limitation, the Postpetition Hedge Agreements) or assumed pursuant to Final Order of the Bankruptcy Court; and/or (v) any objections with respect to any Professional’s final fee application or accrued Professional Fee Claims in these Chapter 11 Cases; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its respective duties pursuant to, or in connection with, the above referenced documents, actions or inactions.  The foregoing exculpation shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person.  Notwithstanding the foregoing, nothing in this Article X.E shall or shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors, in each case unless otherwise expressly provided for in this Plan.

Effective as of the Effective Date, the Bank of New York Mellon, in its capacity as escrow agent pursuant to the Subscription Escrow Agreement (as defined in the Backstop Commitment Agreement), and its Related Persons shall neither have nor incur any liability to any Entity for any Claims or Causes of Action arising prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to, the Backstop Commitment Agreement, the Noteholders Rights Offering, or the issuance or distribution of the New Equity Interests; provided that the exculpation set forth in this paragraph shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence actual fraud, or willful misconduct.

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F.	Preservation of Causes of Action

1.Maintenance of Causes of Action

Except as otherwise provided in this Article X (including, without limitation, and for the avoidance of doubt, the Releases contained in Article X.B and Exculpation contained in Article X.E hereof) or elsewhere in this Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Litigation Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases.  The Reorganized Debtors, as the successors-in-interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Litigation Claims without notice to or approval from the Bankruptcy Court.

2.Preservation of All Causes of Action Not Expressly Settled or Released

The Debtors expressly reserve all Causes of Action and Litigation Claims for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Causes of Action and Litigation Claims not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action or Litigation Claims upon or after the Confirmation or Consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except in each case where such Causes of Action or Litigation Claims have been expressly waived, relinquished, released, compromised or settled in this Plan (including, without limitation, and for the avoidance of doubt, the Releases contained in Article X.B and Exculpation contained in Article X.E hereof) or any other Final Order (including, without limitation, the Confirmation Order).  In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

G.	Injunction

except as otherwise EXPRESSLY provided in this Plan OR THE Confirmation Order, FROM AND AFTER THE EFFECTIVE DATE, All PERSONS AND Entities ARE, To the fullest extent provided under section 524 and other applicable provisions of the Bankruptcy Code, PERMANENTLY ENJOINED FROM (i) commencing or continuing, in any manner or in any place, any suit, ACTION or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (Iv) asserting a setoff OR right of subrogation of any kind; OR (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND,  IN EACH CASE ON ACCOUNT OF OR with RESPECT to ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, Cause of action, equity interest, or remedy released or to be released, exculpated or to be exculpated, settled or to be settled or discharged or to be discharged pursuant to this Plan or the confirmation order against any PERSON OR entity so released,

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discharged, or exculpated (or the property or estate of any PERSON OR entity so released, discharged, or exculpated).  All injunctions or stays provided for in the Chapter 11 Cases under section 105 or section 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

H.	Binding Nature Of Plan

on the effective date, and effective as of the effective date, This plan shall bind, AND SHALL BE DEEMED BINDING UPON, the DEBTORS, the Reorganized Debtors, any and all holders of claims AGAINST and Equity Interests IN THE DEBTORS, all PERSONS AND entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this plan, each PERSON AND entity acquiring property under this plan, any and all non-debtor parties to executory contracts and unexpired leases with the debtors AND the RESPECTIVE SUCCESSORS AND ASSIGNS of each of the foregoing, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR entity (I) WILL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THIS PLAN, (II) HAS FILED A pROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN, AFFIRMATIVELY VOTED TO REJECT THIS PLAN or is conclusively presumed to REJECT THIS PLAN.

I.	Protection Against Discriminatory Treatment

To the extent provided by section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons and Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant, against the Reorganized Debtors, or another Person or Entity with whom the Reorganized Debtors have been associated, solely because any Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Plan Indemnity

In addition to the matters set forth in this Plan and not by way of limitation thereof, the Reorganized Debtors shall, and the Debtors shall continue to, indemnify and hold harmless all Persons who are or were managers, officers or directors of any of the Debtors at any time on or after the Petition Date on account of and with respect to any Claims (whether or not any Proof of Claim or cure claim has been Filed with respect thereto) or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities threatened or asserted by any Person against any such managers, officers or directors with respect to or based upon, in whole or in part, any act taken or omitted to be taken, or alleged act taken or omitted to be taken, in such capacities on or prior to the Effective Date, irrespective of whether such amounts are owed in connection with a prepetition or postpetition act or omission, but in each case only to the extent that the acts, omissions or alleged acts or omissions of such applicable Person were indemnifiable by the Debtors (whether in the bylaws, certificates of incorporation, charters, operating agreements, board resolutions, employment contracts or otherwise listed on Plan Schedule 1 or

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Plan Schedule 2).  The Debtors are further authorized to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Tail Policy, without further notice to or order of the Bankruptcy Court.

K.	Integral Part of Plan

Each of the provisions set forth in this Plan with respect to the settlement, release, discharge, exculpation, injunction, indemnification and insurance of, for or with respect to Claims and/or Causes of Action are an integral part of this Plan and essential to its implementation.  Accordingly, each Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision and such provision may not be amended, modified, or waived after the Effective Date without the prior written consent of such beneficiary.

ARTICLE XI.

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any such Claim or Equity Interest;

2.grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date; provided, however, that, from and after the Effective Date, the Reorganized Debtors shall pay Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;

3.resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (as applicable);

4.resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5.ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

6.decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided, however that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and

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jurisdictions;

7.enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;

8.resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

9.hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;

10.issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan;

11.enforce the terms and conditions of this Plan, the Confirmation Order, and the Restructuring Documents;

12.resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, the Indemnification and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;

13.hear and determine all Litigation Claims;

14.enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

15.hear and determine the Pipeline Sale Motion and the Pipeline Adversary Proceeding, and enter and implement any orders related to such matters and the Pipeline Sale;

16.resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any release or exculpation adopted in connection with this Plan; and

17.enter an order concluding or closing the Chapter 11 Cases.

Notwithstanding the foregoing, (i) any dispute arising under or in connection with the Exit Loan Facility shall be dealt with in accordance with the provisions of the applicable document and (ii) if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

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ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

B.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors.  On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee.  Each Debtor shall remain obligated to pay quarterly fees to the Office of the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

The Reorganized Debtors shall pay the liabilities and charges that they incur on or after the Effective Date for Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the Prepetition Notes Indenture Trustee and the fees, costs and expenses incurred by Professionals in connection with the implementation, enforcement and Consummation of this Plan and the Restructuring Documents.

C.	Conflicts

In the event that a provision of the Restructuring Documents or the Disclosure Statement (including any and all exhibits and attachments thereto) conflicts with a provision of this Plan or the Confirmation Order, the provision of this Plan and the Confirmation Order (as applicable) shall govern and control to the extent of such conflict.  In the event that a provision of this Plan conflicts with a provision of the Confirmation Order, the provision of the Confirmation Order shall govern and control to the extent of such conflict.

D.	Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in this Plan: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order in a way that is in form and substance consistent in all material respects with the Plan Term Sheet and otherwise acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, in accordance with section 1127(a) of the Bankruptcy Code; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Plan in a way that is in form and substance consistent in all material respects with the Plan Term Sheet and otherwise acceptable to the Required Consenting Creditors in the manner set forth in the Plan Support Agreement, in accordance with section 1127(b) of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.  A Holder of a Claim that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or

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modification does not materially and adversely change the treatment of the Claim of such Holder.

E.	Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date and/or to File subsequent chapter 11 plans, with respect to one or more of the Debtors.  If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation of this Plan does not occur with respect to one or more of the Debtors, then with respect to the applicable Debtor or Debtors for which this Plan was revoked or withdrawn or for which Confirmation or Consummation of this Plan did not occur: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the applicable Debtors or any other Entity; (b) prejudice in any manner the rights of the applicable Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the applicable Debtors or any other Entity.

F.	Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Equity Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns.  The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

G.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and this Plan is Consummated.  Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

H.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

I.	Severability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration,

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or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

J.	Service of Documents

Any notice, direction or other communication given regarding the matters contemplated by this Plan (each, a “Notice”) must be in writing, sent by personal delivery, electronic mail, courier or facsimile and addressed as follows:

If to the Debtors:

Chaparral Energy, Inc. 701 Cedar Lake Boulevard Oklahoma City, Oklahoma 73114 Fax: (405) 425-8449 Attn: Joseph Evans Email: joe.evans@chaparralenergy.com with a copy to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attn:  Richard A. Levy

Direct Dial:  (312) 876-7692

Fax:  (312) 993-9767

Email: richard.levy@lw.com

-and-

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn:  Keith A. Simon

Direct Dial:  (212) 906-1372

Fax:  (212) 751-4864

Email:  keith.simon@lw.com

If to the Ad Hoc Noteholders Committee:

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Milbank, Tweed, Hadley & McCloy LLP Attn: Evan Fleck and Michael Price 28 Liberty Street New York, NY 10005-1413 Tel: (212) 530-5000 Fax: (212) 530-5219 Email: efleck@milbank.com mprice@milbank.com
If to the Prepetition Credit Agreement Agent:

Vinson & Elkins LLP Attn: William L. Wallander and Paul E. Heath Trammell Crow Center 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Email: bwallander@velaw.com pheath@velaw.com

A Notice is deemed to be given and received (a) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by facsimile, on the Business Day following the date of confirmation of transmission by the originating facsimile, or (c) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Section.  Any party may change its address for service from time to time by providing a Notice in accordance with the foregoing.  Any element of a party’s address that is not specifically changed in a Notice will be assumed not to be changed.  Sending a copy of a Notice to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that party.  The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a party.

K.	Exemption from Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code

Pursuant to section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer of property, pursuant to or in connection with this Plan or the Restructuring Documents shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other Governmental Unit, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment.  Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under this Plan or the Restructuring Documents, (ii) the issuance and distribution of the New Equity Interests or Plan Securities and Documents, and (iii) the maintenance or creation of security interests or any Lien as contemplated by this Plan or the Restructuring Documents.

L.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that a Restructuring Document or an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and

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enforced in accordance with, the laws of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

M.	Tax Reporting and Compliance

The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

N.	Schedules

All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated herein and are a part of this Plan as if set forth in full herein.

O.	No Strict Construction

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Prepetition Credit Agreement Agent, the Prepetition Notes Indenture Trustee, the Consenting Creditors, and their respective professionals.  Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, the Exhibits and the Plan Schedules, and the agreements and documents ancillary or related thereto.  Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, the Exhibits or the Plan Schedules, or the documents ancillary and related thereto.

P.	Entire Agreement

Except as otherwise provided herein or therein, this Plan and the Restructuring Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan and the Restructuring Documents.

Q.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

R.	2002 Notice Parties

After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Confirmation Hearing to receive documents pursuant to Bankruptcy Rule 2002.

S.	Certain Governmental Matters

Interior consents to the Reorganized Debtors’ assumption of the Debtors’ interests in the Federal Leases subject to the following: (i) the Debtors shall not abandon or otherwise reject any of the Federal

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Leases pursuant to this Plan; (ii) the Debtors and/or Reorganized Debtors will obtain any necessary consents from any Indian Landowner, as applicable; (iii) no purported assignment, sale or transfer of a Federal Lease under this Plan shall be effective without the express prior consent of lnterior (and Indian Landowner, if applicable); (iv) the Reorganized Debtors (including any transferee) shall assume and succeed to all financial assurance, bonding, maintenance, plugging and abandonment, decommissioning and other regulatory requirements and obligations under the Federal Leases; and (v) all existing defaults under the Federal Leases, including without limitation, any outstanding rents or royalties known to date, plus any accrued and unpaid interest lawfully chargeable, must be cured (or assumed, to the extent appropriate) by the Effective Date.  The Reorganized Debtors retain all rights of the Debtors to challenge any determinations related to the Federal Leases; provided that any challenge based on a defense must be raised in the administrative review process leading to a final agency determination by Interior.  As of the Reorganized Debtors’ assumption of the Debtors’ interests in the Federal Leases, all proofs of claim filed by Interior in these Chapter 11 Cases (and, for the avoidance of doubt, the Bureau of Land Management), shall be deemed withdrawn; provided that, notwithstanding such withdrawal, Interior shall retain all rights under the previously-entered orders allowing for the sale or assumption of any federal, tribal, or Indian oil and gas leases and all applicable non-bankruptcy law, rules, and regulations.

For the avoidance of doubt, nothing in this Plan or the Confirmation Order shall discharge, release, preclude or enjoin Interior’s right to perform any audit and/or compliance review on the Federal Leases, and if appropriate, collect from the Reorganized Debtors any additional monies owed by the Debtors on the Federal Leases without those rights being adversely affected by these bankruptcy proceedings.  Such rights shall be preserved in full as if this bankruptcy had not occurred and the audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996 (30 U.S.C. Section 1701, et seq., as amended) to the extent applicable to the Federal Leases under non-bankruptcy law.  The Reorganized Debtors will retain all defenses to challenge any determinations related to the Federal Leases; provided that any challenge based on a defense must be raised in the administrative review process leading to a final agency determination by Interior or in accordance with applicable non-bankruptcy law, rules, and regulations.  Further, nothing in this Plan or the Confirmation Order shall discharge, release, preclude or enjoin Interior’s right to draw on any surety bond issued to support the Debtors’ or the Reorganized Debtors’ obligations under the Federal Leases (the “Lease Bonds”), and the Reorganized Debtors will retain all rights and defenses thereto with respect to such bonds.  Any reference to the Debtors in any Lease Bonds shall be modified, if and as necessary, to mean the Reorganized Debtors upon the assumption and vesting of the Debtors’ interests in the Federal Leases to the Reorganized Debtors. The Debtors and Reorganized Debtors shall execute any documents necessary to amend the Lease Bonds in a manner consistent with this paragraph.

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Dated:  March 7, 2017

Respectfully submitted,

CHAPARRAL ENERGY, INC. AND ITS AFFILIATE DEBTORS

By:	/s/ Joseph O. Evans
Title:	Chief Financial Officer

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Exhibit 2

Redline of Plan of Reorganization

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Exhibit 3

Notice of Effective Date

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In the UNITED STATES BANKRUPTCY COURT
for the DISTRICT OF delaware

x

In re:	:	Chapter 11
:
CHAPARRAL ENERGY, Inc., et al.,	:	Case No. 16-11144 (LSS)
:
Debtors.[1]	:	Jointly Administered
:
x

NOTICE OF (I) EFFECTIVE DATE OF THE JOINT PLAN OF REORGANIZATION

FOR CHAPARRAL ENERGY, INC. AND ITS AFFILIATE DEBTORS UNDER

CHAPTER 11 OF THE BANKRUPTCY CODE AND (II) ESTABLISHING DEADLINE

FOR THE FILING OF ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS

TO ALL CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES-IN-INTEREST:

PLEASE TAKE NOTICE that an order (the “Confirmation Order”) confirming the Joint Plan Of Reorganization For Chaparral Energy, Inc. And Its Affiliate Debtors Under Chapter 11 Of The Bankruptcy Code, dated January 25, 2017 (as amended, modified or supplemented, the “Plan”) was entered by this Court on March [__], 2017.  Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that the Plan was substantially consummated, and the Effective Date (as defined in the Plan) occurred, on [_________], 2017.

Deadline For Filing Administrative Claims

PLEASE TAKE FURTHER NOTICE that [______  ], 2017, at 5:00 p.m. (Prevailing Eastern Time) (the “Administrative Claims Bar Date”) was established by this Court as the deadline by which holders of Administrative Claims must file proofs of administrative claim against the Debtors.  For your convenience, enclosed with this notice is a proof of administrative claim form (the “Proof of Administrative Claim Form”).  The Proof of Administrative Claim Form is also available free of charge on KCC’s website at http://www.kccllc.net/chaparralenergy.  You may also contact the Debtors’ Voting and Claims Agent, KCC, at (888) 830-4659.

PLEASE TAKE FURTHER NOTICE that holders of the following Administrative Claims are not required to file a Proof of Administrative Claim on or before the Administrative Claims Bar Date solely with respect to such Administrative Claim: (i) an Administrative Claim against the Debtors for which a signed proof of administrative claim has already been properly filed with the Clerk of this Court for the District of Delaware or KCC in a form substantially similar to the Proof of Administrative Claim Form; (ii) an Administrative Claim that has been previously allowed, and/or paid in full by the Debtors, in accordance with the Bankruptcy Code or an order of this Court, (iii) an Administrative Claim that constitutes a Professional Fee Claim, and (iv) an Administrative Claim on account of (a) Prepetition Credit Agreement Agent & Lenders Fees and Expenses, (b) the Ad Hoc Noteholders Committee Fees and

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Expenses, (c) Prepetition Notes Indenture Trustee Fees and Expenses, or (d) the Backstop Parties Fees and Expenses (collectively, the “Excluded Administrative Claims”).

PLEASE TAKE FURTHER NOTICE that all holders of Administrative Claims (other than Excluded Administrative Claims) must submit (by overnight mail, courier service, hand delivery, regular mail or in person) an original, written Proof of Administrative Claim Form so as to be actually received by KCC, by no later than 5:00 p.m. (Prevailing Eastern Time) on or before the Administrative Claims Bar Date ([__________], 2017) at the following address:

Chaparral Claims Processing Center

c/o KCC

2335 Alaska Avenue

El Segundo, CA 90245

Alternatively, holders of Administrative Claims may submit a Proof of Administrative Claim electronically by completing the Proof of Administrative Claim Form that can be accessed at KCC’s website, http://www.kccllc.net/chaparralenergy.

PLEASE TAKE FURTHER NOTICE that Proofs of Administrative Claims will be deemed timely filed only if actually received by KCC on or before the Administrative Claims Bar Date.  Proofs of Administrative Claims may not be delivered by facsimile, telecopy, or e-mail transmission.  Any facsimile, telecopy, or electronic mail submissions will not be accepted and will not be deemed filed until a Proof of Administrative Claim Form is submitted to KCC by overnight mail, courier service, hand delivery, regular mail, in person or electronically through KCC’s website.

PLEASE TAKE FURTHER NOTICE that parties wishing to receive acknowledgment that their Proofs of Administrative Claim Forms were received by KCC must submit (i) a copy of the Proof of Administrative Claim Form and (ii) a self-addressed, stamped envelope (in addition to the original Proof of Administrative Claim Form sent to KCC).

PLEASE TAKE FURTHER NOTICE that to be valid, your Proof of Administrative Claim Form MUST (i) be signed by the applicable holder of the Administrative Claim; (ii) be written in the English language; (iii) be denominated in lawful currency of the United States; and (iv) be submitted with copies of any supporting documentation or an explanation of why any such documentation is not available.

PLEASE TAKE FURTHER NOTICE that any holder of an Administrative Claim who is required, but fails, to file a Proof of Administrative Claim Form with KCC on or before the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claim against the Debtors or the Reorganized Debtors (or filing a Proof of Administrative Claim Form with respect thereto), and the Debtors’ and the Reorganized Debtors’ property shall be forever discharged from any and all indebtedness or liability with respect to such Administrative Claim.

ALL PLEADINGS FILED WITH, AND ORDERS GRANTED BY, THE BANKRUPTCY COURT ARE AVAILABLE FOR INSPECTION ON THE BANKRUPTCY COURT’S INTERNET SITE AT WWW.DEB.USCOURTS.GOV AND AT NO COST FROM THE REORGANIZED DEBTORS’ RESTRUCTURING WEBSITE: HTTP://WWW.KCCLLC.NET/CHAPARRALENERGY.

2

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Dated: [___________], 2017	BY THE ORDER OF THE COURT
Wilmington, Delaware	THE HONORABLE LAURIE SELBER SILVERSTEIN
Counsel for the Debtors and Debtors-in-Possession

RICHARDS, LAYTON & FINGER, P.A.		LATHAM & WATKINS LLP
Mark D. Collins (2981)		Richard A. Levy
John H. Knight (No. 3848)		Keith A. Simon
Joseph C. Barsalona II (6102)		David F. McElhoe
One Rodney Square		885 Third Avenue
920 North King Street		New York, New York 10022
Wilmington, Delaware 19801		Telephone: (212) 906-1200
Telephone: (302) 651-7700		Facsimile: (212) 751-4864
Facsimile: (302) 651-7701

3

US-DOCS\74968395.11

Exhibit 4

Notice of Confirmed Plan

US-DOCS\74968395.11

In the UNITED STATES BANKRUPTCY COURT
for the DISTRICT OF delaware

x

In re:	:	Chapter 11
:
CHAPARRAL ENERGY, Inc., et al.,	:	Case No. 16-11144 (LSS)
:
Debtors.[1]	:	Jointly Administered
:
x

NOTICE OF ENTRY OF ORDER CONFIRMING THE JOINT PLAN OF

REORGANIZATION FOR CHAPARRAL ENERGY, INC. AND ITS AFFILIATE

DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES-IN INTEREST:

Confirmation of Plan of Reorganization

PLEASE TAKE NOTICE that on May 9, 2016 (the “Petition Date”), the above captioned debtors and debtors-in-possession (the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

PLEASE TAKE FURTHER NOTICE that an order (the “Confirmation Order”) confirming the Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated January 25, 2017 (as amended, modified or supplemented, the “Plan”) was entered by the Bankruptcy Court on March [__], 2017.  Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that a copy of the Plan and the Confirmation Order may be obtained by contacting the Debtors’ Voting and Claims Agent, in writing, at Kurtzman Carson Consultants LLC (“KCC”), 2335 Alaska Avenue, El Segundo, California, 90245.  The Plan and Confirmation Order are also available free of charge on the Debtors’ restructuring website located at http://www.kccllc.net/chaparralenergy.  The Plan and the Confirmation Order can also be viewed on the Bankruptcy Court’s website at www.deb.uscourts.gov.  You may also contact the Debtors’ Voting and Claims Agent, KCC, at (888) 830-4659.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order, and their respective terms and provisions, are binding on the Debtors, the Reorganized Debtors, any entity acquiring or receiving property or a distribution under the Plan, and any present or former holder of a Claim against or Equity Interest in the Debtors and their respective successors, assigns, and parties-in-interest, including all Governmental Units, whether or not the applicable Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder or entity voted to accept or reject the

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Plan (or abstained from voting on the Plan).

ALL PLEADINGS FILED WITH, AND ORDERS GRANTED BY, THE BANKRUPTCY COURT ARE AVAILABLE FOR INSPECTION ON THE BANKRUPTCY COURT’S INTERNET SITE AT WWW.DEB.USCOURTS.GOV AND AT NO COST FROM THE REORGANIZED DEBTORS’ RESTRUCTURING WEBSITE: HTTP://WWW.KCCLLC.NET/CHAPARRALENERGY.

Dated: [___________], 2017	BY THE ORDER OF THE COURT
Wilmington, Delaware	THE HONORABLE LAURIE SELBER SILVERSTEIN
Counsel for the Debtors and Debtors-in-Possession

RICHARDS, LAYTON & FINGER, P.A.		LATHAM & WATKINS LLP
Mark D. Collins (2981)		Richard A. Levy
John H. Knight (No. 3848)		Keith A. Simon
Joseph C. Barsalona II (6102)		David F. McElhoe
One Rodney Square		885 Third Avenue
920 North King Street		New York, New York 10022
Wilmington, Delaware 19801		Telephone: (212) 906-1200
Telephone: (302) 651-7700		Facsimile: (212) 751-4864
Facsimile: (302) 651-7701

2

US-DOCS\80774632.13